SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 15, 2001
(TO PROSPECTUS DATED MARCH 8, 2001)

                                 $1,612,600,000
                        (APPROXIMATE, SUBJECT TO CHANGE)

                      [LOGO OF HOMEQ SERVICING CORPORATION]

                               HOMEQ TRUST 2001-A
                 HOMEQ ASSET BACKED CERTIFICATES, SERIES 2001-A

                          We will form a trust and the trust will issue HomEq Asset Backed Certificates, Series 2001-A. We are offering for sale only the certificates listed in the table below:

                         -------------------- -------------------- --------------------- ------------------------ ------------------
                                                   ORIGINAL                                     EXPECTED                FINAL
                                                   PRINCIPAL            REMITTANCE               RATING                MATURITY
                                CLASS               AMOUNT*              RATE (1)           S&P        MOODY'S           DATE
                         -------------------- -------------------- --------------------- ----------- ------------ ------------------
Consider carefully               AC                 $ 952,413,000     LIBOR + 0.26%         AAA          Aaa             9/15/2029
the risk factors         -------------------- -------------------- --------------------- ----------- ------------ ------------------
beginning on page               MC-1                 $ 72,271,000     LIBOR + 0.65%          AA          Aa2             5/15/2029
S-9 in this              -------------------- -------------------- --------------------- ----------- ------------ ------------------
prospectus                      MC-2                 $ 40,897,000     LIBOR + 1.10%          A           A2              3/15/2029
supplement and           -------------------- -------------------- --------------------- ----------- ------------ ------------------
on page 30 in                    BC                  $ 39,217,000     LIBOR + 1.95%         BBB         Baa2             5/15/2040
the prospectus.          -------------------- -------------------- --------------------- ----------- ------------ ------------------
The certificates                 AN                 $ 441,015,000     LIBOR + 0.27%         AAA          Aaa            10/15/2029
represent non-           -------------------- -------------------- --------------------- ----------- ------------ ------------------
recourse                        MN-1                 $ 30,335,000      LIBOR+ 0.65%          AA          Aa2             7/15/2029
obligations              -------------------- -------------------- --------------------- ----------- ------------ ------------------
of the trust                    MN-2                 $ 19,628,000     LIBOR + 1.10%          A           A2              5/15/2029
only.                    -------------------- -------------------- --------------------- ----------- ------------ ------------------
                                 BN                  $ 16,824,000     LIBOR + 1.95%         BBB         Baa2             1/15/2040
                         -------------------- -------------------- --------------------- ----------- ------------ ------------------
                                Total              $1,612,600,000
                         -------------------- -------------------- --------------------- ----------- ------------ ------------------
                         * Approximate, subject to change of not more than 5.0%.

                    (1) The remittance rate for each class of offered certificates is subject to certain interest rate caps. See "Description of the Certificates--Flow of Funds" in this prospectus supplement. Also, the remittance rate for each class of offered certificates will increase if the servicer does not exercise the clean-up call.

                         The primary assets of the trust will consist of two pools of single family residential mortgage loans. The loans in each pool bear fixed and adjustable rates of interest and are secured primarily by first and second liens on residential properties.

                         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                         Subject to the satisfaction of particular conditions, the underwriters named below will purchase the offered certificates from us. See "Underwriting" in this prospectus supplement. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters will pay us an amount equal to approximately 99.78% of the aggregate principal balance of the offered certificates, before deducting issuance expenses payable by us estimated to be $1,936,000.

                         First Union Securities, Inc. expects to enter into market making transactions in the offered certificates and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This prospectus supplement and the prospectus may be used by First Union Securities, Inc. in connection with these transactions.

The offered certificates will be delivered in book-entry form only on or about March 19, 2001.

                          ----------------------------

                          FIRST UNION SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON                                SALOMON SMITH BARNEY
May 30, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    Prospectus Supplement And The Prospectus

          We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the prospectus, which provides general information, some of which may not apply to the offered certificates; and

o this prospectus supplement, which describes the specific terms of the offered certificates.

          IF THE DESCRIPTION OF YOUR OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

          You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-101 in this prospectus supplement.

          Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The following table of contents provides the pages on which these captions are located. Any capitalized terms that are used but not defined in this prospectus supplement are defined in the accompanying prospectus.

                                TABLE OF CONTENTS

Prospectus Supplement

                                                     Page
Summary...............................................S-3
Risk Factors..........................................S-9
The Loan Pools.......................................S-13
Yield, Maturity And Prepayment Considerations........S-42
The Representative and The Originators...............S-53
Description of the Certificates......................S-56
The Agreement........................................S-82
Federal Income Tax Consequences......................S-91
State Tax Considerations.............................S-92
ERISA Considerations.................................S-93
Legal Investment.....................................S-96
Underwriting.........................................S-96
Ratings..............................................S-97
Legal Matters........................................S-98
Index Of Principal Terms.............................S-99
Annex A Global Clearance, Settlement And Tax
     Documentation  Procedures........................A-1
Annex B  Notional Amounts.............................B-1


Prospectus

                                                     Page
Prospectus Supplement.................................2
Available Information.................................2
Reports to Securityholders............................3
Incorporation of Certain Documents by Reference.......3
Summary of Terms......................................5
Risk Factors.........................................30
The Trusts...........................................37
Use of Proceeds......................................55
The Representative and the Originators...............55
The Single Family Loan Lending Program...............55
Description of the Securities........................61
Credit Enhancement...................................71
Maturity, Prepayment and Yield Considerations........78
The Agreements.......................................80
Certain Legal Aspects of the Mortgage Loans..........94
Federal Income Tax Consequences.....................107
ERISA Considerations................................142
Legal Investment Considerations.....................144
Plan of Distribution................................145
Legal Matters.......................................146
Financial Information...............................146
Rating..............................................146
Index of Principal Terms............................147
Appendix I - Auction Procedures.....................I-1
Appendix II - Settlement Procedures................II-1

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

PRINCIPAL PARTIES

THE TRUST

o    HomEq Trust 2001-A

ORIGINATORS OF LOANS

o HomEq Servicing Corporation and its subsidiaries. HomEq Servicing Corporation was formerly known as TMS Mortgage, Inc. and is a wholly-owned subsidiary of The Money Store Inc.

REPRESENTATIVE AND SERVICER

o    HomEq Servicing Corporation

REPLACEMENT SERVICER

Prior to the occurrence of an event of default, the holders of more than 50% of the Class X certificates may require the servicer to:

o    appoint a special sub-servicer for specific loans; or

o replace HomEq Servicing Corporation as servicer with an entity to be named by the holders of the Class X certificates that is satisfactory to the rating agencies and has been designated at least a select servicer by Standard & Poor's.


Prior to the occurrence of an event of default, the holders of the offered certificates will not be entitled to vote on a replacement servicer.

TRUSTEE

o    Wells Fargo Bank Minnesota, National Association

CUSTODIAN

o    First Union National Bank

TRUST ADMINISTRATOR

o    First Union National Bank

RATE AGREEMENTS PROVIDER

o    Rabobank Nederland, New York Branch

DATES

CUT-OFF DATE

February 28, 2001. The trust will receive payments made on the loans after this date.

CLOSING DATE

March 19, 2001.

REMITTANCE DATES

The 15th day of each month, or if such day is not a business day, the next business day, beginning in April 2001.

RECORD DATES

The last day of the calendar month immediately preceding a remittance date.

DESCRIPTION OF THE CERTIFICATES

CLASSES

We are offering for sale the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:

                     POOL I CERTIFICATES

               Original Principal
   CLASS            AMOUNT*          REMITTANCE RATE(1)
 ---------     -----------------     ------------------
AC            $952,413,000          LIBOR + 0.26%
MC-1          $72,271,000           LIBOR + 0.65%
MC-2          $40,897,000           LIBOR + 1.10%
BC            $39,217,000           LIBOR + 1.95%



                POOL II CERTIFICATES

               Original Principal
   CLASS            Amount*          REMITTANCE RATE(1)
 ---------                           ------------------
AN            $441,015,000          LIBOR + 0.27%
MN-1          $30,335,000           LIBOR + 0.65%
MN-2          $19,628,000           LIBOR + 1.10%
BN            $16,824,000           LIBOR + 1.95%

-----------
* Approximate, subject to change of not more than 5.0%.

(1) The remittance rate for each class of offered certificates is subject to certain interest rate caps. See "Description of the Certificates--Flow of Funds" in this prospectus supplement. Also, the remittance rate for each class of offered certificates will increase if the servicer does not exercise the clean-up call.

The trust also will issue Class X certificates and Class R certificates. These certificates are not being offered for sale.

POOLS

The offered certificates and the loans will each be divided into two pools. The pool I certificates will receive payments primarily from the pool I loans. The pool II certificates will receive payments primarily from the pool II loans. However, excess interest received on the loans of one pool will be available to pay the certificates in the other pool.

DENOMINATIONS

The offered certificates will be issued in book-entry form in minimum denominations of $25,000 and in multiples of $1,000 in excess thereof.

You may hold your offered certificates through The Depository Trust Company, Clearstream Banking, societe anonyme or the Euroclear System.

INTEREST

o INTEREST ACCRUAL PERIOD--Initially, the period beginning on the closing date and ending on the day immediately preceding the first remittance date. Thereafter, the period beginning on a remittance date and ending on the day immediately preceding the next remittance date.

o    INTEREST CALCULATIONS--Actual/360

o RATE CAPS--The remittance rate for each class of offered certificates will be subject to rate caps. However, the trust will enter into separate rate agreements for each pool to help mitigate the effect of the rate caps.

o MARGIN INCREASE--On each remittance date following the date when the outstanding balance of the loans declines to 10% of their balance as of the cut-off date, the margin used to determine the remittance rate for the Class AC and Class AN certificates will double and the margin used to determine the remittance rate for each other class of offered certificates will increase by one-half.

Please see "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement for a description of how the interest rate for each class of offered certificates is calculated and the adjustments that may be made for each remittance date. Also see "Description of the Certificates-- Supplemental Payments" in this prospectus supplement for a description of how the rate agreement will help mitigate the effect of rate caps.

PRINCIPAL

Principal payments on the certificates will be made from:

o    principal collections received on the loans of the related pool;

o    excess interest received on the loans of the related pool; and

o    excess interest received on the loans of the other pool.

Please see "Description of the Certificates-- Distributions on the Certificates" in this prospectus supplement for a complete description of the amount of principal payable on each remittance date.

PRIORITY OF PAYMENTS

On each remittance date amounts available to make distributions on each pool of certificates will be applied in the following order of priority:

1.   fees and expenses owed to certain of the transaction parties;

2.   interest to the Class AC and Class AN certificates;

3.   interest to the Class MC-1 and Class MN-1 certificates;

4.   interest to the Class MC-2 and Class MN-2 certificates;

5.   interest to the Class BC and Class BN certificates;

6.   principal to the Class AC and Class AN certificates;

7.   principal to the Class MC-1 and Class MN-1 certificates;

8.   principal to the Class MC-2 and Class MN-2 certificates;

9.   principal to the Class BC and Class BN certificates;

10. realized losses allocated on prior remittance dates to the Class MC-1 and Class MN-1 certificates;

11. realized losses allocated on prior remittance dates to the Class MC-2 and Class MN-2 certificates;

12. realized losses allocated on prior remittance dates to the Class BC and Class BN certificates;

13.  reimbursements to the servicer;

14.  cross-collateralization to the other pool;

15.  interest not received on prior remittance dates due to interest rate caps;
     and

16.  any remainder to the Class X and Class R certificates.

RATE AGREEMENTS

The trust will enter into two separate rate agreements. The first rate agreement will last 10 years and will benefit the pool I certificates. The second rate agreement will last 10 years and will benefit the pool II certificates. If during the covered period LIBOR exceeds 5.88% per annum, the trust will receive a payment under the applicable rate agreement. These payments will be applied to pay interest on the certificates of the related pool.

ADVANCES

The servicer will advance delinquent payments of interest, but not principal, on the loans if insufficient funds have been collected to pay interest on the offered certificates, unless the servicer determines that the advance would not be recovered from future payments on such loans. These advances are only intended to maintain a regular flow of scheduled interest payments on the offered certificates and are not intended to guarantee or insure against losses.

COMPENSATING INTEREST

If a loan prepays, the servicer will pay a portion of its servicing compensation to the trust so that certificateholders receive a full month's interest on the prepaid loan.

DESCRIPTION OF LOANS

GENERAL

The trust will include primarily two pools of single family, residential mortgage loans originated or purchased by HomEq Servicing Corporation or its subsidiaries. The loans in each pool bear fixed and adjustable rates of interest and are secured primarily by first and second liens on residential properties.

CHARACTERISTICS OF THE LOANS

The statistical information presented in this prospectus supplement concerning the loans is based on the characteristics as of February 28, 2001 of preliminary pools of loans. We expect that certain of these loans will be deleted from, and certain other loans may be added to, the actual pools of loans delivered on the closing date. We believe that the characteristics of the actual loans we deliver on the closing date will not differ materially from the characteristics described in this prospectus supplement.

POOL I

Number of loans:                                  17,987
Aggregate principal
  balance:                             $1,145,651,403.78
Range of principal
  balances:                       $271.59 to $387,608.33
Average principal
  balance:                                    $63,693.30
Range of current
  interest rates:                      6.240% to 16.990%
Weighted average
  interest rate:                                  9.237%
Weighted average
  CLTV:                                          78.628%
Weighted average
  original term to
  maturity (months):                                 310
Range of remaining
  term to maturity
  (months):                                    14 to 459
Weighted average
  remaining term to
  maturity (months):                                 289
 POOL II

Number of loans:                                 9,823
Aggregate principal
  balance:                             $523,336,017.56
Range of principal
  balances:                       $83.40 to $79,216.23

Average principal
  balance:                                  $53,276.60
Range of current
  interest rates:                    5.000% to 17.000%
Weighted average
  interest rate:                                9.844%
Weighted average
  CLTV:                                        76.614%
Weighted average
  original term to
  maturity (months):                               309
Range of remaining
  term to maturity
  (months):                                   1 to 455
Weighted average
  remaining term to
  maturity (months):                               289
CREDIT ENHANCEMENT

The credit enhancement for the offered certificates will consist primarily of the following:

o        Over-collateralization
o        Subordination
o        Excess spread
o        Cross-collateralization

OVER-COLLATERALIZATION

On the closing date, the principal balance of the loans of each pool will exceed the principal balance of the certificates of the related pool. This excess is referred to as over-collateralization and serves as credit enhancement. The initial level of over-collateralization is expected to be approximately 1.40% for Pool I and approximately 0.40% for Pool II. We also will pay principal on the certificates with some of the interest we receive on the loans of the related pool. This will increase the amount of over-collateralization. If borrowers default on their loan payments, the loans may experience losses. If the other forms of credit enhancement are not sufficient to cover these losses, the amount of over-collateralization will be reduced. The certificates of a pool will not experience any losses until the over-collateralization of that pool is eliminated.

SUBORDINATION

Payments on the Class B certificates of one pool will be subordinate to payments on the Class A and Class M certificates of that pool and payments on the Class M certificates of one pool will be subordinate to payments on the Class A certificates of that pool. This subordination will be effected through the priority of payments described under "Description of the Certificates--Flow of Funds" in this prospectus supplement.

EXCESS SPREAD

We expect that the interest due on the loans of each pool will exceed the sum of the interest due on the certificates of that pool and the fees and expenses payable to the transaction parties. Some of this excess interest will be available to offset the losses realized on the loans of the related pool.

CROSS-COLLATERALIZATION

Excess interest from one pool of loans will provide limited cross-collateralization for the other pool of loans.

OPTIONAL PURCHASE

The servicer may purchase defaulted loans in an amount up to 10% of the aggregate principal balance of the loans as of the Cut-Off date. A defaulted loan is any loan as to which the borrower fails to pay in full three or more consecutive monthly payments.

OPTIONAL TERMINATION

The servicer may terminate the trust when the then outstanding aggregate principal balance of the loans is less than 10% of the aggregate principal balance of the loans as of the Cut-Off date.

TAX CONSIDERATIONS

For Federal income tax purposes, elections will be made to treat certain assets of the trust as real estate mortgage investment conduits, called REMICs. Each class of offered certificates will consist of an instrument composed of a class of "regular interests" in a REMIC and a right to receive certain supplemental payments. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.


ERISA CONSIDERATIONS

Subject to the considerations discussed in this prospectus supplement under "ERISA Considerations," the offered certificates are eligible for purchase by employee benefit plans.

LEGAL INVESTMENT

The certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     An investment in the offered certificates involves significant risks. Before you decide to invest, you should consider carefully the following risk factors and the risk factors discussed under the heading "Risk Factors" in the prospectus.

THE HOLDERS OF THE CLASS X         Prior to the occurrence of an event of
CERTIFICATES MAY REPLACE           default, the holders of more than 50% of the
THE SERVICER                       Class X certificates may require the servicer
                                   to:

                                   o    appoint a special sub-servicer for
                                        specific loans; or

                                   o    replace HomEq Servicing Corporation as
                                        servicer with an entity to be named by
                                        the holders of more than 50% of the
                                        Class X certificates that is
                                        satisfactory to the rating agencies and
                                        has been designated at least a select
                                        servicer by Standard & Poor's.

                                   Prior to the occurrence of an event of
                                   default, the holders of the offered
                                   certificates will not be entitled to vote on a replacement servicer.

                                   Any transfer of servicing may result in
                                   short-term increases in delinquencies on the loans and other interruptions in servicing.

YOU MAY HAVE DIFFICULTY SELLING    We will not list the offered certificates on
YOUR CERTIFICATES                  any securities exchange. As a result, if you
                                   want to sell your certificates you must
                                   locate a purchaser that is willing to
                                   purchase those certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters will do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities, i.e., there has been a lack of liquidity, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.

THE TRUST HAS LIMITED ASSETS       The loans and the rate agreements will be the
TO MAKE PAYMENTS ON YOUR           sole sources of payment for the certificates.
CERTIFICATES                       The rate agreements will each last for 10
                                   years and are intended to provide
                                   certificateholders with sufficient interest payments. After the rate agreements expire, the trust will depend solely on payments received on the loans to make payments on the certificates. The subordination of the Class
                                   M and Class B certificates to the Class A certificates, the further subordination of the Class B certificates to the Class M certificates, and the overcollateralization provisions of the trust are the sole sources of protection against losses on loans and other shortfalls in available funds. If losses or other shortfalls exceed the protection afforded by such mechanisms, certificateholders will bear such losses and shortfalls.

DEFAULTS ON JUNIOR LIENS MAY       Many of the pool I loans are secured by
RESULT IN MORE SEVERE LOSSES       junior liens on the related collateral. If a
                                   borrower on such a loan defaults, the trust's right to liquidation proceeds is subordinate to the rights of the holders of the prior liens. There may be insufficient proceeds to pay the holders of the prior liens and the trust.

GEOGRAPHIC CONCENTRATION MAY       Approximately 8.85%, 7.52%, 4.82%, 4.51%,
RESULT IN MORE FREQUENT            4.32%, and 4.22% of the loans in pool I, by
LOSSES                             principal balance, are secured by residential
                                   properties located in the states of New York, California, Washington, Pennsylvania, Ohio, and Michigan, respectively, and approximately
                                   10.09%, 5.26%, 5.19%, 5.02%, 4.59%, and 4.46%
                                   of the loans in pool II, by principal
                                   balance, are secured by residential
                                   properties located in the states of
                                   California, Pennsylvania, Michigan, Texas,
                                   Georgia, and Ohio, respectively. These states may suffer economic problems to a greater degree than other states. This may lead to higher levels of delinquencies and losses than would be the case if the loans were more geographically diversified. In addition,
                                   California is more likely to experience
                                   natural disasters, such as earthquakes and floods, than are other parts of the country.

THE CLASS M AND CLASS B            If the trust has insufficient funds to make
CERTIFICATES HAVE A GREATER        all required distributions, the Class A
RISK OF LOSS THAN THE              certificates of one pool will receive full
CLASS A CERTIFICATES               interest payments prior to the Class M
                                   certificates of that pool and the Class B certificates of that pool, and the Class M certificates of one pool will receive full interest payments prior to the Class B certificates of that pool. Also, the Class M certificates of one pool will not receive any principal until the Class A certificates of that pool are paid all the principal they are entitled to receive on a remittance date, and the Class B certificates of one pool will not receive any principal until the Class A and Class M certificates of that pool are paid all the principal they are entitled to receive on a remittance date. Therefore, it is more likely that the holders of the Class
                                   B and Class M certificates will realize
                                   losses than the Class A certificates if there are insufficient assets in the trust.

YOUR REMITTANCE RATE MAY BE        You may not receive interest at your
LIMITED                            remittance rate as a result of an interest
                                   rate cap. Any interest not paid as the result of an interest rate cap may subsequently be paid to you on a subordinated basis. The interest rate cap may occur since:

                                   o    Many of the loans in each pool bear
                                        interest at fixed rates;

                                   o    The loans in each pool that are
                                        adjustable rate loans will adjust their
                                        interest rates less frequently than the
                                        certificates related to such pool;

                                   o    The pool I and pool II rate agreements
                                        each provide partial protection only for 10 years; and

                                   o    If prepayments on the loans in either
                                        pool I or pool II occur at a rate slower than anticipated, the notional amounts of the related interest rate agreement may be less than the amount required to fully pay current interest on the either the pool I or pool II certificates, as applicable.

OUR PARENT'S INSOLVENCY MAY        So long as adverse events do not occur, the
RESULT IN OTHERS OWNING THE        cash payments received on the loans and other
TRUST'S ASSETS                     funds will be held by our parent, First Union
                                   National Bank. First Union National Bank may commingle this cash with its other funds for specified periods. The trustee may be unable to access this cash in a timely manner if First Union National Bank becomes subject to an insolvency proceeding, receivership or conservatorship.

                                 THE LOAN POOLS

GENERAL

          The statistical information presented in this Prospectus Supplement concerning the loans (the "Loans") is based on the characteristics as of February 28, 2001 (the "Cut-Off Date") of preliminary pools (each, a "Pool") expected to be sold to the Trust on the Closing Date. On the Closing Date, we will sell the principal balances of the Loans as of the Cut-Off Date, after giving effect to all payments received on the Loans on or before this date. We expect that certain of the Loans included in the preliminary Pools will be deleted from, and certain other Loans may be added to, the actual Pools of Loans delivered on the Closing Date. However, we believe that the characteristics of the actual Loans we deliver on the Closing Date will not differ materially from the characteristics described in the following charts.

          The Loans consist of mortgages, deeds of trust or other security instruments (the "Mortgages"), and the related promissory notes (the "Notes"), secured primarily by one- to four-family residences (the "Mortgaged Properties"). The aggregate principal balance of the Loans in the first pool (the "Pool I Loans") as of the Cut-Off Date was $1,145,651,403.78, and the aggregate principal balance of the Loans in the second pool (the "Pool II Loans") as of the Cut-Off Date was $523,336,017.56. The Loans were originated and underwritten, or purchased and re-underwritten, by one of the Originators, substantially in accordance with the underwriting criteria described in the Prospectus under the heading "The Single Family Loan Program--Underwriting Criteria." However, with respect to 7.14% of the Pool I Loans and 5.31% of the Pool II Loans, based upon their original principal balances, the Originators may not have independently verified the income of the related obligors. Certain of the Pool I and Pool II Loans contain provisions requiring the related Mortgagor to pay a penalty in connection with certain prepayments.

          Each Loan bears a fixed or adjustable rate of interest and is secured primarily by a first or second lien on the related Mortgaged Property. The interest rate borne by a Loan is referred to as its "Loan Interest Rate." As of the Cut-Off Date, 78.63% of the Pool I Loans and 61.64% of the Pool II Loans bore interest at a fixed rate, and 21.37% of the Pool I Loans and 38.36% of the Pool II Loans bore interest at an adjustable rate.

          As of the Cut-Off Date, the Loan Interest Rates of the Pool I Loans ranged from 6.240% to 16.990% per annum and the Loan Interest Rates of the Pool II Loans ranged from 5.000% to 17.000% per annum. As of the Cut-Off Date, the weighted average Loan Interest Rate of the Pool I Loans was 9.237% per annum and the weighted average Loan Interest Rate of the Pool II Loans was 9.844% per annum.

          As of the Cut-Off Date, the average principal balances of the Pool I and Pool II Loans were $63,693.30 and $53,276.60, respectively. Loans not originated by an Originator or Loans having original principal balances less than or equal to $15,000 may not be covered by title insurance policies. The weighted average remaining terms to stated maturity of the Pool I and Pool II Loans will be no more than approximately 289 months and 289 months, respectively. The weighted average terms to stated maturity of the Pool I and Pool II Loans at origination were, as of the Cut-Off Date, 310 months and 309 months, respectively. As of the Cut-Off Date, 1.41% of the Pool I Loans and 0.60% of the Pool II Loans were Balloon Loans. No Loan provides for negative amortization.

          For each adjustable rate Loan, the related Loan Interest Rate will change initially after the period set forth in the related Mortgage Note and periodically thereafter. Each date on which the Loan Interest Rate for a Loan changes is referred to as the "Change Date" for the related Loan. As of the Cut-Off Date, 18.35% of the Pool I Loans and 21.56% of the Pool II adjustable rate Loans will have their first Change Date occurring within the next 24 months, 34.65% of the Pool I adjustable rate Loans and 43.41% of the Pool II adjustable rate Loans will have their first Change Date occurring within the next 25 to 36 months, and 23.63% of the Pool I adjustable rate Loans and 22.75% of the Pool II adjustable rate Loans will have their first Change Date occurring within the next 37 to 48 months. The remaining 23.37% of the Pool I adjustable rate Loans and 12.28% of the Pool II adjustable rate Loans have already had their first Change Date.

          As of the Cut-Off Date, the Loan Interest Rate relating to 99.73% of the Pool I adjustable rate Loans and 99.97% of the Pool II adjustable rate Loans will adjust on each applicable Change Date to equal the sum of

o    the six month London Interbank Offered Rate for U.S. dollar deposits, and

o the number of basis points set forth in the related Mortgage Note (the "Gross Margin")

subject to rounding and to the effects of applicable periodic rate caps, lifetime caps and lifetime floors. The Loan Interest Rate relating to the remainder of the Loans in each Pool will adjust on each Change Date to equal the sum of

o the applicable One-Year Constant Maturity Treasury Index ("CMT" or the "Treasury Index") as published by the Federal Reserve Board in the applicable Federal Reserve Board Statistical Release No. H.15, and

o    the related Gross Margin

subject to rounding and to the effects of applicable periodic rate caps, lifetime caps and lifetime floors.

          Based upon the original principal balances of the Loans, as of the Cut-Off Date, 55.48% and 52.95% of the Pool I and Pool II Loans, respectively, had a Combined Loan-to-Value Ratio exceeding 80%. As of the Cut-Off Date, no Pool I or Pool II Loan had a Combined Loan-to-Value Ratio exceeding 100%. The weighted average Combined Loan-to-Value Ratios of the Pool I and Pool II Loans, as of the Cut-Off Date, were 78.63% and 76.61%, respectively. The Loans are not insured or guaranteed by any governmental entity.

     Set forth below is a description of certain characteristics of the Pool I Loans as of the Cut-Off Date. Certain of the percentage columns may not sum to 100.00% due to rounding.

                   POOL I - GEOGRAPHICAL DISTRIBUTION OF LOANS


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
STATE                                                       LOANS            LOAN BALANCE            LOAN BALANCE
-----                                                     ---------     ----------------------      --------------

Alabama...........................................              4         $    125,942.20                0.01%
Alaska............................................             46            3,475,625.61                0.30
Arizona...........................................            368           22,757,247.89                1.99
Arkansas..........................................            166            7,699,277.62                0.67
California........................................          1,040           86,123,717.03                7.52
Colorado..........................................            212           18,548,966.33                1.62
Connecticut.......................................            115            8,406,224.01                0.73
Delaware..........................................             72            6,070,736.80                0.53
District of Columbia..............................             29            2,542,587.03                0.22
Florida...........................................            828           47,491,297.08                4.15
Georgia...........................................            608           38,336,757.00                3.35
Hawaii............................................              3               96,812.58                0.01
Idaho.............................................            150            9,872,753.34                0.86
Illinois..........................................            638           40,041,696.81                3.50
Indiana...........................................            538           31,115,739.93                2.72
Iowa..............................................            142            6,966,087.47                0.61
Kansas............................................            248           13,317,127.43                1.16
Kentucky..........................................            343           19,057,443.57                1.66
Louisiana.........................................            355           20,891,577.61                1.82
Maine.............................................            186           12,463,198.92                1.09
Maryland..........................................            237           18,508,882.71                1.62
Massachusetts.....................................            227           20,367,100.88                1.78
Michigan..........................................            748           48,382,681.44                4.22
Minnesota.........................................            296           17,002,433.90                1.48
Mississippi.......................................            371           18,026,201.41                1.57
Missouri..........................................            467           25,379,050.46                2.22
Montana...........................................             66            4,238,231.48                0.37
Nebraska..........................................            134            8,017,409.98                0.70
Nevada............................................            250           15,963,531.42                1.39
New Hampshire.....................................            135           11,468,114.30                1.00
New Jersey........................................            510           42,682,264.46                3.73
New Mexico........................................            148            9,818,638.16                0.86
New York..........................................          1,428          101,348,116.50                8.85
North Carolina....................................            827           48,293,378.08                4.22
North Dakota......................................             30            1,358,925.88                0.12
Ohio..............................................            802           49,440,309.23                4.32
Oklahoma..........................................            285           13,405,632.38                1.17
Oregon............................................            281           20,894,694.26                1.82
Pennsylvania......................................            884           51,628,514.02                4.51
Rhode Island......................................             39            2,816,545.77                0.25
South Carolina....................................            502           26,614,866.19                2.32
South Dakota......................................             72            4,079,418.19                0.36
Tennessee.........................................            401           24,528,449.84                2.14
Texas.............................................          1,062           47,168,768.60                4.12
Utah..............................................            168           13,413,535.27                1.17
Vermont...........................................            146            8,732,432.04                0.76
Virginia..........................................            298           19,194,827.61                1.68
Washington........................................            688           55,170,080.45                4.82
West Virginia.....................................            168            8,044,831.47                0.70
Wisconsin.........................................            187           11,636,720.09                1.02
Wyoming...........................................             39            2,626,001.05                0.23
                                                           ------       -----------------              -------
TOTAL.............................................         17,987       $1,145,651,403.78              100.00%
                                                           ======       =================              =======



                                     POOL I
                           CUT-OFF DATE LOAN BALANCES


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
CUT-OFF  DATE LOAN BALANCES                                 LOANS            LOAN BALANCE            LOAN BALANCE
---------------------------                               ---------     ----------------------      -------------
$    0.01 -     10,000.00.........................            379           $   2,821,254.88              0.25%
 10,000.01 -    20,000.00.........................          1,552              24,158,467.53              2.11
 20,000.01 -    30,000.00.........................          2,100              52,887,392.09              4.62
 30,000.01 -    40,000.00.........................          2,166              76,332,249.73              6.66
 40,000.01 -    50,000.00.........................          1,934              86,983,645.24              7.59
 50,000.01 -    60,000.00.........................          1,866             102,617,974.31              8.96
 60,000.01 -    70,000.00.........................          1,700             110,389,081.26              9.64
 70,000.01 -    80,000.00.........................          1,446             108,091,685.86              9.43
 80,000.01 -    90,000.00.........................          1,023              86,993,387.76              7.59
 90,000.01 -   100,000.00..........................           835              79,368,101.93              6.93
100,000.01 -   110,000.00.........................            664              69,820,149.62              6.09
110,000.01 -   120,000.00.........................            532              61,080,112.82              5.33
120,000.01 -   130,000.00.........................            409              51,016,863.48              4.45
130,000.01 -   140,000.00.........................            301              40,566,703.23              3.54
140,000.01 -   150,000.00.........................            234              33,881,969.29              2.96
150,000.01 -   160,000.00.........................            182              28,231,548.13              2.46
160,000.01 -   170,000.00.........................            143              23,578,631.40              2.06
170,000.01 -   180,000.00.........................            107              18,746,439.55              1.64
180,000.01 -   190,000.00.........................             84              15,577,717.48              1.36
190,000.01 -   200,000.00.........................             83              16,204,541.31              1.41
200,000.01 -   250,000.00.........................            202              44,327,494.90              3.87
250,000.01 -   300,000.00.........................             43              11,272,140.20              0.98
300,000.01 -   350,000.00.........................              1                 316,243.45              0.03
350,000.01 -   400,000.00.........................              1                 387,608.33              0.03
                                                           ------        -------------------            -------
TOTAL.............................................         17,987       $    1,145,651,403.78           100.00%
                                                           ======        ===================            =======

                                     POOL I
                             ORIGINAL LOAN BALANCES
===================================================================================================================


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
ORIGINAL LOAN BALANCES                                      LOANS            LOAN BALANCE            LOAN BALANCE
----------------------                                    ---------     ----------------------      -------------
$     0.01 -   10,000.00..........................          268         $     1,940,318.98              0.17%
 10,000.01 -   20,000.00..........................        1,440              21,257,433.23              1.86
 20,000.01 -   30,000.00..........................        2,063              49,808,241.74              4.35
 30,000.01 -   40,000.00..........................        2,131              72,400,999.97              6.32
 40,000.01 -   50,000.00..........................        1,965              85,667,827.70              7.48
 50,000.01 -   60,000.00..........................        1,867              99,853,259.99              8.72
 60,000.01 -   70,000.00..........................        1,718             108,974,480.17              9.51
 70,000.01 -   80,000.00..........................        1,447             105,727,530.29              9.23
 80,000.01 -   90,000.00..........................        1,109              92,118,529.30              8.04
 90,000.01 -  100,000.00..........................          848              79,043,660.68              6.90
100,000.01 -  110,000.00..........................          657              67,581,461.43              5.90
110,000.01 -  120,000.00..........................          565              63,452,754.70              5.54
120,000.01 -  130,000.00..........................          424              51,871,714.56              4.53
130,000.01 -  140,000.00..........................          333              43,839,690.82              3.83
140,000.01 -  150,000.00..........................          251              35,661,983.11              3.11
150,000.01 -  160,000.00..........................          183              27,672,105.07              2.42
160,000.01 -  170,000.00..........................          154              24,811,926.71              2.17
170,000.01 -  180,000.00..........................          131              22,515,148.84              1.97
180,000.01 -  190,000.00..........................           79              14,462,456.41              1.26
190,000.01 -  200,000.00..........................           87              16,744,756.95              1.46
200,000.01 -  250,000.00..........................          217              47,030,684.30              4.11
250,000.01 -  300,000.00..........................           48              12,510,587.05              1.09
300,000.01 -  350,000.00..........................            1                 316,243.45              0.03
350,000.01 -  400,000.00..........................            1                 387,608.33              0.03
                                                         ------         ------------------            ------
TOTAL.............................................       17,987         $ 1,145,651,403.78            100.00%
                                                         ======         ==================            ======


                                     POOL I
                                   LOAN RATES


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
LOAN RATES                                                  LOANS            LOAN BALANCE            LOAN BALANCE
----------                                                ---------     ----------------------      --------------
 5.001 -  7.500% .................................         2,460          $   197,578,928.30            17.25%
 7.501 - 10.000...................................         8,499              626,929,255.17            54.72
10.001 - 12.500...................................         5,310              256,452,210.92            22.38
12.501 - 15.000...................................         1,572               60,938,764.13             5.32
15.001 - 17.500...................................           146                3,752,245.26             0.33
                                                          ------          ------------------           ------
TOTAL.............................................        17,987          $ 1,145,651,403.78           100.00%
                                                          ======          ==================           ======


                                     POOL I
                           INDICIES FOR MORTGAGE LOANS



                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
INDICIES FOR MORTGAGE LOANS                                 LOANS            LOAN BALANCE            LOAN BALANCE
---------------------------                               ---------     ----------------------       ------------

Not applicable - Fixed Rate Loans                          14,806          $  900,819,972.65             78.63%
1 YR CMT                                                       10                 653,461.17              0.06
ARM 2/28                                                      668              57,183,532.62              4.99
ARM 3/27                                                       38               3,348,148.87              0.29
ARM 4/26                                                    2,458             183,025,474.50             15.98
ARM 5/25                                                        1                  59,681.46              0.01
ARM 6MO                                                         6                 561,132.51              0.05
                                                           ------          -----------------            -------
TOTAL.............................................         17,987          $1,145,651,403.78            100.00%
                                                           ======          =================            =======

                                     POOL I
                                  GROSS MARGIN



                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
GROSS MARGIN                                                LOANS            LOAN BALANCE            LOAN BALANCE
------------                                              ---------     ----------------------      --------------

Not applicable - Fixed Rate Loans                          14,806         $   900,819,972.65             78.63%
0.001 -   2.500%                                                2                 197,327.10              0.02
2.501 -   5.000                                               152              13,303,097.23              1.16
5.001 -   7.500                                             2,986             228,311,758.42             19.93
7.501 -  10.000                                                41               3,019,248.38              0.26
                                                           ------         ------------------            -------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            =======

                                     POOL I
                                  LIFETIME CAP

                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
LIFETIME CAP                                                LOANS            LOAN BALANCE            LOAN BALANCE
------------                                              ---------     ----------------------       -------------
 Not Applicable - Fixed Rate Loans                         14,806         $   900,819,972.65             78.63%
 No Cap                                                         1                  74,320.25              0.01
 10.001 -  10.500%                                              1                  38,605.24              *
 11.001 -  11.500                                               1                  87,094.61              0.01
 12.001 -  12.500                                               1                  87,112.48              0.01
 12.501 -  13.000                                               2                 170,942.74              0.01
 13.001 -  13.500                                              24               1,684,835.96              0.15
 13.501 -  14.000                                              78               6,114,675.68              0.53
 14.001 -  14.500                                             198              15,221,248.48              1.33
 14.501 -  15.000                                             374              32,557,217.57              2.84
 15.001 -  15.500                                             469              39,272,615.90              3.43
 15.501 -  16.000                                             654              50,749,646.42              4.43
 16.001 -  16.500                                             517              37,839,438.56              3.30
 16.501 -  17.000                                             386              28,037,546.76              2.45
 17.001 -  17.500                                             179              12,810,764.09              1.12
 17.501 -  18.000                                             157              10,186,490.56              0.89
 18.001 -  18.500                                              67               4,824,000.65              0.42
 18.501 -  19.000                                              52               3,798,819.67              0.33
 19.001 -  19.500                                              15               1,110,560.28              0.10
 19.501 -  20.000                                               4                 128,628.61              0.01
 20.501 -  21.000                                               1                  36,866.62              *
                                                           ------         ------------------            ------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            ======
---------------
* Less than 0.01%


                                     POOL I
                                PERIODIC RATE CAP


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
PERIODIC RATE CAP                                           LOANS            LOAN BALANCE            LOAN BALANCE
-----------------                                         ---------     ----------------------      --------------
Not Applicable - Fixed Rate Loans                          14,806         $   900,819,972.65             78.63%
1.000%                                                      2,911             219,893,092.24             19.19
1.500                                                         250              23,735,320.71              2.07
2.000                                                          14                 870,605.31              0.08
3.000                                                           6                 332,412.87              0.03
                                                           ------         ------------------            ------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            ======

                                     POOL I
                                 LIFETIME FLOOR


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
LIFETIME FLOOR                                              LOANS            LOAN BALANCE            LOAN BALANCE
--------------                                            ---------     ----------------------      -------------
Not Applicable - Fixed Rate Loans                          14,806         $   900,819,972.65             78.63%
No Floor                                                       32               2,593,657.46              0.23
  0.001 -    5.000%                                             2                  95,205.58              0.01
  5.001 -  10.000                                           1,903             156,112,130.70             13.63
10.001 -  15.000                                            1,244              86,030,437.39              7.51
                                                           ------         ------------------            ------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            ======


                                     POOL I
                          NEXT INTEREST ADJUSTMENT DATE

                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
NEXT INTEREST ADJUSTMENT DATE                               LOANS            LOAN BALANCE            LOAN BALANCE
-----------------------------                             ---------     ----------------------      -------------
Not Applicable - Fixed Rate Loans                          14,806         $   900,819,972.65             78.63%
March, 2001                                                   146              13,186,184.80              1.15
April, 2001                                                   132              11,347,940.30              0.99
May, 2001                                                     109               8,538,824.91              0.75
June, 2001                                                    133              11,106,450.67              0.97
July, 2001                                                     56               4,642,313.22              0.41
August, 2001                                                  107               9,805,656.11              0.86
September, 2001                                                13               1,048,219.04              0.09
October, 2001                                                  16               1,478,982.23              0.13
November, 2001                                                  5                 392,484.86              0.03
December, 2001                                                  3                 269,364.86              0.02
January, 2002                                                   2                  63,505.45              0.01
February, 2002                                                  1                  51,287.73              *
June, 2002                                                      1                  56,965.49              *
August, 2002                                                    1                  75,326.30              0.01
September, 2002                                                 3                 290,316.29              0.03
October, 2002                                                  88               6,841,823.53              0.60
November, 2002                                                158              11,524,377.46              1.01
December, 2002                                                145              10,680,746.98              0.93
January, 2003                                                 134              10,700,829.78              0.93
February, 2003                                                  1                  53,348.78              0.00
April, 2003                                                    11                 706,582.81              0.06
May, 2003                                                      52               4,009,391.01              0.35
June, 2003                                                     91               7,005,239.75              0.61
July, 2003                                                    114               8,846,057.71              0.77
August, 2003                                                  128               9,183,492.65              0.80
September, 2003                                                51               3,330,609.33              0.29
October, 2003                                                  53               3,278,854.85              0.29
November, 2003                                                 85               8,387,294.89              0.73
December, 2003                                                201              14,464,643.61              1.26
January, 2004                                                 217              16,797,829.59              1.47
February, 2004                                                116               8,824,321.01              0.77
March, 2004                                                    95               6,797,801.18              0.59
April, 2004                                                   158              10,782,309.36              0.94
May, 2004                                                     115               9,056,319.35              0.79
June, 2004                                                    113               8,254,700.41              0.72
July, 2004                                                    162              11,632,444.13              1.02
August, 2004                                                  154              10,561,014.82              0.92
September, 2004                                                11                 757,575.88              0.07
                                                           ------         ------------------            ------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            ======

---------------
*  Less than 0.01%

                                     POOL I
                             STATED PURPOSE OF LOAN


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
STATED PURPOSE OF LOAN                                      LOANS            LOAN BALANCE            LOAN BALANCE
----------------------                                    ---------     ----------------------      -------------
Cashout                                                     2,279         $    75,672,216.08              6.61%
Debt Consolidation                                          2,824              97,850,807.93              8.54
Home Improvement                                               37               1,459,856.14              0.13
Purchase Money                                                361              26,401,549.36              2.30
Rate/Term Refinance                                        12,360             941,506,535.10             82.18
Unknown                                                       126               2,760,439.17              0.24
                                                           ------         ------------------            ------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            ======

                                     POOL I
                        COMBINED LOAN-TO-VALUE RATIO (1)


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
COMBINED LOAN-TO-VALUE RATIO                                LOANS            LOAN BALANCE            LOAN BALANCE
----------------------------                              ---------     ----------------------      -------------
 0.001 -   5.000%                                              5         $        39,110.24                *
 5.001 -  10.000                                               35                 506,076.85              0.04%
10.001 -  15.000                                              117               2,192,523.07              0.19
15.001 -  20.000                                              166               3,980,803.44              0.35
20.001 -  25.000                                              185               4,705,901.37              0.41
25.001 -  30.000                                              212               6,724,475.12              0.59
30.001 -  35.000                                              219               7,811,697.79              0.68
35.001 -  40.000                                              263               9,518,381.49              0.83
40.001 -  45.000                                              307              12,706,799.73              1.11
45.001 -  50.000                                              377              17,696,679.03              1.54
50.001 -  55.000                                              415              21,100,431.85              1.84
55.001 -  60.000                                              590              32,100,511.72              2.80
60.001 -  65.000                                              761              44,525,265.46              3.89
65.001 -  70.000                                            1,204              72,071,497.51              6.29
70.001 -  75.000                                            1,104              72,232,695.11              6.30
75.001 -  80.000                                            3,174             202,164,793.49             17.65
80.001 -  85.000                                            3,472             271,420,496.31             23.69
85.001 -  90.000                                            4,447             328,460,884.92             28.67
90.001 -  95.000                                              323              12,763,178.43              1.11
95.001 - 100.000                                              611              22,929,200.85              2.00
                                                           ------         ------------------            -------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            =======

----------
*  Less than 0.01%

(1) The combined loan-to-value ratios (the "Combined Loan-to-Value Ratios") shown above are equal, with respect to each Loan, to (i) the sum of (a) the original principal balance of such Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Loan, minus (ii) premiums for credit life insurance, if any, divided by
(iii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Loan or (b) the purchase price of such Mortgaged Property if the Loan proceeds from such Loan are used to purchase such Mortgaged Property, plus in the case of the home improvement loans, the cost of the home improvement up to 100% of such cost.


                                     POOL I
                   OCCUPANCY STATUS OF THE MORTGAGED PROPERTY


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
OCCUPANCY STATUS OF THE MORTGAGED PROPERTY                  LOANS            LOAN BALANCE            LOAN BALANCE
------------------------------------------                ---------     ----------------------      -------------
Investment                                                    750         $    39,613,945.42              3.46%
Primary                                                    16,946           1,094,893,742.87             95.57
Secondary                                                     165               8,383,276.32              0.73
Unknown                                                       126               2,760,439.17              0.24
                                                           ------         ------------------            ------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            ======

                                     POOL I
                                   FICO SCORE


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
FICO SCORE                                                  LOANS            LOAN BALANCE            LOAN BALANCE
----------                                                ---------     ----------------------      -------------
No Score                                                    1,059         $    57,123,986.42              4.99%
401 -  420                                                      1                  29,372.67              *
421 -  440                                                      4                 217,108.25              0.02
441 -  460                                                     19               1,162,044.90              0.10
461 -  480                                                     68               3,156,001.35              0.28
481 -  500                                                    160               8,504,000.22              0.74
501 -  520                                                    349              18,297,398.13              1.60
521 -  540                                                    606              32,039,254.25              2.80
541 -  560                                                    779              42,544,949.55              3.71
561 -  580                                                    991              58,051,672.68              5.07
581 -  600                                                  1,129              67,829,705.74              5.92
601 -  620                                                  1,418              84,533,471.58              7.38
621 -  640                                                  1,662              99,950,995.30              8.72
641 -  660                                                  1,769             115,242,981.49             10.06
661 -  680                                                  1,766             118,567,741.32             10.35
681 -  700                                                  1,550             109,359,501.70              9.55
701 -  720                                                  1,286              90,861,867.87              7.93
721 -  740                                                  1,102              82,203,881.17              7.18
741 -  760                                                    959              69,692,797.46              6.08
761 -  780                                                    733              49,951,184.39              4.36
781 -  800                                                    476              30,871,721.67              2.69
801 -  820                                                    101               5,459,765.67              0.48
                                                           ------         ------------------            ------
TOTAL.............................................         17,987         $ 1,145,651,403.78            100.00%
                                                           ======         ==================            ======
--------
*  Less than 0.01%

                                     POOL I
                                  LIEN POSITION


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
LIEN POSITION                                               LOANS            LOAN BALANCE            LOAN BALANCE
-------------                                             ---------     ----------------------      --------------
First                                                      15,559         $ 1,081,720,088.70            94.42%
Second                                                      2,426              63,903,429.82             5.58
Third                                                           1                  11,279.12             *
Fourth                                                          1                  16,606.14             *
                                                           ------         ------------------           ------
TOTAL.............................................         17,987         $ 1,145,651,403.78           100.00%
                                                           ======         ==================           ======
--------
*  Less than 0.01%

                                     POOL I
                                  DELINQUENCIES


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
NUMBER OF DAYS DELINQUENT                                   LOANS            LOAN BALANCE            LOAN BALANCE
-------------------------                                 ---------     ----------------------      --------------
0                                                          16,857         $ 1,084,160,039.60            94.63%
1 - 29                                                      1,130              61,491,364.18             5.37
                                                           ------         ------------------           ------
TOTAL.............................................         17,987         $ 1,145,651,403.78           100.00%
                                                           ======         ==================           ======


                                     POOL I
                                  AGE OF LOANS


                                                                                   PERCENTAGE OF
                                         NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
AGE OF LOANS (MONTHS)                      LOANS            LOAN BALANCE            LOAN BALANCE

  1 -   3                                      1         $        33,222.54               *
  4 -   6                                    312              18,160,903.35              1.59%
  7 -   9                                  1,376              75,102,291.41              6.56
 10 -  12                                  1,186              63,976,796.26              5.58
 13 -  15                                  1,711             108,418,632.73              9.46
 16 -  18                                  2,626             167,820,858.26             14.65
 19 -  21                                  3,046             199,809,442.83             17.44
 22 -  24                                    636              39,595,278.19              3.46
 25 -  27                                  3,996             263,595,944.93             23.01
 28 -  30                                  2,378             164,403,635.95             14.35
 31 -  33                                    381              26,794,787.08              2.34
 34 -  36                                    130               9,475,650.53              0.83
 37 -  39                                     59               4,321,384.88              0.38
 40 -  42                                     12                 784,895.32              0.07
 43 -  45                                      1                  46,979.14               *
 46 -  48                                      1                  92,404.63              0.01
 64 -  66                                      1                 149,439.14              0.01
 70 -  72                                      1                  51,287.73               *
109 - 111                                     19                 458,269.14              0.04
112 - 114                                     35                 772,958.86              0.07
115 - 117                                     20                 549,801.26              0.05
118 - 120                                     20                 408,073.25              0.04
121 - 123                                      9                 199,195.45              0.02
124 - 126                                     14                 271,421.32              0.02
127 - 129                                      1                  14,582.29               *
133 - 135                                      1                  20,402.34               *
136 - 138                                      1                  60,147.95              0.01
139 - 141                                      2                  66,219.28              0.01
154 - 156                                      3                  42,723.73               *
160 - 162                                      1                   5,523.04               *
163 - 165                                      2                  14,788.88               *
166 - 168                                      1                   3,268.61               *
169 - 171                                      1                  35,057.63               *
172 - 174                                      1                  20,301.86               *
184 - 186                                      2                  74,833.99              0.01
                                          ------         ------------------            -------
TOTAL............................         17,987         $ 1,145,651,403.78            100.00%
                                          ======         ==================            ========
-------------------
*   Less than 0.01%

                                     POOL I
                        REMAINING TERM TO STATED MATURITY


                                                                                   PERCENTAGE OF
REMAINING TERM TO                         NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
STATED MATURITY (MONTHS)                   LOANS            LOAN BALANCE            LOAN BALANCE

 1 -   60                                    305         $     4,226,213.13               0.37%
 61 - 120                                  1,455              37,452,245.43               3.27
121 - 180                                  4,116             180,407,146.73              15.75
181 - 240                                  1,917             106,918,205.77               9.33
241 - 300                                    739              43,636,046.68               3.81
301 - 360                                  9,416             768,972,192.84              67.12
421 - 480                                     39               4,039,353.20               0.35
                                          ------         ------------------             -------
TOTAL...............................      17,987         $ 1,145,651,403.78             100.00%
                                          ======         ==================             =======

                                     POOL I
                        ORIGINAL TERM TO STATED MATURITY


                                                                                 PERCENTAGE OF
 ORIGINAL TERM TO                       NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
 STATED MATURITY (MONTHS)                LOANS            LOAN BALANCE            LOAN BALANCE

 1 -   60                                  223         $     2,827,953.51               0.25%
 61 - 120                                1,390              35,223,351.23               3.07
121 - 180                                4,246             183,219,695.59              15.99
181 - 240                                1,927             107,377,923.86               9.37
241 - 300                                  737              43,369,142.62               3.79
301 - 360                                9,424             769,470,902.43              67.16
361 - 420                                    1                 123,081.34               0.01
421 - 480                                   39               4,039,353.20               0.35
                                        ------         ------------------             -------
TOTAL...............................    17,987         $ 1,145,651,403.78             100.00%
                                        ======         ==================             =======




                                     POOL I
                          TYPES OF MORTGAGED PROPERTIES



                                                                                      PERCENTAGE OF
                                            NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
TYPES OF MORTGAGED PROPERTIES                 LOANS            LOAN BALANCE            LOAN BALANCE

2-4 Family                                      671          $   54,967,854.73            4.80%
Attached condo                                  235              13,695,032.26            1.20
Attached townhouse                               87               4,935,374.05            0.43
Detached single family                       14,882             961,764,336.28           83.95
Manufactured double wide                        921              47,464,025.38            4.14
Manufactured single wide                        587              22,435,372.45            1.96
Manufactured triple wide                         21               1,565,206.41            0.14
Mixed Use                                        21               1,647,516.95            0.14
Multi-Family                                     11                 853,743.74            0.07
PUD                                             427              33,601,485.19            2.93
Unknown                                         124               2,721,456.34            0.24
                                             ------         ------------------          -------
TOTAL....................................    17,987         $ 1,145,651,403.78          100.00%
                                             ======         ==================          =======


                                     POOL I
                            AMORTIZATION TYPE OF LOAN


                                                                                       PERCENTAGE OF
                                             NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
AMORTIZATION TYPE                              LOANS            LOAN BALANCE            LOAN BALANCE

Balloon                                          219         $    16,184,851.77              1.41%
Fully Amortizing                              17,768           1,129,466,552.01             98.59
                                              ------         ------------------            -------
TOTAL.....................................    17,987         $ 1,145,651,403.78            100.00%
                                              ======         ==================            =======


          Set forth below is a description of certain characteristics of the Pool II Loans as of the Cut-Off Date. Certain of the percentage columns may not sum to 100.00% due to rounding.

                  POOL II - GEOGRAPHICAL DISTRIBUTION OF LOANS

                                                                                                    PERCENTAGE OF
                                                                                                       CUT-OFF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE           DATE
STATE                                                       LOANS            LOAN BALANCE            LOAN BALANCE

Alaska............................................             19         $     1,506,986.09           0.29%
Arizona...........................................            265              13,700,107.22           2.62
Arkansas..........................................             73               3,650,628.06           0.70
California........................................            622              52,800,217.50          10.09
Colorado..........................................            181              13,578,966.93           2.59
Connecticut.......................................             68               5,455,078.43           1.04
Delaware..........................................             17               1,141,974.35           0.22
District of Columbia..............................             34               2,666,995.16           0.51
Florida...........................................            350              16,888,045.36           3.23
Georgia...........................................            427              24,037,289.62           4.59
Idaho.............................................            102               5,760,295.03           1.10
Illinois..........................................            462              22,358,568.19           4.27
Indiana...........................................            268              13,687,076.55           2.62
Iowa..............................................             87               3,001,819.03           0.57
Kansas............................................            184               6,071,509.98           1.16
Kentucky..........................................            173               8,241,647.13           1.57
Louisiana.........................................            190               9,199,037.83           1.76
Maine.............................................             96               5,208,001.06           1.00
Maryland..........................................            140               8,639,956.46           1.65
Massachusetts.....................................            158              10,484,649.76           2.00
Michigan..........................................            547              27,137,072.14           5.19
Minnesota.........................................            195               8,652,784.92           1.65
Mississippi.......................................            136               6,452,977.62           1.23
Missouri..........................................            378              14,839,726.89           2.84
Montana...........................................             39               1,815,185.82           0.35
Nebraska..........................................            154               6,516,902.33           1.25
Nevada............................................             23               1,057,613.05           0.20
New Hampshire.....................................             93               5,233,697.18           1.00
New Jersey........................................            170              13,229,562.65           2.53
New Mexico........................................            140               6,623,290.65           1.27
New York..........................................             92               8,254,626.71           1.58
North Carolina....................................            335              18,246,340.48           3.49
North Dakota......................................             18                 713,383.46           0.14
Ohio..............................................            478              23,346,471.61           4.46
Oklahoma..........................................            224               7,862,955.79           1.50
Oregon............................................            145               9,565,897.32           1.83
Pennsylvania......................................            602              27,511,861.83           5.26
Rhode Island......................................             41               2,496,266.69           0.48
South Carolina....................................            134               7,404,343.95           1.41
South Dakota......................................             45               1,568,336.43           0.30
Tennessee.........................................            270              13,169,274.26           2.52
Texas.............................................            713              26,246,092.95           5.02
Utah..............................................             91               6,577,459.23           1.26
Vermont...........................................            118               7,550,700.61           1.44
Virginia..........................................            179               9,155,875.01           1.75
Washington........................................            310              22,119,712.43           4.23
West Virginia.....................................             90               4,043,784.58           0.77
Wisconsin.........................................            127               6,941,237.68           1.33
Wyoming...........................................             20                 923,733.55           0.18
                                                            -----         ------------------         ------
TOTAL.............................................          9,823         $   523,336,017.56         100.00%
                                                            =====         ==================         =======

                                     POOL II
                           CUT-OFF DATE LOAN BALANCES


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
CUT-OFF DATE LOAN BALANCES                                  LOANS            LOAN BALANCE            LOAN BALANCE

$      0.01 -   10,000.00                                     327        $      2,347,831.47              0.45%
  10,000.01 -   20,000.00                                   1,176              18,141,772.18              3.47
  20,000.01 -   30,000.00                                   1,556              38,871,693.96              7.43
  30,000.01 -   40,000.00                                   1,469              51,320,317.73              9.81
  40,000.01 -   50,000.00                                   1,172              52,679,930.68             10.07
  50,000.01 -   60,000.00                                   1,081              59,282,962.01             11.33
  60,000.01 -   70,000.00                                     834              53,974,879.82             10.31
  70,000.01 -   80,000.00                                     586              43,849,233.07              8.38
  80,000.01 -   90,000.00                                     398              33,577,312.96              6.42
  90,000.01 -  100,000.00                                     279              26,435,945.06              5.05
100,000.01 -   110,000.00                                     216              22,641,501.84              4.33
110,000.01 -   120,000.00                                     193              22,101,838.98              4.22
120,000.01 -   130,000.00                                     122              15,210,593.45              2.91
130,000.01 -   140,000.00                                      85              11,470,105.25              2.19
140,000.01 -   150,000.00                                      66               9,564,670.91              1.83
150,000.01 -   160,000.00                                      41               6,353,969.96              1.21
160,000.01 -   170,000.00                                      31               5,112,695.39              0.98
170,000.01 -   180,000.00                                      26               4,533,377.75              0.87
180,000.01 -   190,000.00                                      11               2,042,494.47              0.39
190,000.01 -   200,000.00                                      17               3,319,258.22              0.63
200,000.01 -   250,000.00                                      44               9,670,476.87              1.85
250,000.01 -   300,000.00                                      43              12,221,861.69              2.34
300,000.01 -   350,000.00                                      27               8,796,222.66              1.68
350,000.01 -   400,000.00                                      12               4,475,869.72              0.86
400,000.01 -   450,000.00                                       7               2,947,320.55              0.56
450,000.01 -   500,000.00                                       1                 463,981.24              0.09
550,000.01 -   600,000.00                                       1                 552,108.29              0.11
600,000.01 -   650,000.00                                       1                 646,575.15              0.12
700,000.01 -   750,000.00                                       1                 729,216.23              0.14
                                                            -----        -------------------            -------
TOTAL.............................................          9,823        $    523,336,017.56            100.00%
                                                            =====        ===================            =======

                                     POOL II
                             ORIGINAL LOAN BALANCES


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
ORIGINAL LOAN BALANCES                                      LOANS            LOAN BALANCE            LOAN BALANCE

$     0.01 -    10,000.00                                     180         $     1,235,047.37           0.24%
 10,000.01 -    20,000.00                                   1,106              15,435,381.60           2.95
 20,000.01 -    30,000.00                                   1,542              36,371,311.98           6.95
 30,000.01 -    40,000.00                                   1,476              49,372,579.94           9.43
 40,000.01 -    50,000.00                                   1,215              52,534,915.38          10.04
 50,000.01 -    60,000.00                                   1,081              57,368,085.69          10.96
 60,000.01 -    70,000.00                                     882              55,424,869.20          10.59
 70,000.01 -    80,000.00                                     620              45,170,435.79           8.63
 80,000.01 -    90,000.00                                     440              36,231,819.55           6.92
 90,000.01 -   100,000.00                                     283              26,239,974.66           5.01
100,000.01 -   110,000.00                                     224              22,938,210.70           4.38
110,000.01 -   120,000.00                                     201              22,593,687.07           4.32
120,000.01 -   130,000.00                                     134              16,326,786.51           3.12
130,000.01 -   140,000.00                                      93              12,354,698.34           2.36
140,000.01 -   150,000.00                                      67               9,538,940.07           1.82
150,000.01 -   160,000.00                                      47               7,124,269.01           1.36
160,000.01 -   170,000.00                                      32               5,200,877.80           0.99
170,000.01 -   180,000.00                                      30               5,174,971.26           0.99
180,000.01 -   190,000.00                                      10               1,805,659.89           0.35
190,000.01 -   200,000.00                                      17               3,262,839.17           0.62
200,000.01 -   250,000.00                                      47              10,056,215.23           1.92
250,000.01 -   300,000.00                                      40              11,201,708.68           2.14
300,000.01 -   350,000.00                                      33              10,557,661.49           2.02
350,000.01 -   400,000.00                                      11               4,078,366.51           0.78
400,000.01 -   450,000.00                                       7               2,895,306.41           0.55
450,000.01 -   500,000.00                                       2                 913,498.59           0.17
550,000.01 -   600,000.00                                       1                 552,108.29           0.11
650,000.01 -   700,000.00                                       1                 646,575.15           0.12
700,000.01 -   750,000.00                                       1                 729,216.23           0.14
                                                            -----         ------------------         -------
TOTAL.............................................          9,823         $   523,336,017.56         100.00%
                                                            =====         ==================         =======

                                     POOL II
                                   LOAN RATES

                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
LOAN RATES                                                  LOANS            LOAN BALANCE            LOAN BALANCE

2.501 -   5.000%                                                1         $         1,390.35            *
5.001 -   7.500                                               502              36,981,666.05            7.07%
 7.501 - 10.000                                             4,040             270,164,371.69           51.62
10.001 - 12.500                                             4,179             179,997,836.83           34.39
12.501 - 15.000                                             1,038              34,528,290.16            6.60
15.001 - 17.500                                                63               1,662,462.48            0.32
                                                            -----         ------------------          -------
TOTAL.............................................          9,823         $   523,336,017.56          100.00%
                                                            =====         ==================          =======
----------
*  Less than 0.01%


                                     POOL II
                           INDICIES FOR MORTGAGE LOANS


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
INDICIES FOR MORTGAGE LOANS                                 LOANS            LOAN BALANCE            LOAN BALANCE

Not Applicable - Fixed Rate Loans                           6,890         $   322,585,298.77             61.64%
1 YR CMT                                                        1                  61,067.67              0.01
ARM 2/28                                                      240              24,656,419.95              4.71
ARM 3/27                                                       13               2,055,980.31              0.39
ARM 4/26                                                    2,678             173,946,233.13             33.24
ARM  6MO                                                        1                  31,017.73              0.01
                                                            -----         ------------------            -------
TOTAL.............................................          9,823         $   523,336,017.56            100.00%
                                                            =====         ==================            =======

                                     POOL II
                                  GROSS MARGIN


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
GROSS MARGIN                                                LOANS            LOAN BALANCE            LOAN BALANCE

Not Applicable - Fixed Rate Loans                           6,890         $   322,585,298.77           61.64%
2.501 -   5.000%                                               51               4,483,433.63            0.86
5.001 -   7.500                                             2,875             195,624,859.11           37.38
7.501 -  10.000                                                 7                 642,426.05            0.12
                                                            -----         ------------------          -------
  TOTAL...........................................          9,823         $   523,336,017.56          100.00%
                                                            =====         ==================          =======

                                     POOL II
                                  LIFETIME CAP


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
LIFETIME CAP                                                LOANS            LOAN BALANCE            LOAN BALANCE

Not Applicable - Fixed Rate Loans                           6,890         $   322,585,298.77              61.64%
12.001 -  12.500%                                               3                 177,065.85               0.03
12.501 -  13.000                                                2                 166,638.49               0.03
13.001 -  13.500                                               23               1,317,646.23               0.25
13.501 -  14.000                                               76               5,260,181.02               1.01
14.001 -  14.500                                              148              11,150,343.17               2.13
14.501 -  15.000                                              261              18,441,864.02               3.52
15.001 -  15.500                                              418              30,585,424.83               5.84
15.501 -  16.000                                              711              50,838,358.88               9.71
16.001 -  16.500                                              504              33,389,520.57               6.38
16.501 -  17.000                                              365              24,321,930.82               4.65
17.001 -  17.500                                              196              11,990,062.26               2.29
17.501 -  18.000                                              139               8,288,751.94               1.58
18.001 -  18.500                                               49               2,751,929.17               0.53
18.501 -  19.000                                               28               1,570,894.51               0.30
19.001 -  19.500                                               10                 500,107.03               0.10
                                                            -----         ------------------             -------
TOTAL.............................................          9,823         $   523,336,017.56             100.00%
                                                            =====         ==================             =======

                                     POOL II
                                PERIODIC RATE CAP


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
PERIODIC RATE CAP                                           LOANS            LOAN BALANCE            LOAN BALANCE

Not Applicable - Fixed Rate Loans                           6,890         $   322,585,298.77              61.64%
1.000%                                                      2,819             186,719,592.54              35.68
1.500                                                         106              13,359,972.79               2.55
2.000                                                           2                 269,942.03               0.05
3.000                                                           6                 401,211.43               0.08
                                                            -----         ------------------             -------
TOTAL.............................................          9,823         $   523,336,017.56             100.00%
                                                            =====         ==================             =======

                                     POOL II
                                 LIFETIME FLOOR


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
LIFETIME FLOOR                                              LOANS            LOAN BALANCE            LOAN BALANCE

Not Applicable - Fixed Rate Loans                           6,890         $   322,585,298.77             61.64%
No Floor                                                        8               1,278,313.36              0.24
  5.001 -  10.000%                                          1,682             123,572,664.54             23.61
10.001 -  15.000                                            1,243              75,899,740.89             14.50
                                                            -----         ------------------            -------
TOTAL.............................................          9,823         $   523,336,017.56            100.00%
                                                            =====         ==================            =======

                                     POOL II
                          NEXT INTEREST ADJUSTMENT DATE


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
NEXT INTEREST ADJUSTMENT DATE                               LOANS            LOAN BALANCE            LOAN BALANCE

Not Applicable - Fixed Rate Loans                           6,890          $    322,585,298.77           61.64%
March, 2001                                                    41                 5,025,314.96            0.96
April, 2001                                                    41                 5,197,906.68            0.99
May, 2001                                                      57                 4,698,485.38            0.90
June, 2001                                                     51                 4,585,721.65            0.88
July, 2001                                                     18                 1,936,171.53            0.37
August, 2001                                                   37                 3,597,194.65            0.69
September, 2001                                                 2                   259,409.00            0.05
October, 2001                                                   4                   446,451.61            0.09
November, 2001                                                  4                   953,139.95            0.18
December, 2001                                                  1                    82,060.12            0.02
February, 2002                                                  1                    93,181.50            0.02
March, 2002                                                     1                   156,679.44            0.03
August, 2002                                                    2                   108,571.73            0.02
September, 2002                                                 2                   190,831.18            0.04
October, 2002                                                  84                 6,098,502.09            1.17
November, 2002                                                166                11,205,100.51            2.14
December, 2002                                                163                10,811,897.84            2.07
January, 2003                                                 195                12,490,076.52            2.39
February, 2003                                                  2                   142,014.16            0.03
April, 2003                                                    20                 1,392,310.08            0.27
May, 2003                                                      64                 4,148,503.19            0.79
June, 2003                                                    115                 7,449,826.01            1.42
July, 2003                                                    134                 9,390,557.79            1.79
August, 2003                                                  117                 7,534,301.08            1.44
September, 2003                                                95                 5,665,542.64            1.08
October, 2003                                                  67                 3,795,775.87            0.73
November, 2003                                                147                10,107,044.87            1.93
December, 2003                                                211                14,713,302.52            2.81
January, 2004                                                 204                12,762,408.42            2.44
February, 2004                                                143                10,034,588.16            1.92
March, 2004                                                   138                 8,044,351.05            1.54
April, 2004                                                   143                 9,732,859.20            1.86
May, 2004                                                     115                 7,027,509.35            1.34
June, 2004                                                    117                 8,089,302.42            1.55
July, 2004                                                    139                 7,858,369.33            1.50
August, 2004                                                   87                 4,753,306.79            0.91
September, 2004                                                 5                   172,149.52            0.03
                                                            -----           ------------------          -------
TOTAL.............................................          9,823           $   523,336,017.56          100.00%
                                                            =====           ==================          =======


                                     POOL II
                             STATED PURPOSE OF LOAN

                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
STATED PURPOSE OF LOAN                                      LOANS            LOAN BALANCE            LOAN BALANCE

Cashout                                                     1,738         $    50,065,532.69              9.57%
Debt Consolidation                                          2,020              64,841,760.71             12.39
Home Improvement                                                5                 210,541.85              0.04
Purchase Money                                                117              11,247,471.89              2.15
Rate/Term Refinance                                         5,855             395,663,388.15             75.60
Unknown                                                        88               1,307,322.27              0.25
                                                            -----         ------------------            -------
TOTAL.............................................          9,823         $   523,336,017.56            100.00%
                                                            =====         ==================            =======

                                     POOL II
                         COMBINED LOAN-TO-VALUE RATIO(1)

                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
COMBINED LOAN-TO-VALUE RATIOS                               LOANS            LOAN BALANCE            LOAN BALANCE

 0.001 -   5.000%                                               1         $         6,773.31               *
 5.001 -  10.000                                               23                 141,664.16               0.03%
10.001 -  15.000                                               62                 863,043.98               0.16
15.001 -  20.000                                               93               1,689,419.81               0.32
20.001 -  25.000                                              123               2,596,903.33               0.50
25.001 -  30.000                                              164               4,037,430.35               0.77
30.001 -  35.000                                              169               4,838,946.52               0.92
35.001 -  40.000                                              202               6,750,614.75               1.29
40.001 -  45.000                                              271               9,592,218.71               1.83
45.001 -  50.000                                              260               9,822,705.84               1.88
50.001 -  55.000                                              350              13,943,640.96               2.66
55.001 -  60.000                                              424              20,641,605.24               3.94
60.001 -  65.000                                              543              25,072,518.92               4.79
65.001 -  70.000                                              750              36,112,223.63               6.90
70.001 -  75.000                                              684              35,779,604.07               6.84
75.001 -  80.000                                            1,297              74,335,610.76              14.20
80.001 -  85.000                                            1,351              87,065,824.71              16.64
85.001 -  90.000                                            2,270             145,219,753.15              27.75
90.001 -  95.000                                              668              40,392,567.82               7.72
95.001 - 100.000                                              118               4,432,947.54               0.85
                                                            -----         ------------------             -------
TOTAL.............................................          9,823         $   523,336,017.56             100.00%

-------------------                                         =====         ==================             =======
* Less than 0.01%

(1) The combined loan-to-value ratios (the "Combined Loan-to-Value Ratios") shown above are equal, with respect to each Loan, to (i) the sum of (a) the original principal balance of such Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Loan, minus (ii) premiums for credit life insurance, if any, divided by (iii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Loan or (b) the purchase price of such Mortgaged
         Property if the Loan proceeds from such Loan are used to purchase such Mortgaged Property, plus in the case of the home improvement loans, the cost of the home improvement up to 100% of such cost.

                                     POOL II
                      OCCUPANCY STATUS OF MORTGAGE PROPERTY


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
OCCUPANCY STATUS OF MORTGAGED PROPERTY                      LOANS            LOAN BALANCE            LOAN BALANCE

Investment                                                    247         $    10,039,484.55               1.92%
Primary                                                     9,369             507,515,391.01              96.98
Secondary                                                     119               4,473,819.73               0.85
Unknown                                                        88               1,307,322.27               0.25
                                                            -----         ------------------             -------
TOTAL.............................................          9,823         $   523,336,017.56             100.00%
                                                            =====         ==================             =======

                                     POOL II
                                   FICO SCORE


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
FICO SCORE                                                  LOANS            LOAN BALANCE            LOAN BALANCE

No Score                                                      571         $    25,436,363.86               4.86%
421 -  440                                                      2                  48,447.80               0.01
441 -  460                                                     11                 356,522.15               0.07
461 -  480                                                     52               1,900,455.25               0.36
481 -  500                                                    135               6,588,825.34               1.26
501 -  520                                                    275              12,575,105.67               2.40
521 -  540                                                    495              23,551,408.45               4.50
541 -  560                                                    667              32,365,731.02               6.18
561 -  580                                                    749              36,634,403.90               7.00
581 -  600                                                    938              46,299,786.36               8.85
601 -  620                                                  1,107              56,473,840.68              10.79
621 -  640                                                  1,116              60,581,055.62              11.58
641 -  660                                                  1,013              54,374,692.48              10.39
661 -  680                                                    813              45,350,682.22               8.67
681 -  700                                                    579              38,941,010.01               7.44
701 -  720                                                    405              25,586,777.82               4.89
721 -  740                                                    326              21,583,026.29               4.12
741 -  760                                                    266              16,694,321.15               3.19
761 -  780                                                    180              10,167,804.37               1.94
781 -  800                                                     96               6,093,574.35               1.16
801 -  820                                                     27               1,732,182.77               0.33
                                                            -----         ------------------             -------
TOTAL.............................................          9,823         $   523,336,017.56             100.00%
                                                            =====         ==================             =======

                                     POOL II
                                  LIEN POSITION


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
LIEN POSITION                                               LOANS            LOAN BALANCE            LOAN BALANCE

First                                                       8,590         $   495,544,092.62             94.69%
Second                                                      1,233              27,791,924.94              5.31
                                                            -----         ------------------            -------
TOTAL.............................................          9,823         $   523,336,017.56            100.00%
                                                            =====         ==================            =======

                                     POOL II
                                  DELINQUENCIES


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
NUMBER OF DAYS DELINQUENT                                   LOANS            LOAN BALANCE            LOAN BALANCE

0                                                           8,854         $   476,272,650.93           91.01%
1 -  29                                                       969              47,063,366.63            8.99
                                                            -----         ------------------          -------
TOTAL.............................................          9,823         $   523,336,017.56          100.00%
                                                            =====         ==================          ========

                                     POOL II
                                  AGE OF LOANS


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
AGE OF LOANS (MONTHS)                                       LOANS            LOAN BALANCE            LOAN BALANCE

   1 -    3                                                     1         $        32,000.00               0.01%
   4 -    6                                                   177               7,513,061.94               1.44
   7 -    9                                                   796              38,625,373.91               7.38
  10 -   12                                                   809              42,119,536.63               8.05
  13 -   15                                                 1,311              71,182,566.75              13.60
  16 -   18                                                 1,544              77,513,750.68              14.81
  19 -   21                                                 1,655              82,533,418.95              15.77
  22 -   24                                                   228              11,029,526.56               2.11
  25 -   27                                                 2,204             124,982,835.28              23.88
  28 -   30                                                   924              60,009,384.11              11.47
  31 -   33                                                    61               5,169,117.14               0.99
  34 -   36                                                    14                 838,724.62               0.16
  37 -   39                                                     5                 198,420.56               0.04
  40 -   42                                                     4                 268,953.24               0.05
  97 -   99                                                     1                   1,390.35               *
109 - 111                                                       8                 177,774.20               0.03
112 - 114                                                      23                 334,974.83               0.06
115 - 117                                                      17                 273,693.97               0.05
118 - 120                                                      15                 218,286.95               0.04
121 - 123                                                       7                 147,082.49               0.03
124 - 126                                                       5                  75,763.43               0.01
151 - 153                                                       1                  10,739.48               *
154 - 156                                                       4                  42,003.91               0.01
166 - 168                                                       5                  23,444.42               *
169 - 171                                                       2                   9,088.07               *
172 - 174                                                       2                   5,105.09               *
                                                            -----         ------------------             -------
TOTAL.............................................          9,823         $   523,336,017.56             100.00%
                                                            =====         ==================             ========
--------
* Less than 0.01%

                                     POOL II
                        REMAINING TERM TO STATED MATURITY


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
REMAINING TERM TO STATED MATURITY (MONTHS)                  LOANS            LOAN BALANCE            LOAN BALANCE

  1 -  60                                                     257       $    2,923,420.10                  0.56%
 61 - 120                                                     995           22,616,130.51                  4.32
121 - 180                                                   2,395           83,931,741.70                 16.04
181 - 240                                                     849           38,012,997.56                  7.26
241 - 300                                                     238           11,787,421.55                  2.25
301 - 360                                                   5,081          363,309,858.58                 69.42
421 - 480                                                       8              754,447.56                  0.14
                                                            -----         ---------------                -------
TOTAL.............................................          9,823         $523,336,017.56                100.00%
                                                            =====         ===============                =======

                                     POOL II
                        ORIGINAL TERM TO STATED MATURITY


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
ORIGINAL TERM TO STATED MATURITY (MONTHS)                   LOANS            LOAN BALANCE            LOAN BALANCE

 1 -   60                                                     174         $     2,020,686.24              0.39%
 61 - 120                                                   1,003              22,034,668.88              4.21
121 - 180                                                   2,462              84,625,145.35             16.17
181 - 240                                                     857              38,803,789.40              7.41
241 - 300                                                     237              11,713,895.37              2.24
301 - 360                                                   5,082             363,383,384.76             69.44
421 - 480                                                       8                 754,447.56              0.14
                                                            -----         ------------------            -------
TOTAL.............................................          9,823         $   523,336,017.56            100.00%
                                                            =====         ==================            =======

                                     POOL II
                          TYPES OF MORTGAGED PROPERTIES


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
TYPES OF MORTGAGED PROPERTIES                               LOANS            LOAN BALANCE            LOAN BALANCE

2-4 Family                                                     218        $    15,840,886.51              3.03%
Attached condo                                                  97              4,189,296.53              0.80
Attached townhouse                                              54              2,785,656.35              0.53
Detached single family                                       8,370            450,659,506.04             86.11
Manufactured double wide                                       509             25,266,624.03              4.83
Manufactured single wide                                       298             10,756,955.44              2.06
Manufactured triple wide                                         8                373,685.19              0.07
Mixed Use                                                        5                234,419.79              0.04
Multi-Family                                                    14                586,759.38              0.11
PUD                                                            165             11,376,091.22              2.17
Unknown                                                         85              1,266,137.08              0.24
                                                             -----        ------------------            -------
TOTAL.............................................           9,823        $   523,336,017.56            100.00%
                                                             =====        ==================            =======

                                     POOL II
                            AMORTIZATION TYPE OF LOAN


                                                                                                    PERCENTAGE OF
                                                          NUMBER OF     AGGREGATE CUT-OFF DATE       CUT-OFF DATE
AMORTIZATION TYPE                                           LOANS            LOAN BALANCE            LOAN BALANCE

Balloon                                                         47        $     3,159,782.54            0.60%
Fully Amortizing                                             9,776            520,176,235.02           99.40
                                                             -----        ------------------          -------
TOTAL.............................................           9,823        $   523,336,017.56          100.00%
                                                             =====        ==================          =======

PAYMENTS ON THE LOANS

          The Loans, other than Balloon Loans, will generally provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related Loan on or before its maturity date. Interest with respect to the Loans will accrue on either an actuarial interest method or a simple interest method.

          The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments on such Loans received either earlier or later (other than delinquent) than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. With respect to each adjustable rate Loan, on each Change Date, the borrower's monthly payment will be adjusted prospectively to fully amortize such Loan at the then current Loan Interest Rate over its stated remaining term to maturity.

          The simple interest method provides for the amortization of the amount of each loan over a series of equal monthly payments. However, unlike the monthly payment under the actuarial interest method, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance at the stated interest rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on the loan after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly reduced. In addition, a late charge may be imposed with respect to the past due amount.

          The amount of interest payable to the Certificateholders on each Remittance Date will not be affected by interest accruing on the Loans based on the simple interest method. On each Remittance Date, the Certificateholders are entitled to interest on the actual number of days from the last Remittance Date (or, in the case of the first Remittance Date, from the Closing Date) to but not including the upcoming Remittance Date at the applicable Remittance Rate on the outstanding principal balances of the applicable Class of Certificates immediately prior to such Remittance Date. The Servicer is required to remit to the Trustee the excess, if any, of the amount of interest the Certificateholders are entitled to receive on each Remittance Date over the interest collected on the Loans during the related Due Period and available to pay interest on the Certificates. See "The Agreement--Monthly Advances" and"--Compensating Interest" herein.

          Similarly, the compensation payable to the transaction parties will not be affected by interest accruing on the Loans based on the simple interest method. The transaction parties are entitled to receive a fee based on the principal balance of the Loans, not upon the portion of a monthly payment allocable to interest. See "The Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

          With respect to simple interest loans, if a payment is received on a Loan before its due date, more of such payment will be used on the related Remittance Date to pay principal on the Certificates than if such payment was received on such due date. Conversely, if a payment is received on a Loan after its scheduled due date, less of such payment will be used on the related Remittance Date to pay principal on the Certificates than if such payment was received on its due date. This will not affect the total amount of principal to be received by the Certificateholders over the life of the transaction, but it may affect the weighted average lives of the Offered Certificates.

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

          Because many of the Loans in each Pool will bear fixed interest rates, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment of such Loans is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Similarly, when the level of interest rates for similar loans significantly rises, the rate of prepayment of such Loans may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

          However, the Loans in each Pool that bear interest at adjustable rates still may be subject to increased principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors may be inclined to refinance their adjustable rate Loans with a fixed rate loan to "lock in" a lower interest rate. The delinquency and loss experience on these adjustable rate Loans may differ from that on the fixed rate Loans because the amount of the monthly payments on these Loans are subject to adjustment on each Change Date. Because each Pool of Mortgages does not contain the same percentages of fixed and adjustable rate Loans, the prepayment experience on one Pool of Certificates may differ from that on the other Pool of Certificates.

          Generally, junior priority mortgage loans have smaller average principal balances than first priority mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, the Loans included in the Trust that are secured by junior liens may experience a higher rate of prepayment than traditional first priority mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment of such junior Loans. The obligation of the Servicer to enforce the "due-on-sale" provisions of the Loans may also increase prepayments. The prepayment experience of the Loans may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility.

          Unscheduled payments, delinquencies, purchases of defective Loans and Defaulted Loans and defaults on the Loans will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, on any date on which the then outstanding aggregate principal balance of the Loans is less than 10% of the aggregate principal balance as of the Cut-Off Date of the Loans delivered to the Trust on the Closing Date (the "Original Principal Balance"), purchase from the Trust all of the Loans and any other assets in the Trust at a price (the "Termination Price") equal to the sum of:

          (1) 100% of the outstanding aggregate principal balances of the Loans, including those evidenced by any Mortgaged Property title to which has been acquired in foreclosure or by deed in lien of foreclosure (an "REO Property"), and

          (2) interest on the loans for the actual number of days from the last Remittance Date to but not including the upcoming Remittance Date at the then applicable weighted average Loan Interest Rate.

          However, because the Loans may prepay, the weighted average life of the Certificates on the date on which the outstanding aggregate principal balances of the Loans will be less than 10% of the related Original Principal Balance cannot be determined.

          Approximately 1.41% of the Pool I Loans and approximately 0.60% of the Pool II Loans, by Cut-Off Date principal balance, provided for a stated maturity of less than the period of time of the corresponding amortization schedule ("Balloon Loans"). As a result, upon the maturity of a Balloon Loan, the borrower will be required to make a final payment which will be substantially larger than such borrower's previous monthly payments. Each Loan other than a balloon loan is fully amortizing in accordance with its terms. The Loans may be prepaid at any time, subject to applicable prepayment penalties. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and prepayment penalties. Prepayments, liquidations and purchases of the Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Loans.

          If prepayments of principal are received on the Loans at a rate greater than that assumed by an investor, the yield will be increased on Certificates purchased by that investor at a price less than par, i.e., the principal balance of a Certificate at the time of its purchase. Similarly, if prepayments of principal are received on the Loans at a rate greater than that assumed by an investor, the yield will be decreased on Certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Loans and the liquidations of defaulted Loans. Delinquencies will generally slow the rate of payment of principal to the Certificateholders since the Servicer is not obligated to advance for delinquent payments of principal. However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans result in principal payments on the Loans faster than otherwise scheduled.

          As described herein, certain Classes of Certificates will be entitled to receive payments of principal prior to other Classes of Certificates. As a result, the Classes of Certificates receiving payments of principal first will immediately be affected by the prepayment rate on the Loans. However, the timing of commencement of principal distributions and the weighted average lives of each Class of Offered Certificates will be affected by the prepayment rate experienced both before and after the commencement of principal distributions on any such Class.

          The Loans are either "simple interest" or "date-of-payment" loans or "actuarial method" loans. If a payment is received on a Loan which is a "simple interest" loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter weighted average life than would have been the case had the payment been made as scheduled.

          If less than one month's interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Servicer is obligated to pay Compensating Interest with respect to the loan, but only to the extent of the aggregate Servicing Fee for the related Remittance Date. To the extent any shortfalls exceed the amount of Compensating Interest that the Servicer is obligated to pay, and are not otherwise covered by credit support, the yield on the Certificates will be adversely affected. Any shortfall in collections of interest resulting from the early receipt of a scheduled payment will not be covered by Compensating Interest, but will be covered by Monthly Advances.

          The Remittance Rates on the Offered Certificates will be adjusted by reference to changes in the level of one-month LIBOR, subject to the effects of the applicable Net Funds Cap, the effect of which may be fully or partially offset by Supplemental Payments. Although the Loan Interest Rates of the adjustable rate Loans also are subject to adjustment, the Loan Interest Rate with respect to most of these Loans adjust less frequently then the Remittance Rate on the Offered Certificates and adjust by reference to either six-month LIBOR, which will be calculated differently for the adjustable rate Loans and the Offered Certificates, or the Treasury Index, which will not necessarily correspond to changes in one-month LIBOR. Changes in one-month LIBOR or changes in six-month LIBOR or the Treasury Index may not correlate to each other or to changes in prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments on the Loans, thereby reducing the weighted average life of a Class of Certificates.

          Certain of the adjustable rate Loans were originated with Loan Interest Rates that were based on competitive conditions and did not equal the sum of the applicable Index and the related Gross Margin. As a result, the Loan Interest Rates on these adjustable rate Loans are most likely to adjust on their first, and possibly subsequent, Change Dates, subject to the effects of the Periodic Rate Cap and the Lifetime Cap. Because the Remittance Rates on the Offered Certificates are limited by the applicable Net Funds Cap, on each Remittance Date limits on changes in the Loan Interest Rates may limit changes in the Remittance Rate on the related Offered Certificates.

          The Net Funds Cap for a Pool on a Remittance Date will depend, in part, on the weighted average of the then-current Loan Interest Rates of the Loans in the related Pool. If the Loans in a Pool bearing higher Loan Interest Rates were to prepay, the weighted average Loan Interest Rate of the Loans in the applicable Pool, and consequently the applicable Net Funds Cap, would be lower than otherwise would be the case.

          The "Final Maturity Date" for each Class of Certificates is set forth on the cover page of this Prospectus Supplement.

          The Final Maturity Date for the Class BC Certificates and the Class BN Certificates is the Remittance Date following the latest date upon which a Loan in the related Pool matures plus 12 months. The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Loans conformed to the foregoing assumptions, and the final Remittance Dates with respect to each Class of Certificates could occur significantly earlier than the Final Maturity Dates because the Servicer may purchase all of the Loans under the limited circumstances described in this prospectus supplement. In addition, prepayments are likely to occur on the Loans, which also would shorten the weighted average life of the Certificates.

          "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the priorities established in the Agreement, and by the rate at which principal payments on the Loans are paid, which may be in the form of scheduled amortization or prepayments.

          The following tables have been prepared assuming that each Pool is comprised of loan groups having the following characteristics:

POOL I


                                                 Original     Original      Remaining      Remaining
              Assumed Cut-Off      Mortgage       Term of      Balloon       Term to        Term to
  Loan         Date Principal      Interest     Amortization    Term         Maturity       Balloon      Amortization
 Group           Balance            Rate        (in months)   (in months)   (in months)    (in months)       Method

     1            $72,335.60       9.132%             48         n/a             33           n/a           LEVEL
     2        $37,349,967.48       9.813%            113         n/a             94           n/a           LEVEL
     3       $164,059,879.04       9.469%            180         n/a            158           n/a           LEVEL
     4       $105,656,574.73       9.095%            240         n/a            219           n/a           LEVEL
     5        $42,574,140.92       9.254%            300         n/a            279           n/a           LEVEL
     6       $511,604,090.52       8.597%            360         n/a            338           n/a           LEVEL
     7         $3,746,696.11       8.838%            477         n/a            450           n/a           LEVEL
     8        $15,315,289.07      10.727%            360         181            336           156           LEVEL
     9           $653,461.17      10.117%            360         n/a            303           n/a            ARM
    10           $603,173.76      12.498%            307         180            280           154            ARM
    11           $536,639.62      11.587%            360         n/a            326           n/a            ARM
    12        $54,858,821.64      12.191%            360         n/a            332           n/a            ARM
    13         $3,270,407.39       9.660%            360         n/a            330           n/a            ARM
    14       $180,125,825.41       9.717%            360         n/a            344           n/a            ARM
    15            $59,681.46      10.250%            360         n/a            331           n/a            ARM



                                                                                                  Reset
                                                                                                  Change        Number of
  Loan                       Lifetime                 Initial      Periodic        Lifetime      Frequency      Months to
  Group         Index         Rate Cap   Margin      Reset Cap    Reset Cap       Rate Floor    (in months)     Next Reset

      1         n/a          n/a          n/a             n/a       n/a                n/a           n/a            n/a
      2         n/a          n/a          n/a             n/a       n/a                n/a           n/a            n/a
      3         n/a          n/a          n/a             n/a       n/a                n/a           n/a            n/a
      4         n/a          n/a          n/a             n/a       n/a                n/a           n/a            n/a
      5         n/a          n/a          n/a             n/a       n/a                n/a           n/a            n/a
      6         n/a          n/a          n/a             n/a       n/a                n/a           n/a            n/a
      7         n/a          n/a          n/a             n/a       n/a                n/a           n/a            n/a
      8         n/a          n/a          n/a             n/a       n/a                n/a           n/a            n/a
      9      One-Year CMT    15.433%      4.977%       1.874%       1.752%             7.890%         12             11
     10     6 Month LIBOR    17.491%      5.636%       2.467%       1.421%            10.490%          6              4
     11     6 Month LIBOR    16.504%      4.998%       1.227%       1.227%             5.930%          6              4
     12     6 Month LIBOR    16.383%      6.044%       3.437%       1.192%             9.536%          6              3
     13     6 Month LIBOR    16.438%      6.182%       2.529%       1.272%             9.510%          6              7
     14     6 Month LIBOR    15.703%      6.115%       2.996%       1.004%             9.709%          6             32
     15     6 Month LIBOR    17.250%      6.350%       3.000%       1.000%            10.250%          6             31

POOL II


                                               Original      Original      Remaining      Remaining
             Assumed Cut-Off      Mortgage       Term of        Balloon       Term to        Term to
  Loan       Date Principal       Interest     Amortization      Term        Maturity        Balloon      Amortization
  Group        Balance            Rate       (in months)    (in months)   (in months)    (in months)       Method
    1         $   46,761.59       10.647%           47           n/a            37            n/a           LEVEL
    2        $23,726,456.77       10.552%          112           n/a            94            n/a           LEVEL
    3        $79,033,739.42       10.356%          180           n/a           159            n/a           LEVEL
    4        $37,807,272.61        9.903%          239           n/a           219            n/a           LEVEL
    5        $11,621,751.51       10.250%          299           n/a           279            n/a           LEVEL
    6       $157,754,744.09        9.048%          360           n/a           339            n/a           LEVEL
    7         $  754,447.56        9.431%          480           n/a           453            n/a           LEVEL
    8        $ 3,107,580.44       11.034%          360           180           335            155           LEVEL
    9         $   61,067.67       10.750%          360           n/a           326            n/a            ARM
   10         $   25,579.61       11.125%          360           180           333            153            ARM
   11         $   31,017.73       12.875%          360           n/a           322            n/a            ARM
   12        $24,000,783.96       12.203%          360           n/a           332            n/a            ARM
   13        $ 2,055,980.31        9.533%          360           n/a           332            n/a            ARM
   14       $169,816,803.91        9.838%          360           n/a           344            n/a            ARM



                                                                                                     Reset
                                                                                                    Change       Number of
  Loan                       Lifetime                    Initial      Periodic       Lifetime      Frequency     Months to
  Group         Index         Rate Cap      Margin      Reset Cap    Reset Cap      Rate Floor    (in months)    Next Reset
      1         n/a             n/a          n/a          n/a           n/a            n/a            n/a           n/a
      2         n/a             n/a          n/a          n/a           n/a            n/a            n/a           n/a
      3         n/a             n/a          n/a          n/a           n/a            n/a            n/a           n/a
      4         n/a             n/a          n/a          n/a           n/a            n/a            n/a           n/a
      5         n/a             n/a          n/a          n/a           n/a            n/a            n/a           n/a
      6         n/a             n/a          n/a          n/a           n/a            n/a            n/a           n/a
      7         n/a             n/a          n/a          n/a           n/a            n/a            n/a           n/a
      8         n/a             n/a          n/a          n/a           n/a            n/a            n/a           n/a
      9      One-Year CMT      17.750%       6.750%       2.000%       1.000%        10.750%           12             2
     10     6 Month LIBOR      16.625%       6.750%       1.500%       1.500%         9.625%            6             3
     11     6 Month LIBOR      15.900%       6.150%       1.500%       1.500%         8.900%            6             4
     12     6 Month LIBOR      16.397%       6.081%       2.684%       1.251%         9.321%            6             3
     13     6 Month LIBOR      16.448%       6.476%       1.841%       1.444%         9.533%            6             8
     14     6 Month LIBOR      15.829%       6.156%       3.000%       1.004%         9.836%            6             32

          The following tables also have been prepared assuming:

               o all distributions with respect to the Certificates will be made at the scheduled times as described below under "Description of the Certificates--Distributions on the Certificates,"

               o distributions on the Certificates are received in cash on the 15th day of each month, commencing in April 2001,

               o prepayments represent payment in full of individual Loans and are received on the last day of each month (commencing in March 2001) and include 30 days' interest thereon at the applicable Loan Interest Rate,

               o the Servicing Fee for each Loan will be 0.50% per annum of the principal balance thereof and that all other fees will be as set forth in the Agreement,

               o The Trustee, Trust Administrator and Custodian will receive aggregate fees for each Loan equal to 0.0185% per annum of the principal balance thereof,

               o no delinquencies or defaults in payments by borrowers of principal and interest on the Loans are experienced,

               o no right of optional termination is exercised except as noted below,

               o    the Offered Certificates are purchased on the Closing Date,

               o with respect to the adjustable rate Loans, six-month LIBOR and one-year CMT remain constant at 4.93375% and 4.42000%, respectively

               o    one-month LIBOR remains constant at 5.1925%, and

               o the Pool Specified Subordinated Amount (as defined herein under "Description of the Certificates--Glossary") for each Pool initially is set at the highest level specified by the Agreement and thereafter decreases in accordance with the provisions of the Agreement.

          Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed constant prepayment rate ("CPR") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to each Pool, the "100% Prepayment Assumption" used to price the related Offered Certificates assumes a CPR each month of 21% per annum of the then outstanding principal balance of the related Loans in each Pool that bear a fixed rate of interest and a CPR each month of 26% per annum of the then outstanding principal balance of the related Loans in each Pool that bear an adjustable rate of interest. As used in the table below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments on the mortgage loans having the characteristics described above. Correspondingly, the 100% Prepayment Assumption assumes prepayment rates equal to 100% of the related Prepayment Assumption, and a 150% Prepayment Assumption assumes 150% of each of the rates described above; and so forth. The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool, including the related Loans.

          Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Loans equals any of the specified percentages of the Prepayment Assumption.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

                              CLASS AC CERTIFICATES

                                                                            WEIGHTED AVERAGE
       PREPAYMENT         WEIGHTED AVERAGE LIFE                             LIFE TO CALL            EARLIEST
       ASSUMPTION               (YEARS) (1)           EXPECTED MATURITY      (YEARS) (2)       RETIREMENT DATE(2)
       ----------               -----------           -----------------     ---------------    ------------------
            0%                     14.79              September 15, 2029         14.73          January 15, 2028
           50%                      5.64               August 15, 2027            5.28          November 15, 2015
           75%                      4.06               October 15, 2023           3.76          January 15, 2012
           85%                      3.63              December 15, 2021           3.35          November 15, 2010
          100%(3)                   3.10                 May 15, 2019             2.85            July 15, 2009
          115%                      2.67                April 15, 2017            2.45            June 15, 2008
          125%                      2.43               January 15, 2016           2.23          November 15, 2007
          150%                      1.92                July 15, 2013             1.75           August 15, 2006

                             CLASS MC-1 CERTIFICATES

                                                                            WEIGHTED AVERAGE
       PREPAYMENT         WEIGHTED AVERAGE LIFE                              LIFE TO CALL            EARLIEST
       ASSUMPTION               (YEARS) (1)           EXPECTED MATURITY       (YEARS) (2)       RETIREMENT DATE(2)
       ----------               -----------           -----------------       -----------       ------------------
            0%                     23.40                May 15, 2029             23.26           January 15, 2028
           50%                     10.86              December 15, 2024          10.01          November 15, 2015
           75%                      7.89              October 15, 2019            7.21           January 15, 2012
           85%                      7.06              February 15, 2018           6.42          November 15, 2010
         100%(3)                    6.09              November 15, 2015           5.54            July 15, 2009
          115%                      5.44              February 15, 2014           4.94            June 15, 2008
          125%                      5.13              February 15, 2013           4.67          November 15, 2007
          150%                      4.69              February 15, 2011           4.29           August 15, 2006

                             CLASS MC-2 CERTIFICATES

                                                                            WEIGHTED AVERAGE
       PREPAYMENT         WEIGHTED AVERAGE LIFE                              LIFE TO CALL           EARLIEST
       ASSUMPTION              (YEARS) (1)            EXPECTED MATURITY      (YEARS) (2)          RETIREMENT DATE(2)
       ----------              -----------            -----------------     ----------------    ------------------
          0%                       23.39               March 15, 2029            23.26           January 15, 2028
         50%                       10.77              February 15, 2023          10.01          November 15, 2015
         75%                        7.80              November 15, 2017           7.21           January 15, 2012
         85%                        6.97               April 15, 2016             6.42          November 15, 2010
        100%(3)                     6.01               March 15, 2014             5.53            July 15, 2009
        115%                        5.33             September 15, 2012           4.90            June 15, 2008
        125%                        4.99              October 15, 2011            4.59          November 15, 2007
        150%                        4.41              December 15, 2009           4.07           August 15, 2006


                              CLASS BC CERTIFICATES

                                                                            WEIGHTED AVERAGE
       PREPAYMENT         WEIGHTED AVERAGE LIFE                              LIFE TO CALL          EARLIEST
       ASSUMPTION              (YEARS) (1)            EXPECTED MATURITY      (YEARS) (2)        RETIREMENT DATE(2)
       ----------              -----------            -----------------     -----------------   ------------------
         0%                        23.35              December 15, 2028          23.26           January 15, 2028
        50%                        10.52              February 15, 2021          10.01          November 15, 2015
        75%                         7.59              January 15, 2016            7.21           January 15, 2012
        85%                         6.79                July 15, 2014             6.42          November 15, 2010
       100%(3)                      5.84              November 15, 2012           5.52            July 15, 2009
       115%                         5.16                May 15, 2011              4.88            June 15, 2008
       125%                         4.81               August 15, 2010            4.55          November 15, 2007
       150%                         4.20              December 15, 2008           3.97           August 15, 2006

                              CLASS AN CERTIFICATES

                                                                            WEIGHTED AVERAGE
       PREPAYMENT         WEIGHTED AVERAGE LIFE                              LIFE TO CALL          EARLIEST
       ASSUMPTION              (YEARS) (1)            EXPECTED MATURITY       (YEARS) (2)       RETIREMENT DATE(2)
       ----------              -----------            -----------------     -----------------   ------------------

            0%                   15.08                October 15, 2029           15.01           January 15, 2028
           50%                    5.50                 August 15, 2027            5.15          November 15, 2015
           75%                    3.93                  May 15, 2023              3.66           January 15, 2012
           85%                    3.50                  June 15, 2021             3.25          November 15, 2010
          100%(3)                 2.98                October 15, 2018            2.77            July 15, 2009
          115%                    2.57               September 15, 2016           2.38            June 15, 2008
          125%                    2.33                  June 15, 2015             2.15          November 15, 2007
          150%                    1.84                January 15, 2013            1.69           August 15, 2006


                             CLASS MN-1 CERTIFICATES

                                                                            WEIGHTED AVERAGE
       PREPAYMENT         WEIGHTED AVERAGE LIFE                              LIFE TO CALL           EARLIEST
       ASSUMPTION              (YEARS) (1)            EXPECTED MATURITY      (YEARS) (2)        RETIREMENT DATE(2)
       ----------              -----------            -----------------     -----------------   ------------------
            0%                     23.94                July 15, 2029            23.75           January 15, 2028
           50%                     10.59               August 15, 2024            9.80           November 15, 2015
           75%                      7.62               March 15, 2019             7.03           January 15, 2012
           85%                      6.81                June 15, 2017             6.26           November 15, 2010
         100%(3)                    5.89               March 15, 2015             5.42             July 15, 2009
          115%                      5.27                July 15, 2013             4.85             June 15, 2008
          125%                      4.99                July 15, 2012             4.60           November 15, 2007
          150%                      4.61               August 15, 2010            4.28            August 15, 2006


                             CLASS MN-2 CERTIFICATES

                                                                            WEIGHTED AVERAGE
       PREPAYMENT         WEIGHTED AVERAGE LIFE                             LIFE TO CALL           EARLIEST
       ASSUMPTION              (YEARS) (1)            EXPECTED MATURITY      (YEARS) (2)       RETIREMENT DATE(2)
       ----------              -----------            -----------------     ---------------     ------------------
        0%                         23.93                May 15, 2029             23.75           January 15, 2028
       50%                         10.49              October 15, 2022            9.80           November 15, 2015
       75%                          7.53                May 15, 2017              7.03           January 15, 2012
       85%                          6.71             September 15, 2015           6.26           November 15, 2010
      100%(3)                       5.80             September 15, 2013           5.40             July 15, 2009
      115%                          5.15               March 15, 2012             4.80             June 15, 2008
      125%                          4.83                May 15, 2011              4.51           November 15, 2007
      150%                          4.31                July 15, 2009             4.03            August 15, 2006

                              CLASS BN CERTIFICATES

                                                                            WEIGHTED AVERAGE
       PREPAYMENT         WEIGHTED AVERAGE LIFE                              LIFE TO CALL          EARLIEST
       ASSUMPTION              (YEARS) (1)            EXPECTED MATURITY        (YEARS) (2)       RETIREMENT DATE(2)
       ----------              -----------            -----------------     -----------------   ------------------
          0%                      23.89               February 15, 2029          23.75           January 15, 2028
         50%                      10.20                 June 15, 2020             9.80           November 15, 2015
         75%                       7.30                April 15, 2015             7.03           January 15, 2012
         85%                       6.52               November 15, 2013           6.26           November 15, 2010
        100%(3)                    5.61                March 15, 2012             5.39             July 15, 2009
        115%                       4.96               October 15, 2010            4.77             June 15, 2008
        125%                       4.64               January 15, 2010            4.46           November 15, 2007
        150%                       4.07                 June 15, 2008             3.92            August 15, 2006

--------------------
(1)      To Maturity.
(2)      Assuming early termination of the Trust when the aggregate principal balance of the Loans declines to a level equal to 10% of the aggregate
         Pool Original Collateral Amount.
(3)      Pricing Assumption.


          Since the individual characteristics of the related Loans will not correspond to those assumed above, the actual weighted average lives and the earliest retirement dates of the Offered Certificates will vary from those of the underlying related Loans even if any indicated Prepayment Assumption is met. In addition, there is no assurance that Principal Prepayments, Curtailments or Excess Payments will occur, or, if they do occur, that they will occur at a constant rate approximating any of the indicated Prepayment Assumption.

                     THE REPRESENTATIVE AND THE ORIGINATORS

          HomEq Servicing Corporation will act as the Servicer of the Loans. Except for certain representations and warranties relating to the Loans and certain other matters, HomEq Servicing Corporation's obligations with respect to the Loans are limited to its contractual servicing obligations.

          HomEq Servicing Corporation, successor by merger to TMS Mortgage, Inc., is a New Jersey corporation and the parent company of the Originators. HomEq Servicing Corporation is headquartered in West Sacramento, California, and is a wholly owned subsidiary of The Money Store Inc. On June 30, 1998, The Money Store Inc. became a wholly-owned subsidiary of First Union National Bank, the principal banking subsidiary of First Union Corporation. First Union Corporation is also the ultimate parent of First Union Securities, Inc. See "Risk Factors--Our Parent's Insolvency May Result In Others Owning the Trust's Assets."

          Prior to June 23, 2000, TMS Mortgage, Inc. and its subsidiaries were engaged in the business of originating, purchasing, selling and servicing home equity and home improvement loans. On June 26, 2000, TMS Mortgage, Inc. and its subsidiaries stopped accepting applications for home equity and home improvement loans and after August 31, 2000 ceased originating and purchasing home equity and home improvement loans. On November 1, 2000, TMS Mortgage, Inc. merged with, and changed its name to, HomEq Servicing Corporation.

          Currently, HomEq Servicing Corporation and its subsidiaries service the home equity and home improvement mortgage loans which it and its subsidiaries previously originated or purchased. In addition, HomEq Servicing Corporation and its subsidiaries service a home equity mortgage loan portfolio of approximately $11 billion for First Union National Bank and its affiliates. On February 8, 2001, S&P announced that HomEq Servicing Corporation had been added to its select servicer list. HomEq Servicing Corporation is now a select residential subprime servicer, a select alternative residential mortgage servicer, and a select residential special servicer. To be included on the select servicer list S&P has deemed that HomEq Servicing Corporation has met the criteria for attaining at least an average ranking with an outlook of stable. Inclusion on the list reflects that a firm is, at the very least, performing its duties in an effective and controlled manner, and is in general compliance with investor, regulatory, or agency requirements.

          The Loans were originated and underwritten, or purchased and re-underwritten, substantially in accordance with the underwriting criteria described in the Prospectus under the heading "The Single Family Lending Program
- Underwriting Criteria." As stated above, The Money Store Inc. and its subsidiaries, including HomEq Servicing Corporation, no longer originate and purchase home equity and home improvement mortgage loans. To the extent the Prospectus describes The Money Store Inc. and its subsidiaries as engaging in these activities, such description is superseded in all respects by the more current information described above.

          In 1967, The Money Store Inc. and its subsidiaries began to originate residential home equity loans. In 1979, The Money Store Inc. and its subsidiaries began to originate SBA Loans. In 1984, The Money Store Inc. and its subsidiaries entered into the government guaranteed student loan origination market and, in 1995, entered the private student loan origination market. The Money Store Inc. and its subsidiaries still originate SBA Loans and student loans.

          For the years ended December 31, 1998, 1999 and 2000, HomEq Servicing Corporation (which includes its predecessor TMS Mortgage, Inc.), and its subsidiaries serviced approximately $13.377 billion, $12.648 billion and $10.661 billion of mortgage loans, respectively. Of those mortgage loans, approximately 82.84%, 78.76% and 71.62%, respectively, by principal amount were home equity loans and approximately 17.16%, 21.24% and 28.38%, respectively, by principal amount were home improvement loans (including Title I Loans guaranteed by the FHA). The business strategy of HomEq Servicing Corporation is to provide a mortgage loan servicing platform for the outstanding portfolio of HomEq Servicing Corporation, as well as to provide mortgage loan servicing functions to other areas of First Union Corporation and to unaffiliated third parties.

          As of January 31, 2001, HomEq Servicing Corporation and its subsidiaries operated in locations based in West Sacramento, California and North Highlands, California.

          First Union Corporation is a North Carolina-based, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder. Through its full-service banking offices, First Union Corporation provides a wide range of commercial and retail banking services and trust services in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, DC. Such offices are operated by First Union National Bank, headquartered in Charlotte, North Carolina, except the Delaware offices, which are operated by First Union National Bank of Delaware. First Union Corporation and its affiliates also provide various other financial services, including mortgage banking, home equity lending, credit cards, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. As of and for the year ended December 31, 2000, First Union Corporation had assets of $254 billion. First Union Corporation is the sixth largest bank holding company in the United States, based on assets at December 31, 2000.

          First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina, provides a wide range of commercial and retail banking services and trust services in all of the states listed above, except Delaware.

DELINQUENCY EXPERIENCE

          The following table sets forth the delinquency and charge-off experience of HomEq Servicing Corporation (which includes its predecessor TMS Mortgage, Inc.), with respect to its portfolio of home equity loans and home improvement loans as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the Loans included in the Trust will be similar to that reflected in the table below.

                          DELINQUENCIES AND CHARGE-OFFS
                             (Dollars in thousands)

                                                                  AS OF AND FOR THE YEAR
                                                                    ENDED DECEMBER 31,
                                                         1998(1)           1999(1)               2000(1)
                                                         -------           -------               -------
30-59 days past due(2)....................                 5.98%             4.40%                 5.13%
60-89 days past due(2)....................                 1.66%             1.47%                 1.86%
90+ days past due (2).....................                 2.85%             3.13%                 2.75%
loans in the serviced
   loan portfolio(3)......................           $13,377,000       $12,648,000           $10,661,000
loans charged-off, net....................              $183,000          $426,000              $300,000
loans charged-off, net as a percentage of the
   serviced loan portfolio(4).............                 1.37%             3.37%                 3.66%

----------------------
(1)  Includes both home equity loans and home improvement loans.
(2)  The delinquency percentages are calculated based upon the aggregate principal balances of the loans which are delinquent by the number of days indicated divided by the total aggregate principal balances of the loans contained in the Representative's total serviced loan portfolio.
(3)  Amounts shown are the aggregate principal balances of the loans in the
     Representative's total serviced loan portfolio as of the last day of the indicated period.
(4)  The percentage of loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of the loans contained in the Representative's total serviced loan portfolio.

CERTAIN LITIGATION

          Because the nature of the business of HomEq Servicing Corporation and its affiliates involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, HomEq Servicing Corporation and its affiliates are subject to claims and legal actions in the ordinary course of their business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, HomEq Servicing Corporation believes that the aggregate amount of these liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of HomEq Servicing Corporation or its affiliates.

                         DESCRIPTION OF THE CERTIFICATES

          The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of February 28, 2001 (the "Agreement") among the Representative, the Originators and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). A copy of the Agreement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Representative on behalf of the Trust. The following summaries describe material provisions of the Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Certificates and the Agreement. Terms used in this prospectus supplement and not otherwise defined will have the meanings set forth in the Agreement. See "The Agreement" in this prospectus supplement.

DESIGNATIONS

CLASS A CERTIFICATES

     o    Class AC Certificates

     o    Class AN Certificates

CLASS M CERTIFICATES

     o    Class MC-1 Certificates

     o    Class MC-2 Certificates

     o    Class MN-1 Certificates

     o    Class MN-2 Certificates

CLASS M-1 CERTIFICATES

     o    Class MC-1 Certificates

     o    Class MN-1 Certificates

CLASS M-2 CERTIFICATES

     o    Class MC-2 Certificates

     o    Class MN-2 Certificates



CLASS B CERTIFICATES

     o    Class BC Certificates

     o    Class BN Certificates

POOL I CERTIFICATES

     o    Class AC Certificates

     o    Class MC-1 Certificates

     o    Class MC-2 Certificates

     o    Class BC Certificates

POOL II CERTIFICATES

     o    Class AN Certificates

     o    Class MN-1 Certificates

     o    Class MN-2 Certificates

     o    Class BN Certificates


OFFERED CERTIFICATES

     o    Pool I Certificates

     o    Pool II Certificates

NON-OFFERED CERTIFICATES

     o    Class X Certificates

     o    Class R Certificates



          The Pool I Certificates will receive payments primarily from the Pool I Loans. The Pool II Certificates will receive payments primarily from the Pool II Loans. However, excess interest received on the Loans of one Pool will be available to pay the Certificates of the other Pool.

          The Certificates are obligations of the Trust only and will not represent obligations of the Representative, the Originators, the Trustee or any of their respective affiliates. The Offered Certificates will be issued in book-entry form in minimum denominations of $25,000 original principal amount and integral multiples of $1,000 in excess of $25,000.

          Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a certificate registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

          The assets of the Trust will consist of:

          o    the Loans;

          o    payments received on the Loans;

          o all rights under any insurance policy covering a Loan or the related Mortgaged Property;

          o property and any proceeds thereof acquired by foreclosure of a Loan, deed in lieu of foreclosure or a comparable conversion; and

          o    the Rate Agreements.

GLOSSARY

          Set forth below are the definitions of principal terms used in this prospectus supplement to help describe the flow of funds on the Certificates.

          BIF: The Bank Insurance Fund, or any successor to the Bank Insurance Fund.

          BUSINESS DAY: Any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, New York or North Carolina are authorized or obligated by law or executive order to be closed.

          CERTIFICATEHOLDER OR HOLDER: A holder of any Class of Certificates.

          CERTIFICATEHOLDERS' INTEREST CARRYOVER: For any Remittance Date and any Class of Certificates the sum of:

          (1) if on that Remittance Date the Remittance Rate for a Class of Certificates is based on the Net Funds Cap, the excess of

               (A) the amount of interest the Class of Certificates would be entitled to receive on the applicable Remittance Date had interest been calculated based on LIBOR plus the applicable Margin, over

               (B) the amount of interest the Class of Certificates will receive on the Remittance Date at the Net Funds Cap, plus

          (2) the unpaid portion of any excess from prior Remittance Dates, and interest accrued on any unpaid portion at the then applicable Remittance Rate, without giving effect to the Net Funds Cap.

          CLASS A POOL PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date and any Pool:

               o prior to the related Stepdown Date and for any Remittance Date on or after the related Stepdown Date on which the related Trigger Event is in effect, the lesser of,

          (1)  100% of the applicable Pool Principal Distribution Amount, and

          (2) the Class Principal Balance of the Class A Certificates of the applicable Pool, and

               o on or after the related Stepdown Date on which the related Trigger Event is not in effect for the related Pool, the excess, if any, of

          (1) the Class Principal Balance of the Class A Certificates of the applicable Pool immediately prior to the applicable Remittance Date, over

          (2)  the lesser of,

               (A) 66.80% of the outstanding principal balance of the Pool I Loans or 68.30% of the outstanding principal balance of the Pool II Loans, as applicable, in each case as of the last day of the related Due Period, and

               (B) the outstanding principal balance of the Loans of the applicable Pool as of the last day of the related Due Period MINUS 0.50% of the aggregate principal balance of the Pool I Loans or the Pool II Loans, as the case may be, as of the Cut-Off Date.

          CLASS B POOL PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date and any Pool:

               o prior to the related Stepdown Date and for any Remittance Date on or after the related Stepdown Date on which the applicable Trigger Event is in effect and the Class A Certificates of the applicable Pool are still outstanding, zero and

               o on or after the related Stepdown Date on which the applicable Trigger Event is in effect and the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates of the applicable Pool are no longer outstanding, the lesser of,

          (1)  100% of the applicable Pool Principal Distribution Amount, and

          (2) the Class Principal Balance of the Class B Certificates of the applicable Pool, and

               o    on any other Remittance Date, the excess, if any, of

          (1)  the sum of,

               (A) the Class Principal Balance of the Class A Certificates of the applicable Pool after giving effect to the payment of the applicable Class A Pool Principal Distribution Amount on the applicable Remittance Date,

               (B) the Class Principal Balance of the Class M-1 Certificates of the applicable Pool after given effect to the payment of the applicable Class M-1 Pool Principal Distribution Amount on the applicable Remittance Date,

               (C) the Class Principal Balance of the Class M-2 Certificates of the applicable Pool after given effect to the payment of the applicable Class M-2 Pool Principal Distribution Amount on the applicable Remittance Date, and

               (D) the Class Principal Balance of the Class B Certificates of the applicable Pool immediately prior to the applicable Remittance Date, over

          (2)  the lesser of,

               (A) 94.00% of the outstanding principal balance of the Pool I Loans or 94.50% of the outstanding principal balance of the Pool II Loans, as applicable, in each case as of the last day of the related Due Period, and

               (B) the outstanding principal balance of the Loans of the applicable Pool as of the last day of the related due period MINUS 0.50% of the aggregate principal balance of the Pool I Loans or the Pool II Loans, as the case may be, as of the Cut-Off Date.

          CLASS M-1 POOL PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date and any Pool:

               o prior to the related Stepdown Date and for any Remittance Date on or after the related Stepdown Date on which the applicable Trigger Event is in effect and the Class A Certificates of the applicable Pool are still outstanding, zero, and

               o on or after the related Stepdown Date on which the applicable Trigger Event is in effect and the Class A Certificates of the applicable Pool are no longer outstanding, the lesser of,

          (1)  100% of the applicable Pool Principal Distribution Amount, and

          (2) the Class Principal Balance of the Class M-1 Certificates of the applicable Pool, and

               o    on any other Remittance Date, the excess, if any, of

          (1)  the sum of,

               (A) the Class Principal Balance of the Class A Certificates of the applicable Pool after giving effect to the payment of the applicable Class A Pool Principal Distribution Amount on the applicable Remittance Date and

               (B) the Class Principal Balance of the Class M-1 Certificates of the applicable Pool immediately prior to the applicable Remittance Date, over

          (2)  the lesser of,

               (A) 79.70% of the outstanding principal balance of the Pool I Loans or 80.20% of the outstanding principal balance of the Pool II Loans, as applicable, in each case as of the last day of the related Due Period, and

               (B) the outstanding principal balance of the Loans of the applicable Pool as of the last day of the related due period MINUS 0.50% of the aggregate principal balance of the Pool I Loans or the Pool II Loans, as the case may be, as of the Cut-Off Date.

          CLASS M-2 POOL PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date and any Pool:

               o prior to the related Stepdown Date and for any Remittance Date on or after the related Stepdown Date on which the applicable Trigger Event is in effect and the Class A Certificates of the applicable Pool are still outstanding, zero and

               o on or after the related Stepdown Date on which the applicable Trigger Event is in effect and the Class A Certificates and the Class M-1 Certificates of the applicable Pool are no longer outstanding, the lesser of,

          (1)  100% of the applicable Pool Principal Distribution Amount, and

          (2) the Class Principal Balance of the Class M-2 Certificates of the applicable Pool, and

               o    on any other Remittance Date, the excess, if any, of

          (1)  the sum of,

               (A) the Class Principal Balance of the Class A Certificates of the applicable Pool after giving effect to the payment of the applicable Class A Pool Principal Distribution Amount on the applicable Remittance Date,

               (B) the Class Principal Balance of the Class M-1 Certificates of the applicable Pool after given effect to the payment of the applicable Class M-1 Pool Principal Distribution Amount on the applicable Remittance Date, and

               (C) the Class Principal Balance of the Class M-2 Certificates of the applicable Pool immediately prior to the applicable Remittance Date, over

          (2)  the lesser of,

               (A) 87.00% of the outstanding principal balance of the Pool I Loans or 87.90% of the outstanding principal balance of the Pool II Loans, as applicable, in each case as of the last day of the related Due Period, and

               (B) the outstanding principal balance of the Loans of the applicable Pool as of the last day of the related due period MINUS 0.50% of the aggregate principal balance of the Pool I Loans or the Pool II Loans, as the case may be, as of the Cut-Off Date.

          CLASS PRINCIPAL BALANCE: As of any date of determination for a Class of Offered Certificates, the original principal balance of such Class of Certificates, less:

               (A) the sum of all amounts previously distributed as principal on the applicable Class of Certificates, and

               (B) all Pool Applied Realized Loss Amounts previously allocated to that Class of Certificates.

          CUMULATIVE REALIZED LOSSES: As of any date of determination, the aggregate amount of Realized Losses with respect to the related Pool of Loans.

          CURTAILMENT: With respect to a Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the monthly payment due for the related Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency.

          DEFAULTED LOAN: A Loan as to which the related obligor has failed to pay in full three or more consecutive monthly payments.

          DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "AA-" or better by S&P and "A2" or better by Moody's, and in the highest short-term rating category by S&P and Moody's, and which is either:

               o a federal savings association duly organized, validly existing and in good standing under the federal banking laws,

               o an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

               o a national banking association duly organized, validly existing and in good standing under the federal banking laws, or

               o a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account.

          DETERMINATION DATE: For each month the later of:

               o the third Business Day preceding the Remittance Date occurring in that month; and

               o    the seventh Business Day of that month.

          DUE PERIOD: With respect to any Remittance Date the preceding calendar month.

          EXCESS PAYMENTS: With respect to a Due Period, any amounts received on a Loan in excess of the monthly payment which do not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount.

          EXCESS PROCEEDS: With respect to any Liquidated Loan, the excess, if any, of:

               o the total Net Liquidation Proceeds received on that Loan, over


               o the principal balance of the Loan as of the date it became a Liquidated Loan plus 30 days interest on the Loan.

          FDIC: The Federal Deposit Insurance Corporation and any successor to the Federal Deposit Insurance Corporation.

          INTEREST ACCRUAL PERIOD: With respect to the Certificates,

               o initially, the period commencing on the Closing Date and ending on the day immediately preceding the first Remittance Date, and

               o thereafter, the period commencing on a Remittance Date and ending on the day immediately preceding the next Remittance Date.

          LIBOR: The London interbank offered rate for deposits in U.S. dollars having a maturity of one month.

          LIBOR DETERMINATION DATE: The date which is both a Business Day and a London Banking Day immediately prior to the commencement of each related Interest Accrual Period.

          LIQUIDATED LOAN: A defaulted Loan as to which all amounts that the Servicer reasonably expects to recover on account of the Loan have been received.

          LIQUIDATION PROCEEDS: Cash, including insurance proceeds, proceeds of any foreclosed property, revenues received with respect to the conservation and disposition of a foreclosed property, and any other amounts received in connection with the liquidation of Defaulted Loans, whether through trustee's sale, foreclosure sale or otherwise.

          LONDON BANKING DAY: Any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          MARGIN: For each Class of Certificates, the percentage per annum set forth on the cover page of this prospectus supplement under the heading "Remittance Rate" that is added to LIBOR for purposes of determining the applicable Remittance Rate for that Class of Certificates; provided that, after the Optional Servicer Termination Date the Margin will double for each of the Class A Certificates and increase by one-half for each of the Class M Certificates and Class B Certificates.

          MORTGAGED PROPERTY: The underlying real property, if any, securing a Loan, consisting of a residential property and any improvements on the real property.

          NET FUNDS CAP: As to any Pool and any Remittance Date, the per annum rate expressed on an actual/360 basis equal to the fraction, expressed as a percentage:

               o    the numerator of which is equal to the excess of

               (A) the total amount of interest due on the Loans of that Pool during the preceding Due Period, over

               (B) the sum of the Servicing Fee and the fees due the Trustee, the Custodian and the Trust Administrator with respect to that Pool; and

               o the denominator of which is the aggregate Class Principal Balance of the Certificates of that Pool immediately prior to that Remittance Date.

          NET LIQUIDATION PROCEEDS: Liquidation Proceeds less:

               o    any reimbursements to the Servicer, and

               o amounts required to be released to the related obligor pursuant to applicable law.

          NOTIONAL AMOUNT: With respect to each Pool, the dollar amount set forth for the month in which the related Remittance Date occurs, as set forth on Annex B hereto.

          OPTIONAL SERVICER TERMINATION DATE: The first Remittance Date on which the aggregate outstanding principal balance of the Loans is less than or equal to 10% of the Original Principal Balance.

          PAYING AGENT: Initially, the Trustee, and thereafter, any other person that meets the eligibility standards for the Paying Agent specified in the Agreement and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

          PERCENTAGE INTEREST: With respect to an Offered Certificate, the fraction, expressed as a percentage, the numerator of which is the original denomination represented by that Certificate and the denominator of which is the original aggregate Class Principal Balance of the respective Class of Certificates. With respect to a Class of Offered Certificates, the fraction, expressed as a percentage, the numerator of which is the original Class Principal Balance of that Class of Certificates and the denominator of which is the original aggregate Class Principal Balance of all Classes of Certificates.

          POOL ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT: For any Remittance Date and for each Pool is the lesser of:

          (1) the positive difference, if any, of

               (A) any Excess Spread and Subordination Reduction Amount for the applicable Pool and Remittance Date, minus

               (B) the Interest Shortfall Carryforward Amount for the Certificates of the applicable Pool for the applicable Remittance Date, and

          (2) the Subordinated Deficiency Amount for the applicable Pool and Remittance Date, calculated for this purpose without giving effect to payment of the Pool Accelerated Principal Distribution Amount and prior to taking into account the Pool Applied Realized Loss Amount for the applicable Pool and Remittance Date.

          POOL APPLIED REALIZED LOSS AMOUNT: For each Pool and on any Remittance Date, after taking into account all Realized Losses experienced during the preceding Due Period on Loans in that Pool and after taking into account the distribution of the Pool Principal Distribution Amount to the Certificates of that Pool, an amount equal to the excess, if any, of:

               o the aggregate Class Principal Balance of the Certificates of that Pool, over

               o the aggregate principal balance of the Loans of that Pool as of the end of the related Due Period.

          POOL ORIGINAL COLLATERAL AMOUNT: For each Pool of Loans, the aggregate principal balance as of the Cut-Off Date of the Loans in the applicable Pool.

          POOL PRINCIPAL DISTRIBUTION AMOUNT: For each Pool and any Remittance Date, the excess of:

          (A) the sum, without duplication of,

               (1) each payment of principal received by the Servicer or any subservicer, exclusive of Curtailments, Principal Prepayments and amounts described in clause (3) of this definition, during the related Due Period with respect to the Loans of the related Pool,

               (2) all Curtailments and all Principal Prepayments received by the Servicer or any subservicer during the related Due Period with respect to the Loans of the related Pool,

               (3) the principal portion of all insurance proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any subservicer during the related Due Period with respect to the Loans of the related Pool,

               (4) that portion of the purchase price for any Loan of the related Pool purchased by the Servicer or the Representative which represents principal and any substitution adjustments, in either case to the extent received by or on behalf of the Trustee as of the related Determination Date,

               (5) any proceeds representing principal received by or on behalf of the Trustee in connection with the liquidation or termination of the Trust and allocated to the related Pool, and

               (6) the Pool Accelerated Principal Distribution Amount for the applicable Pool and Remittance Date, OVER

          (B) the amount of any Subordination Reduction Amount for the applicable Pool and Remittance Date.

          POOL SENIOR ENHANCEMENT PERCENTAGE: For any Pool and Remittance Date is the percentage obtained by dividing:

          (A) the sum of

               (1) the aggregate Class Principal Balance of the Class M Certificates and the Class B Certificates of that Pool, and

               (2)  the Spread Amount of that Pool,

         in each case after giving effect to the distribution of the Pool Principal Distribution Amount to that Pool on the applicable Remittance Date, by

          (B) the aggregate principal balance of the Loans in that Pool as of the last day of the related Due Period.

          POOL SENIOR SPECIFIED ENHANCEMENT PERCENTAGE: means 33.20% for Pool I and 31.70% for Pool II.

          POOL SPECIFIED SUBORDINATED AMOUNT: For any Pool and Remittance Date:

               o prior to the applicable Stepdown Date, 3.00% of the related Pool Original Collateral Amount in the case of Pool I and 2.75% of the related Pool Original Collateral Amounts in the case of Pool II, and

               o    on and after the applicable Stepdown Date, the greater of

                    (1) 6.00% of the then current aggregate principal balance of the Loans in Pool I, or 5.50% of the then current aggregate principal balance of the Loans in Pool II, as the case may be, in each case as of the last day of the related Due Period, and

                    (2) .50% of the related Pool Original Collateral Amount in the case of Pool I and Pool II;

provided that upon the occurrence and during the continuance of a Trigger Event for a Pool, the Pool Specified Subordinated Amount for that Pool will equal the Pool Specified Subordinated Amount for that Pool as of the immediately preceding Remittance Date and, the Pool Specified Subordinated Amount for a Pool shall never exceed the then aggregate Class Principal Balance of the Certificates of that Pool.

          PRINCIPAL PREPAYMENT: Any payment or other recovery of principal balance on a Loan equal to its then outstanding principal balance that is received in advance of its final scheduled due date.

          RATE AGREEMENTS: The interest rate protection agreements provided by Rabobank Nederland, New York branch, and any replacement or substitute for those agreements.

          REALIZED LOSS: With respect to each Liquidated Loan, generally, an amount (not less than zero or greater than the related outstanding principal balance as of the date of the final liquidation) equal to the outstanding principal balance of the Loan as of the date of such liquidation, minus the Net Liquidation Proceeds relating to such Liquidated Loan (such Net Liquidation Proceeds to be applied first to the principal balance of the Liquidated Loan and then to interest thereon).

          REFERENCE BANKS: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

          RELEASED MORTGAGED PROPERTY PROCEEDS: Proceeds received by the Servicer in connection with condemnation, eminent domain or release of lien relating to a property securing a Loan.

          SAIF: The Savings Association Insurance Fund, or any successor to the Savings Association Insurance Fund.

          SHORTFALL AMOUNTS: For each Pool, the sum of all amounts paid to the Certificates of that Pool with respect to all related:

               o Interest Shortfall Carryforward Amounts for the Class M and Class B Certificates of that Pool; and

               o    Pool Applied Realized Loss Amounts.

          SIXTY-DAY DELINQUENCY RATIO: As of any Remittance Date and with respect to each Pool of Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding principal balances of all Loans in that Pool that were delinquent 60 days or more as of the end of the related Due Period (including Loans in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the sum of the principal balances of all the Loans in that Pool as of the end of the related Due Period.

          SPREAD AMOUNT: For any Pool, on any Remittance Date, the excess, if any, of:

          (1) the aggregate principal balance of the Loans of that Pool as of the last day of the related Due Period, over

          (2) the aggregate Class Principal Balances of the Certificates of that Pool, after taking into account all distributions of principal on that Remittance Date.

          STEPDOWN DATE: Means, for each Pool, the earlier to occur of:

          (1) the later to occur of

               (A) the Remittance Date in April 2004, with respect to Pool I and Pool II, and

               (B) the first Remittance Date on which the Pool Senior Enhancement Percentage for the applicable Pool, after taking into account distributions of principal to the Certificates of that Pool on the applicable Remittance Date, is greater than or equal to the Pool Senior Specified Enhancement Percentage for that Pool, and

               (C) the first Remittance Date on which the aggregate principal balance of the Loans for the applicable Pool as of the last day of the related Due Period is less than 50% of the Pool Original Collateral Amount for that Pool, and

          (2) the Remittance Date on which the aggregate Class Principal Balance of the Class A Certificates for that Pool has been reduced to zero.

          STRIKE PRICE: Means 5.88% per annum for Pool I and Pool II.

          SUBORDINATED DEFICIENCY AMOUNT: For any Pool and any Remittance Date, the excess, if any, of:

          (1) the Pool Specified Subordinated Amount for that Pool and Remittance Date, over

          (2) the then current Spread Amount for that Pool, after giving effect to all payments previously made to the Certificates of that Pool on that Remittance Date.

          SUBORDINATION REDUCTION AMOUNT: On any Pool and any Remittance Date, the lesser of:

          (1) the sum of the amounts set forth in clauses (A) (1) through (5) of the definition of Pool Principal Distribution Amount for that Pool, and

          (2) the excess, if any, of the then current Spread Amount for that Pool over the then current Pool Specified Subordinated Amount for that Pool.

          TELERATE PAGE 3750: The display page currently so designated on the Bridge Telerate Service, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices, and "Reference Banks" means leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

          TRIGGER EVENT: For any Pool and any Remittance Date, if any of the following occur:

               o the Weighted Average Three-Month Sixty-Day Delinquency Ratio for that Pool exceeds 45.00% of the Pool Senior Enhancement Percentage in the case of either Pool I or Pool II, as applicable; or

               o    Cumulative Realized Losses for that Pool are greater than

               (A) 2.75%, in the case of either Pool I or Pool II, as applicable, of the Pool Original Collateral Amount for that Pool from and including the Remittance Date in April 2004, through and including the Remittance Date in March 2005, or

               (B) 3.25%, in the case of either Pool I or Pool II, as applicable of the Pool Original Collateral Amount for that Pool from and including the Remittance Date in April 2005 through and including the Remittance Date in March 2006, or

               (C) 3.50%, in the case either Pool I or Pool II, as applicable, of the Pool Original Collateral Amount for that Pool for any Remittance Date from and including the Remittance Date in April 2006 and thereafter.

          WEIGHTED AVERAGE COUPON CAP: As to any Pool and any Remittance Date, the per annum rate, expressed on an actual/360 basis, equal to the difference between

               (A) the weighted average Loan Interest Rate for the Loans of that Pool and

               (B)  a fraction, expressed as a percentage,

               o the numerator of which is the sum of the Servicing Fee and the fees due the Trustee and the Trust Administrator with respect to that Pool; and

               o the denominator of which is the aggregate outstanding principal balance of the Loans of that Pool as of the end of the preceding Due Period.

          WEIGHTED AVERAGE THREE-MONTH SIXTY-DAY DELINQUENCY RATIO: As of any Remittance Date and with respect to each Pool of Loans, the average of the Sixty-Day Delinquency Ratios for such Remittance Date and for each of the two Remittance Dates immediately preceding such Remittance Date, weighted by the sum of the principal balances of the Loans in that Pool as of the ends of the related Due Periods.

DISTRIBUTIONS ON THE CERTIFICATES

          On the 15th day of each month or, if the 15th day is not a Business Day, the first Business Day immediately following, commencing in April 2001 (each day being a "Remittance Date"), until the Class Principal Balance of each Class of Certificates has been reduced to zero, the Trustee or Paying Agent will be required to distribute to the persons in whose name a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date"), the Holder's Percentage Interest multiplied by the amount available to be paid to the respective Class of Certificates for the applicable Remittance Date. For so long as the Certificates are in book-entry form with DTC, the only "Holder" of the Certificates will be Cede & Co. See "--Book-Entry Certificates."

          Distributions with respect to the Certificates will be payable, after payment of particular fees and other amounts pursuant to the Agreement, generally from the following amounts (for each Pool, the "Pool Available Remittance Amount"):

               o    receipts on the Loans of that Pool; and

               o Monthly Advances and payments of Compensating Interest by the Servicer for Loans in that Pool.

          In addition, the Holders of the Offered Certificates may be entitled to receive Supplemental Payments as described herein.

CURRENT INTEREST

          On each Remittance Date, to the extent of the Pool Available Remittance Amount for the related Pool, the Holders of each Class of Offered Certificates of that Pool will receive interest based on the actual number of days in the preceding Interest Accrual Period at the related Remittance Rate on the respective Class Principal Balance outstanding immediately prior to the applicable Remittance Date. Holders of Certificates also may receive Supplemental Payments to help mitigate basis risk.

          Interest with respect to the Offered Certificates will accrue on the basis of a 360-day year consisting of the actual number of days elapsed since interest was last paid or in the case of the first Remittance Date, from the Closing Date.

          The amount of interest each Class of Certificates is entitled to receive on each Remittance Date at the related Remittance Rate is referred to as the "Class Current Interest Requirement" for the Class.

          Each Class of Offered Certificates will bear interest for each Interest Accrual Period at a Remittance Rate equal to the lesser of:

               o    LIBOR plus the applicable Margin; and

               o    the then applicable Net Funds Cap.

          For the first Interest Accrual Period, LIBOR will be determined two Business Days prior to the Closing Date. For each subsequent Interest Accrual Period, LIBOR will be determined on the second LIBOR Determination Date preceding the start of each Interest Accrual Period. See "The
Agreement--Calculation of LIBOR."

          If on a particular Remittance Date, the portion of the Pool Available Remittance Amount, along with any Supplemental Payments allocable to a Class of Certificates, is less than the Class Current Interest Requirement for that Class of Certificates, the amount of the shortfall, together with interest on the shortfall at the applicable Remittance Rate to the extent permitted by law (each, an "Interest Shortfall Carryforward Amount") will be carried forward and distributed as described below. Interest Shortfall Carryforward Amounts do not include any Certificateholders' Interest Carryover.

          If on a particular Remittance Date, the Remittance Rate for a Class of Certificates exceeds its Weighted Average Coupon Cap, a portion of the Class Current Interest Requirement being distributed to that Class of Certificates, equal to the amount of interest accrued on the Class Principal Balance of that Class of Certificates at a rate equal to the difference between the Remittance Rate for that Class and its Weighted Average Coupon Cap, will be deemed transferred from the Certificate Account to a separate account being held by or on behalf of the Trustee and then distributed to that Class of Certificates.

          If on any Remittance Date the Remittance Rate for a Class of Certificates is based upon the applicable Net Funds Cap, that Class of Certificates will have Certificateholders' Interest Carryover. For the first 10 years after the Closing Date, any Certificateholders' Interest Carryover existing on a Remittance Date will be paid from Supplemental Payments, if any, received with respect to such Remittance Date. Any remaining Certificateholders' Interest Carryover will be paid on future Remittance Dates to the extent funds are available. No Certificateholders' Interest Carryover will be paid to a Class of Certificates after its Class Principal Balance is reduced to zero. The ratings of the Certificates do not address the likelihood of the payment of the amount of any Certificateholders' Interest Carryover exceeding the amount of Supplemental Payments.

FLOW OF FUNDS

          On each Remittance Date, the Trustee will apply the Pool Available Remittance Amount for the related Pools less the Servicing Fee and certain amounts used to reimburse the Servicer, along with any Supplemental Payments, to make the following payments in the following order of priority:

1. to pay the fees and expenses owing to the Trustee, the Custodian and the Trust Administrator;

2. to the Class AC and Class AN Certificates, the respective Class Current Interest Requirement and the respective Interest Shortfall Carryforward Amount, if any;

3. to the Class MC-1 and Class MN-1 Certificates, the respective Class Current Interest Requirement and the respective Interest Shortfall Carryforward Amount, if any;

4. to the Class MC-2 and Class MN-2 Certificates, the respective Class Current Interest Requirement and the respective Interest Shortfall Carryforward Amount, if any;

5. to the Class BC and Class BN Certificates, the respective Class Current Interest Requirement and the respective Interest Shortfall Carryforward Amount, if any;

6. to the Class AC and Class AN Certificates, the Class A Pool Principal Distribution Amount for the respective Pool;

7. to the Class MC-1 and Class MN-1 Certificates, Class M-1 Pool Principal Distribution Amount for the respective Pool;

8. to the Class MC-2 and Class MN-2 Certificates, the Class M-2 Pool Principal Distribution Amount for the respective Pool;

9. to the Class BC and Class BN Certificates, the Class B Pool Principal Distribution Amount for the respective Pool;

10. to the Class MC-1 and Class MN-1 Certificates, the unpaid portion of any Pool Applied Realized Loss Amounts allocated previously to such Certificates;

11. to the Class MC-2 and Class MN-2 Certificates, the unpaid portion of any Pool Applied Realized Loss Amounts allocated previously to such Certificates;

12. to the Class BC and Class BN Certificates, the unpaid portion of any Pool Applied Realized Loss Amounts allocated previously to such Certificates;

13.  to the Servicer, amounts reimbursable pursuant to the Agreement;

14. from one Pool to the other Pool to pay any amounts remaining unpaid pursuant to clauses 10-12, inclusive, above;

15. to the Class AC and Class AN Certificates, the Class MC-1 and Class MN-1 Certificates, the Class MC-2 and Class MN-2 Certificates and the Class BC and Class BN Certificates, sequentially in that order, the respective Certificateholders' Interest Carryover; and

16.  any remainder to the Class X and Class R Certificates.

REALIZED LOSSES

GENERAL

          To the extent that Realized Losses are experienced, the Realized Losses will reduce the aggregate outstanding balance of the Loans of the related Pool. Since the Spread Amount is the excess, if any, of the aggregate principal balances of the Loans of a Pool over the aggregate Class Principal Balances of the Certificates of that Pool, Realized Losses will in the first instance reduce the Spread Amount of the related Pool.

          The Agreement requires that the Spread Amount for each Pool be initially increased to, and thereafter maintained at, the related Pool Specified Subordinated Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Excess Spread to fund Pool Accelerated Pool Principal Distribution Amounts. These Pool Accelerated Pool Principal Distribution Amounts, since they are funded from interest collections on the Loans but are distributed as principal on the Certificates, will increase the related Spread Amount.

APPLICATION OF EXCESS SPREAD

          The weighted average Loan Interest Rate for each Pool is expected to be higher than the weighted average of the Remittance Rates on the Certificates of the related Pool, plus transaction costs, thus generating excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest (the "Excess Spread") will be applied to the extent available, to make accelerated payments of principal to the Class or Classes then entitled to receive distributions of principal. This application will cause the aggregate Class Principal Balance of the Certificates of the related Pool to amortize more rapidly than the Loans of that Pool, resulting in overcollaterization.

          If on any Remittance Date, after taking into account all Realized Losses experienced during the prior Due Period and the distribution of principal, including the Pool Accelerated Pool Principal Distribution Amount, with respect to the Certificates on the applicable Remittance Date, the aggregate Class Principal Balance of the Certificates of a Pool exceeds the aggregate balance of the Loans of that Pool as of the end of the related Due Period, then the Class Principal Balance of the Certificates of that Pool will be reduced, in effect "written down," so that the level of the Spread Amount is zero, rather than negative. This negative level is a "Pool Applied Realized Loss Amount" which will be applied as a reduction in the Class Principal Balance of the related Class B and Class M Certificates in reverse order of seniority. The Agreement does not permit the "write down" of the Class Principal Balance any Class A Certificate.

          Once the Class Principal Balance of a Class of Certificates has been "written down," the amount of the write down will no longer bear interest, nor will this amount thereafter be "reinstated" or "written up," although the amount of this write down may, on future Remittance Dates, be paid to Holders of the Certificates which experienced the write down, in direct order of seniority.

OVER-COLLATERALIZATION

          On the Closing Date, the aggregate principal balances of the Loans of each Pool will exceed the aggregate Class Principal Balances of the Certificates of that Pool by approximately 1.40% in the case of Pool I and approximately 0.40% in the case of Pool II. Also, Excess Spread will be applied to pay principal on the Certificates. If losses are realized on the Loans of a Pool, and the other forms of credit enhancement have been exhausted, the Certificates of that Pool will not be allocated any losses until the over-collateralization is eliminated.

SUBORDINATION

          Payments on the Class B Certificates of a Pool will be subordinate to payments on the Class A and Class M Certificates of that Pool, and payments on the Class M Certificates of a Pool will be subordinate to payments on the Class A Certificates of that Pool. This Subordination will be effected through the priority of payments described above in "--Flow of Funds."

CROSS-COLLATERALIZATION

          As set forth above in "--Flow of Funds," Excess Spread received on one Pool may be available to protect against certain losses on the other Pool.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT AND CERTAIN OTHER RISKS

          In general, the protection afforded by the credit enhancement is protection for credit risk and not for prepayment risk and does not apply to the Certificateholders' Interest Carryover.

SUPPLEMENTAL PAYMENTS

          The Agreement establishes an account for each Pool, each a "Supplemental Account", to be held by the Trustee for the benefit of the Certificateholders. Each Supplemental Account will be funded on the Closing Date with a $5,000 deposit. The Supplemental Accounts will be entitled to receive payments under the related Rate Agreement ("Rate Agreement Payments") with respect to each Remittance Date up to and including the Remittance Date in March 2011, pursuant to the Rate Agreements, to be provided by Rabobank Nederland, New York branch ("Rabobank"). If, for any Remittance Date, LIBOR (as calculated in accordance with the Rate Agreements) exceeds the applicable Strike Price, the Rate Agreement Payments due under the Rate Agreements for such Remittance Date will be equal to the product of:

          (1)  the difference between LIBOR and the applicable Strike Price,

          (2) the applicable Notional Amount, and

          (3) a factor related to the number of days elapsed since the last Remittance Date (or the Closing Date in the case of the first Remittance Date).

          The Rate Agreements provide that in certain circumstances Rabobank will be obligated to provide replacement interest rate protection agreements with another bank or enter into other credit enhancing arrangements, in either case acceptable to the Rating Agencies.

          Rate Agreement Payments, along with amounts, if any, on deposit in the Supplemental Accounts (collectively, "Supplemental Payments") are intended primarily to provide the Holders of each Class of Certificates with an additional payment equal to the difference, if any, between the amount of interest accrued on such Class of Certificates for the related Interest Accrual Period at the related Remittance Rate (without giving effect to the Net Funds
Cap) and the amount of interest so accrued on such Class of Certificates based upon the Net Funds Cap (such difference, the "Supplemental Interest Amount"). In certain circumstances, the amount of Supplemental Payments may be less than the Supplemental Interest Amount for one or more Classes of Certificates. If for any Remittance Date, Supplemental Payments are insufficient to pay the entire Supplemental Interest Amount for a Class of Certificates, a Certificateholders' Interest Carryover in the amount of such insufficiency will result for such Class or Classes of Certificates.

          If the Loans in either Pool I or Pool II prepay at a rate slower than the rate used in deriving the related Notional Amounts set forth in Annex B attached hereto for any Remittance Date, the aggregate Class Principal Balances of the Pool I or Pool II Certificates, as applicable, may exceed the related Notional Amount. If this were to occur during periods when LIBOR is increasing, Supplemental Payments may not equal the aggregate Supplemental Interest Amounts for the Pool I or Pool II Certificates, as applicable, for the related Remittance Date. Conversely, if the Loans in either Pool I or Pool II prepay at a faster rate than that assumed in deriving the related Notional Amount for any Remittance Date, the related Notional Amounts may exceed the aggregate Class Principal Balances of the Pool I or Pool II Certificates, as applicable. If the full amount of a Rate Agreement Payment received for a Remittance Date is not needed to fund the Supplemental Interest Amount for the Pool I or Pool II Certificates, as applicable, such excess will be paid on that Remittance Date to the Class X and Class R Certificates.

RATE AGREEMENT PROVIDER

          Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., generally known as Rabobank Nederland ("Rabobank"), is a cooperative banking organization incorporated in The Netherlands, and acts as the central coordinating bank for the "Rabobank Group." The Rabobank Group consists of Rabobank and certain subsidiaries and, as of June 30, 2000, 415 local banks which are cooperative companies incorporated in The Netherlands. The Rabobank Group is covered by a mutual guarantee which, with the approval of the Dutch authorities, permits a consolidated presentation of financial results. Rabobank engages in a wide variety of commercial banking and related financial services in The Netherlands and internationally.

          The Rate Agreement is being issued by a branch of Rabobank located in New York City and licensed by the New York State Superintendent of Banks. The branch is authorized to exercise substantially the same rights and privileges that are available to New York State-chartered banks at the same location, subject in general to the same duties, restrictions, reporting requirements, penalties, liabilities, conditions and limitations that apply to New York State-chartered banks at the same location.

          Rabobank will provide without charge to each person to whom this Prospectus Supplement is delivered, on the request of any such person, a copy of the Rabobank Group's most recent annual report. Written requests should be directed to Rabobank Nederland, New York Branch, 245 Park Avenue, New York, New York 10167, Attention: Credit Department.

          In addition, Rabobank is required to file annual reports on Form F.R. Y-7 with the Federal Reserve Bank of New York that include information relating to the financial conditions of Rabobank as a whole and that of the United States banking activities of Rabobank. The non-confidential portions of such annual reports are available to the public upon request from the Federal Reserve Bank of New York.

          The information contained in this Prospectus Supplement relates to and has been obtained from Rabobank. Delivery of this Prospectus Supplement shall not create any implication that there has been no change in the affairs of Rabobank since the date set forth above, or that the information contained or referred to in this Prospectus Supplement is correct as of the time subsequent to the date set forth above.

REPORTS TO CERTIFICATEHOLDERS

          On each Remittance Date, the Trustee will be required to make available to each Certificateholder, which will be Cede & Co., as registered Holder of each Class of Offered Certificates and the nominee of DTC, unless and until Definitive Certificates are issued, a statement prepared by the Trust Administrator, based in part on information provided by the Servicer, which generally will set forth, among other things:

          (1) the amount being distributed to the Certificates on the applicable Remittance Date, in the aggregate and by component and listed separately for the portions relating to each Class of Certificates;

          (2) the Pool Principal Distribution Amount for each Pool for the applicable Remittance Date, in the aggregate and listed separately by component;

          (3) the Class Current Interest Requirements for each Class of Certificates for the applicable Remittance Date;

          (4)  the applicable rate of LIBOR for the applicable Remittance Date;

          (5) the Remittance Rate for each Class of Certificates for the applicable Remittance Date and if the Remittance Rate was based on the applicable Net Funds Cap, what it would be if based on LIBOR plus the applicable margin;

          (6) the Net Funds Cap and the Weighted Average Coupon Cap for each Pool for the applicable Remittance Date;

          (7) the Rate Agreement Payments received, the amount of any Supplemental Payments made to each Class of Certificates and the purpose to which such Supplemental Payments were applied on such Remittance Date;

          (8) if the Remittance Rate for a Class of Certificates for the applicable Remittance Date is based on the applicable Net Funds Cap and the Class is entitled to receive Certificateholders' Interest Carryover, the amount of any Certificateholders' Interest Carryover (after giving effect to the payment of any Supplemental Interest Amounts) allocated to the Class of Certificates for the applicable Remittance Date;

          (9) the amount of the distribution, if any, allocable to Certificateholders' Interest Carryover and the amount of any unpaid Certificateholders' Interest Carryover for all prior Remittance Dates after giving effect to this distribution;

          (10) the Spread Amount and the Pool Specified Subordinated Amount for Pool I for Pool II and the applicable Remittance Date;

          (11) amounts, if any, on deposit in each Supplemental Account;

          (12) the amount of any Pool Applied Realized Loss Amount, Realized Loss Amount and unpaid Pool Applied Realized Loss Amounts for each Class as of the close of the applicable Remittance Date;

          (13) the Class Principal Balances for each Class of Certificates after giving effect to the distributions of principal on each Class of Certificates on the applicable Remittance Date;

          (14) the number and aggregate principal balances of Loans in each Pool delinquent

               (a)  31 to 59 days,

               (b)  60 days to 89 days and

               (c)  90 days or more as of the end of the related Due Period;

          (15) the number and aggregate principal balances of all Loans in each Pool in foreclosure or other similar proceedings and the number and aggregate principal balance of all Loans in each Pool relating to any REO Properties; and

          (16) the number and aggregate principal balances of Defaulted Loans in each Pool repurchased at the option of the Servicer.

          In the case of information furnished pursuant to clauses (1) through
(3) above, the amounts will be expressed as a dollar amount per Certificates with a $25,000 principal denomination.

          The Trustee will make the statement to Certificateholders available each month via the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.

          Within 90 days after the end of each calendar year, the Trustee, upon request, will be required to make available to each person who at any time was a Holder of Certificates during the applicable year, a statement prepared by the Trust Administrator containing the information set forth in clauses (1) through
(3) above aggregated for the applicable calendar year or, in the case of each person who was a Holder of a Certificate for a portion of the applicable calendar year, setting forth the information for each month of the applicable calendar year, or such other information as is reasonably requested by a Holder of Certificates and available to the Trustee, which is required in the preparation of such Holder's tax returns.

          All reports prepared by the Trust Administrator and forwarded to the Trustee will be based upon statements supplied to the Trust Administrator by the Servicer.

BOOK-ENTRY CERTIFICATES

          The Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The Book-Entry Certificates will be issued in one or more Certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominees of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of its respective Relevant Depositary which in turn will hold positions in customers' securities accounts in such Relevant Depositary's name on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in these capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing original principal balances of $25,000 and integral multiples of $1,000 in excess of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical Certificate representing the Certificates (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC.

          The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial Intermediary's ownership of the Book-Entry Certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate.

          Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

          Certificate Owners will not receive or be entitled to receive Certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and indirect participants by instructing the Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on the applicable business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Global Clearance, Settlement and Tax Documentation Procedures-- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A to this prospectus supplement.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

          Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream, Luxembourg"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants"). Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

          Distributions, to the extent received by the Relevant Depositary for Clearstream, Luxembourg, with respect to the Certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Participants in accordance with its rules and procedures.

          Euroclear has advised that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions, to the extent received by the Relevant Depositary for Euroclear, with respect to Certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

          Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of Book-Entry Certificates, may be limited due to the lack of physical Certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Certificates in the secondary market since some potential investors may be unwilling to purchase Certificates for which they cannot obtain physical Certificates.

          Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of the beneficial owners are credited.

          DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates, Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Indenture or the Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

          Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

          (1) DTC or the Representative advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Servicer or the Trustee is unable to locate a qualified successor, or

          (2) the Representative, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of the Definitive Certificates and Certificateholders under the Agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

          None of the Seller, the Servicer, the Trustee or the Trust Administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

                                  THE AGREEMENT

          The following summary describes some of the terms of the Agreement. A form of the Agreement has been filed as an exhibit to the registration statement of which this Prospectus Supplement and the attached prospectus form a part. A copy of the Agreement will be filed with the Securities and Exchange Commission following the issuance of the Certificates. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreement. The following summary supplements, and to the extent inconsistent with the description of the general terms replaces, the description of the general terms and provisions of the Agreement set forth under the heading "The Agreements" in the Prospectus.

ASSIGNMENT OF THE LOANS

          At the time of the issuance of the Offered Certificates, the Originators will assign to the Trust all of their right, title and interest in and to the Loans, including all payments of interest and principal, from whatever source derived, which are received on or with respect to the Loans after the Cut-Off Date, together with the related Trustee's Loan File. Each Loan will be identified in a schedule delivered to the Trustee and First Union National Bank, as Custodian (the "Custodian").

          Under the terms of the Agreement, with respect to each Loan, the Originators will deliver to the Custodian the Mortgages, the Mortgage Notes and the other documents required to be delivered pursuant to the Agreement (the "Trustee's Loan Files"); provided, that so long as First Union National Bank's long-term unsecured debt is rated at least "A3" by Moody's and "A-" by S&P and no other Assignment Event (as defined in the Agreement) shall have occurred and be continuing, the Custodian shall be entitled to maintain possession of such Trustee's Loan File as Custodian. In the event that the long-term unsecured debt rating of First Union National Bank does not satisfy the above-described standards or another Assignment Event has occurred and is continuing, the Custodian shall no longer be the custodian for the Loans and will cause, at the expense of HomEq Servicing Corporation, within 30 days after the occurrence of an Assignment Event, each of the Trustee's Loan Files in its possession pertaining to the Loans to be delivered to Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as Trustee or the Trustee's bailee. In such capacity, Wells, Fargo shall be entitled to a fee, payable from the Trust in accordance with the Agreement.

          The Custodian will review the Trustee's Loan Files in its possession relating to the Loans within the period specified in the Agreement and notify the Trustee of any material defect discovered in the review. Notwithstanding the foregoing, the Custodian shall perform the review required by the Agreement as to the assignments of Mortgages and endorsements of the related Mortgage Note within 150 days from the Closing Date. If any document required to be included in any Trustee's Loan File does not bear manual signatures, has not been received or is unrelated to the applicable Loan, and this defect is not cured as provided in the Agreement following receipt of notification of the defect by the Representative from the Trustee, the Representative will be required either to repurchase or to replace the affected Loan in the manner set forth in the Prospectus under the caption "The Agreements--Representations and Warranties."

PAYMENTS ON THE LOANS

          The Agreement requires the Servicer to establish and maintain one or more principal and interest accounts (each, a "Principal and Interest Account") at one or more Designated Depository Institutions. The Principal and Interest Account may be held with First Union National Bank and its affiliates, and First Union National Bank may commingle the cash with its other funds for specified periods, for so long as:

          o    the Servicer remains an affiliate of First Union National Bank,

          o no Event of Default under the Agreement shall have occurred and be continuing, and

          o First Union National Bank maintains a short-term rating of at least "A-1" by S&P and "P-1" by Moody's and for five Business Days following any reduction, suspension, termination or withdrawal of either rating.

          All funds in the Principal and Interest Account are required to be held:

          o uninvested, up to the limits insured by the Federal Deposit Insurance Corporation, or

          o invested in permitted instruments, which are specified in the Agreement and will be limited to investments that meet the criteria of S&P and Moody's as being consistent with their respective then-current ratings of the Offered Certificates.

          Any investment earnings on funds held in the Principal and Interest Account are for the account of the Servicer.

          The Servicer is required to deposit in the applicable Principal and Interest Account, within 24 hours of receipt:

          o all payments received after the Cut-Off Date on account of interest on the related Loans, net of the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Agreement,

          o all payments received after the Cut-Off Date on account of principal on the related Loans,

          o any amounts paid in connection with the repurchase of a related Loan and the amount of any adjustment for substituted Loans, and

          o the amount of any losses incurred in connection with investments in Permitted Instruments.

          No later than each Determination Date, the Servicer will withdraw from the applicable Principal and Interest Account and remit to the Trustee for deposit in the applicable Certificate Account, the related Pool Available Remittance Amount for the related Remittance Date that is net of Compensating Interest and Monthly Advances and certain amounts reimbursable to the Trustee, the Custodian and the Trust Administrator under the Agreement.

          Not later than the close of business on each Determination Date, the Servicer also will remit to the Trustee for deposit in the applicable Certificate Account any Monthly Advance and/or Compensating Interest payments for the upcoming Remittance Date.

          The Servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of:

          o the preservation, restoration and protection of the Mortgaged Property or other collateral,

          o any enforcement or judicial proceedings, including foreclosures, and

          o the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage.

Each expenditure will constitute a "Servicing Advance." The Servicer is obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Servicer may recover Servicing Advances from future collections on the Loans. The Servicer is not required to make Servicing Advances on any Loan which it determines, in good faith, would be nonrecoverable from amounts received in respect of the related Loan.

MONTHLY ADVANCES

          The Servicer is required to remit to the Trustee no later than each Determination Date for deposit in the applicable Certificate Account the amount (the "Monthly Advance"), if any, by which:

          (1) the sum of

               (A) interest on the actual number of days since the last Remittance Date or, in the case of the first Remittance Date, from the Closing Date, up to but not including the upcoming Remittance Date, at the then applicable weighted average Remittance Rate for the Certificates of the related Pool on the aggregate Class Principal Balances of the Certificates in that Pool immediately prior to the related Remittance Date, and

               (B) the Excess Spread, if any, for the related Remittance Date relating to the Loans of the related Pool, exceeds

          (2) the amount received by the Servicer as of the related Record Date in respect of interest on the Loans of the related Pool.

          Monthly Advances are reimbursable in the first instance from late collections of interest, Liquidation Proceeds, insurance proceeds and Released Mortgaged Property Proceeds collected with respect to the related Loan as to which the Monthly Advances were made. The Servicer's right to reimbursement for advances in excess of the related amounts is limited to late collections of interest received on the Loans of the related Pool generally; provided, however, that the Servicer's right to reimbursement is subordinate to the rights of the Certificateholders. Monthly Advances are intended to provide sufficient funds for the payment of the interest to the Certificateholders at the then applicable Remittance Rates, plus an additional amount, if any, required to pay the fees and expenses of the transaction parties. The Servicer is not required to make Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the related Loan.

COMPENSATING INTEREST

          Not later than each Determination Date, with respect to each Loan as to which a Principal Prepayment in full or a Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee for deposit in the applicable Certificate Account, from amounts otherwise payable to the Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of:

          (1) interest on the actual number of days since the last Remittance Date or, in the case of the first Remittance Date, from the Closing Date, up to but not including the upcoming Remittance Date, on the principal balance of the Loan at the weighted average Loan Interest Rate of the related Pool applicable to the Remittance Date on which such amount will be distributed, less the Servicing Fee, over

          (2) that portion of the amount of interest actually received in respect of the related Loan during the Due Period.

DEFAULTED LOANS

          If the Servicer determines that no satisfactory arrangements can be made for collecting delinquent payments on a defaulted Loan, the Servicer will either sell the Loan to a third party or foreclose upon the Mortgaged Property relating to that Loan. However, the Servicer will take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a Mortgaged Property in determining whether to foreclose upon it. Amounts received by the Servicer from selling defaulted Loans or Mortgaged Properties acquired in foreclosure will be treated as Liquidation Proceeds.

CALCULATION OF LIBOR

          The Trust Administrator will determine LIBOR commencing on the second LIBOR Determination Date preceding each Remittance Date, or in the case of the first Interest Accrual Period, two Business Days prior to the Closing Date (the "One-Month Index Maturity"), which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Trust Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trust Administrator, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date for loans in U.S. dollars to leading European banks having the One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Accrual Period will be LIBOR in effect for the previous Interest Accrual Period.

          The establishment of LIBOR on each LIBOR Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Certificates for the related Remittance Date shall, in the absence of manifest error, be final and binding. Each rate of interest may be obtained by telephoning the Trust Administrator at (704) 383-9568.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Servicer is entitled to a servicing fee of 0.50% per annum (the "Servicing Fee") of the unpaid principal balance of each Loan, calculated and paid monthly from the interest portion of monthly payments, Liquidation Proceeds and other proceeds collected. See "The Agreements--Servicing and Other Compensation and Payment of Expenses" in the Prospectus.

REMOVAL AND RESIGNATION OF SERVICER

          The holders of a majority in interest of the aggregate Class Principal Balance of the Certificates (the "Majority Certificateholders"), by notice in writing to the Servicer, may, pursuant to the Agreement, remove the Servicer upon the occurrence of any of the following events (each an "Event of Default"):

          (1)  (A)  the failure by the Servicer to make any required
                    Servicing Advance, to the extent this failure materially or adversely affects the interests of the Certificateholders;

               (B) the failure by the Servicer to make any required Monthly Advance;

               (C)  the failure by the Servicer to remit any Compensating
                    Interest;

               (D) any failure by the Servicer to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of the Agreement which continues unremedied, in the case of the events described in clauses (1)(A) and (1)(C) for 30 days, after the date upon which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

          (2) failure by the Servicer or the Representative duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Representative, as set forth in the Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer or the Representative, as the case may be, by the Trustee or to the Servicer or the Representative, as the case may be, and the Trustee by any Certificateholder; or

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and the decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (4) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (5) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          The Servicer may not assign the Agreement nor resign from the obligations and duties imposed by the Agreement on it except by mutual consent of the Servicer, the Trustee and the Majority Certificateholders, or upon the determination that the Servicer's duties under the Agreement are no longer permissible under applicable law or administrative determination and the incapacity cannot be cured by the Servicer. No resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

          Upon removal or resignation of the Servicer and otherwise in accordance with the Agreement, the Trustee will be the successor servicer (the "Successor Servicer"). If, however, the Trustee is unable or unwilling to act as Successor Servicer, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to S&P and Moody's having a net worth of not less than $15,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

          Additionally, at any time prior to the occurrence of an Event of Default, the holders of more than 50% of the Class X Certificates may require the Servicer to appoint a sub-servicer for one or more specific Loans, or replace HomEq Servicing Corporation as Servicer with an entity named by such Certificateholder that is satisfactory to S&P and Moody's and has been designated at least a select servicer by S&P. Any successor servicer will be required to assume all of the rights and obligations of the Servicer under the Agreement and will be entitled to receive the Servicing Fee and other servicing compensation as permitted by the Agreement. Upon occurrence of an Event of Default, the holders of the Class X Certificates will no longer have this right and any replacement servicer will be appointed as described above.

OPTIONAL PURCHASE

          The Servicer has the right, but not the obligation, to purchase any Defaulted Loan for the purchase price and in the manner described under "The Agreements--Representations and Warranties" in the Prospectus. In no event, however, may the aggregate principal balance of Defaulted Loans purchased pursuant to this provision exceed 10% of the aggregate Original Principal Balance.

TERMINATION; PURCHASE OF LOANS

          The Trust will terminate upon distribution to the Certificateholders of amounts due them following the earlier to occur of

          o the final payment or other liquidation of the last Loan remaining in the Trust or the disposition of all REO Property,

          o the optional purchase of the assets of the Trust by the Servicer, as described below, or

          o the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will the Trust terminate later than twenty-one years after the death of the last survivor of the person named in the Agreement.

          Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 10% of the Original Principal Balance the Servicer may, at its option, purchase, on any succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the Termination Price relating to the Trust.

          Following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Majority Certificateholders may direct the Trustee on behalf of the Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to the related REMIC. Upon receipt of such direction by the Applicable Majority Certificateholders (as defined in the Agreement) the Trustee will notify the holders of the Class R Certificates of such election to liquidate (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all the Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price of the Trust.

          If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period in the event that the Majority Certificateholders have given the Trustee the direction described above, the Trustee is required to sell the applicable Loans and such other property in the related REMIC and distribute the proceeds of the liquidation of such REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of such REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period.

          Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Certificateholders, that the effect of the Final Determination is to increase substantially the probability that the gross income of the related REMIC will be subject to federal taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the related REMIC at a purchase price equal to the Termination Price of the Trust. The foregoing opinion shall be deemed satisfactory unless the Majority Certificateholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

          If the Trust were to lose its qualification as a REMIC, it might be taxable as a grantor trust, a partnership, or an association taxable as a corporation. If the Trust is treated as a grantor trust or a partnership, such Trust would not be subject to a separate entity level tax, and it is not expected that the tax treatment of the investors would be materially different from the tax treatment if the REMIC election of such Trust had not been revoked. However, if the Trust were treated as an association taxable as a corporation it would be subject to Federal income taxes at corporate rates on its net income. Moreover, distributions on the Certificates would probably not be deductible in computing such Trust's taxable income, and all or part of the distributions to the holders of such Certificates would probably be treated as dividend income to the holders. Such an entity level tax could result in reduced distributions to the holders of the Certificates and such Certificateholders could also be liable for a share of such a tax. Any such corporate level tax would be borne first by the holders of the Class R Certificates from amounts otherwise distributable to such holders. Any remaining corporate level tax would be borne by holders of all Classes of Certificates pro rata in proportion to the outstanding principal balances of such Classes.

THE TRUSTEE

          Wells Fargo Bank Minnesota, National Association will be the Trustee under the Agreement. The Trustee is a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. The Trustee will have the duties, responsibilities and requirements as set forth in the Agreement. The Trustee and any of its affiliates may hold Certificates in its own name or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee acting jointly, or in some instances, the Trustee acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee, as applicable.

          The Trustee's Corporate Trust Office is located, for Certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: Corporate Trust Services - HomEq 2001-A and, for all other purposes, at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services - HomEq 2001-A. Offered Certificates may be surrendered at the Corporate Trustee Office or at any other address as the Trustee may designate from time to time. The Seller, the Depositor, the Servicer, the Trust Administrator, and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

          The Trustee may resign at any time, in which event the Trust Administrator will be obligated to appoint a successor to the Trustee. The Trust Administrator may also remove the Trustee if it ceases to be eligible to continue in that capacity under the Agreement, becomes legally unable to act or becomes insolvent. In these circumstances, the Trust Administrator will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor to the Trustee will not become effective until acceptance of the appointment by the successor.

THE TRUST ADMINISTRATOR

          First Union National Bank, a national banking association headquartered in Charlotte, North Carolina, will perform some of the administrative functions on behalf of the Trust (in this capacity, the "Trust Administrator"), as set forth in the Agreement. The Trust Administrator will be paid a fee for its services as set forth in the Agreement.

THE CUSTODIAN

          First Union National Bank will be the Custodian of the Loans. In this capacity, it will retain the files relating to the Loans and will hold the files in a segregated area maintained initially at the Representative's offices located in Sacramento, California. The Custodian will be paid a fee for its services as set forth in the Agreement. See "Risk Factors--Our Parent's Insolvency May Result In Others Owning the Trust's Assets."

                         FEDERAL INCOME TAX CONSEQUENCES

          For federal income tax purposes, several elections will be made to treat certain assets of the Trust as REMICs. Each Class of Offered Certificates will consist of an instrument composed of a class of regular interests in a REMIC (referred to as "Regular Certificates") and a right to receive certain additional payments (referred to as the "Additional Payments"). The Additional Payments will consist of all payments on a Regular Certificate in excess of the amount that would be paid on the Regular Certificate if it were limited in any period to the net weighted average rate of the mortgages in the corresponding pool. The purchase price of an Offered Certificate will be allocated between the corresponding Regular Certificate and the right to Additional Payments in proportion to their fair market values (thereby affecting the issue price of the Regular Certificates). See "Federal Income Tax Consequences" in the Prospectus.

          Because the Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on such Regular Certificates, including original issue discount with respect to any such Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. See "Federal Income Tax Consequences--REMIC Regular Certificates--Current Income on REMIC Regular Certificates" in the Prospectus. The right to receive the Additional Payments will not constitute:

          o a real estate asset within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

          o a qualified mortgage or a permitted investment within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Code if held by a REMIC; or

          o an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

Further, Additional Payments will not constitute income described in section 856(c)(3)(B) of the Code for a real estate investment trust. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts. All holders of Offered Certificates are urged to consult their tax advisors regarding the taxation of Additional Payments, which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.

          The prepayment assumption that will be used in determining the rate of accrual or original issue discount with respect to the Certificates is the Prepayment Assumption, as the Prepayment Assumption is defined above with respect to each Pool of Loans. See "Yield, Maturity and Prepayment Considerations" above. However, no representation is made as to the rate at which prepayments actually will occur.

          With respect to REMIC residual interests, the following is an update of the information contained in the Prospectus:

          The Treasury recently proposed regulations that would modify a safe harbor relating to transfers of noneconomic residuals. In order to comply with the safe harbor, the proposed regulations would impose an additional requirement that the present value of the anticipated tax liabilities associated with holding the residual interest not exceed the sum of

          o the present value of any consideration given to the transferee to acquire the residual interest,

          o the present value of the expected future distributions on the residual interest and

          o the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

          The regulations are proposed to be effective for transfers of noneconomic residuals on or after February 4, 2000.

          The Internal Revenue Service has issued additional guidance in Rev. Proc. 2001-12 concerning the safe harbor relating to transfers of noneconomic residuals. The Revenue Procedure provides an alternative means of complying with the safe harbor to the present value test described above. The alternative test is satisfied for a transfer if

          o the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of transfer,

          o the transferee is an eligible corporation (any domestic subchapter C corporation other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) and agrees in writing that any subsequent transfer of the residual interest will be to another eligible corporation in a manner that satisfies the safe harbor and

          o the facts and circumstances, including the amount of consideration paid to the transferee, do not reasonably indicate to the transferor that the taxes associated with the residual interest will not be paid.

          The Revenue Procedure further provides that a transfer will not satisfy the alternative test if the transfer is to a foreign branch of an eligible corporation or involves any other arrangement by which the residual interest is at any time subject to net tax by a foreign country or possession of the United States.

                            STATE TAX CONSIDERATIONS

          Potential Certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal laws and this discussion does not purport to describe any aspect to the income tax laws of any state or locality. Therefore, potential Certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

          The Employment Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans and collective investment funds and separate accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in an Offered Certificate a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio.

          In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code and entities in which such plans or accounts are invested (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Trust Administrator, the Underwriter, the Trustee, the Custodian, and the Servicer and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Offered Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the related Offered Certificates, transactions occurring in the servicing of the Loans might constitute prohibited transactions unless an administrative exemption applies. One exemption which may be applicable to the acquisition and holding of the Offered Certificates or to the servicing of the Loans is noted below.

          The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. Thus, a Plan fiduciary considering an investment in Offered Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

          The DOL has granted administrative exemptions to a number of underwriters and their affiliates, including First Union Corporation, the ultimate parent of First Union Securities, Inc. (Prohibited Transaction Exemption ("PTE") 96-22, as amended by PTE 97-34 and as recently further amended by PTE 2000-58, (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations such as the Loans that meet the conditions and requirements of the Exemption which may be applicable to the Offered Certificates if First Union Corporation or any of its affiliates (including First Union Securities, Inc.) is either the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Offered Certificates which are backed by fully-secured Loans are the following:

          (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

          (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from any of Moody's Investors Services, Inc., S&P or Fitch, Inc. ("Authorized Rating Agencies") ("Rating Requirement") and the investment pool consists only of assets of the type enumerated in the Exemption, and which have been included in other investment pools; certificates evidencing interests in such other investment pools have been rated in one of the four highest generic rating categories by an Authorized Rating Agency for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a plan's acquisition of the Offered Certificates.

          (3) The sum of all payments made to the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for distributing the Offered Certificates. The sum of all payments made to and retained by the Representative and the Originators pursuant to the sale of the Loans to the Trust represents not more than the fair market value of such Loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith.

          (4) The Trustee must not be an affiliate of any member of the Restricted Group as defined below.

          In addition, it is a condition that the Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. Any Plan investor purchasing Offered Certificates will be deemed to have represented, by virtue of such purchase, that it is an accredited investor.

          PTE 2000-58 amended the Exemption to clarify the requirements regarding "eligible yield supplement agreements" such as the Rate Agreements. If a Rate Agreement has a notional principal amounts and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the Rate Agreement may only be held as an asset of the Trust if it meets the following conditions:

          (1)  it is denominated in U.S. dollars;

          (2) the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Offered Certificates to which the Rate Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

          (3) it is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

          (4) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

          (5) it is entered into between the Trust and an eligible counterparty; and

          (6) it has a notional amount that does not exceed either:

               o the principal balance of the class of Offered Certificates to which the Rate Agreement relates, or

               o the portion of the principal balance of such class represented by Loans.

          The Exemption does not apply to Plans sponsored by the Originators, the Representative, the Underwriters, the Trustee, the Custodian, the Trust Administrator, the Servicer, any other servicers or any obligor with respect to Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of a Offered Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Offered Certificates and the fiduciary (or its affiliate) is an obligor on any Loan held in the Trust provided that, among other requirements:

          (1) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the Loans contained in the Trust;

          (2) the Plan's investment in the Offered Certificates does not exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity and

          (3) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the Trust, are acquired by persons independent of the Restricted Group.

          It is expected that the Exemption should apply to the acquisition and holding of the Offered Certificates by Plans and that the conditions of the Exemption other than those within the control of the investors should be met. However, as the Rating Requirement applies at the time of acquisition of an Offered Certificate by a Plan at both initial offering and in secondary market transactions, a Plan investor purchasing a Class BC Certificate or Class BN Certificate must satisfy itself that the rating of such Certificates at the date of acquisition is at least "BBB-".

          Before purchasing an Offered Certificate in reliance on the Exemption, a fiduciary of a Plan should confirm that all applicable requirements would be satisfied. Any Plan fiduciary considering the purchase of an Offered Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution ought to be exercised before a Plan purchases an Offered Certificate in such circumstances. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

          There may be restrictions on the ability of particular investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. In addition, the Offered Certificates will NOT be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for the investors.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, dated March 15, 2001 (the "Underwriting Agreement"), the Representative, on behalf of the Originators, has agreed to sell and each Underwriter has agreed to purchase the principal amount of each Class of Offered Certificates set forth below its name.



                              FIRST UNION     CREDIT SUISSE FIRST     SALOMON SMITH
                            SECURITIES, INC.  BOSTON CORPORATION       BARNEY INC.         TOTAL

  Class AC...............     $761,930,400        $95,241,300        $95,241,300         $952,413,000
  Class MC-1.............      $72,271,000                 --                 --           72,271,000
  Class MC-2.............      $40,897,000                 --                 --           40,897,000
  Class BC...............      $39,217,000                 --                 --           39,217,000
  Class AN...............     $352,812,000        $44,101,500        $44,101,500          441,015,000
  Class MN-1.............      $30,335,000                 --                 --           30,335,000
  Class MN-2.............      $19,628,000                 --                 --           19,628,000
  Class BN...............      $16,824,000                 --                 --           16,824,000
     Total...............   $1,333,914,400       $139,342,800        $139,342,800      $1,612,600,000


          The Representative has been advised by the Underwriters that the Underwriters propose initially to offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. This Prospectus Supplement and the Prospectus may be used by First Union Securities, Inc. in connection with offers and sales related to market-making transactions. First Union Securities, Inc. may act as principal or agent in the transactions.

          The Representative has agreed to indemnify the Underwriters against specific liabilities, including liabilities under the Securities Act of 1933, as amended.

          Each of the Underwriters may provide investment banking and other services for the Representative for which it will receive additional compensation.

          The Representative, Originators and First Union National Bank are affiliates of First Union Securities, Inc. The Underwriters or agents and their associates may be customers of, including borrowers from, engage in transactions with, and/or perform services for the Representative, its affiliates and the Trustee in the ordinary course of business.

                                     RATINGS

          It is a condition to their issuance that the Offered Certificates be rated by Standard and Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") as follows:

CLASS                                                       S&P       MOODY'S

Class AC.............................................       AAA         Aaa
Class MC-1...........................................       AA          Aa2
Class MC-2...........................................        A           A2
Class BC.............................................       BBB         Baa2
Class AN.............................................       AAA         Aaa
Class MN-1...........................................       AA          Aa2
Class MN-2...........................................        A           A2
Class BN.............................................       BBB         Baa2

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Class of the Offered Certificates. In general, the ratings of the Offered Certificates address credit risk and do not address the likelihood or the rate of principal prepayments. The ratings of the Offered Certificates by S&P and Moody's do not reflect the likelihood of payment of any Certificateholders' Interest Carryover.

                                  LEGAL MATTERS

          Some of the legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Representative by Bruce Hurwitz, Esq., Managing Attorney to the Representative. Some legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will render opinions relating to the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates.

                            INDEX OF PRINCIPAL TERMS

100% Prepayment Assumption............................................ S-48
Additional Payments................................................... S-91
Advances.............................................................. S-6
Agreement............................................................. S-56
Authorized Rating Agencies............................................ S-94
Balloon Loans......................................................... S-43
beneficial owner...................................................... S-77
BIF................................................................... S-57
Book-Entry Certificates............................................... S-77
Business Day.......................................................... S-57
Certificate Owners.................................................... S-77
Certificateholder or Holder........................................... S-57
Certificateholders' Interest Carryover................................ S-58
Characteristics of the Loans.......................................... S-6
Class A Certificates.................................................. S-56
Class A Pool Principal Distribution Amount............................ S-58
Class B Certificates.................................................. S-56
Class B Pool Principal Distribution Amount............................ S-58
Class Current Interest Requirement.................................... S-70
Class M Certificates.................................................. S-56
Class M-1 Certificates................................................ S-56
Class M-1 Pool Principal Distribution Amount.......................... S-59
Class M-2 Certificates................................................ S-56
Class M-2 Pool Principal Distribution Amount.......................... S-60
Class Principal Balance............................................... S-61
Classes............................................................... S-4
Clearstream, Luxembourg............................................... S-79
Clearstream, Luxembourg Participants.................................. S-79
Closing Date.......................................................... S-3
CMT................................................................... S-14
Code.................................................................. S-91
Compensating Interest.................................................S-6, S-85
Cooperative........................................................... S-80
CPR................................................................... S-48
Cross-Collateralization............................................... S-7
CSSF.................................................................. S-79
Cumulative Realized Losses............................................ S-61
Curtailment........................................................... S-61
Custodian............................................................. S-3, S-82
Cut-Off Date.......................................................... S-3, S-13
Defaulted Loan........................................................ S-61
Definitive Certificate................................................ S-77
Denominations......................................................... S-4
Designated Depository Institution..................................... S-61
Determination Date.................................................... S-62
disqualified persons.................................................. S-93
DOL................................................................... S-93
Due Period............................................................ S-62
ERISA................................................................. S-93
Euroclear Operator.................................................... S-79
Euroclear Participants................................................ S-79
European Depositaries................................................. S-77
Event of Default...................................................... S-86
Excess Payments....................................................... S-62
Excess Proceeds....................................................... S-62
Excess Spread......................................................... S-7, S-72
Excluded Plan......................................................... S-95
Exemption............................................................. S-93
FDIC.................................................................. S-62
Final Determination................................................... S-88
Final Maturity Date................................................... S-45
Financial Intermediary................................................ S-77
First Union National Bank............................................. S-90
General............................................................... S-6
Gross Margin.......................................................... S-14
Interest.............................................................. S-4
Interest Accrual Period............................................... S-4, S-62
Interest Shortfall Carryforward Amount................................ S-70
IRS................................................................... S-88
LIBOR................................................................. S-63
LIBOR Determination Date.............................................. S-63
Liquidated Loan....................................................... S-63
Liquidation Proceeds.................................................. S-63
Loan Interest Rate.................................................... S-13
Loans................................................................. S-13
London Banking Day.................................................... S-63
Majority Certificateholders........................................... S-86
Margin................................................................ S-63
Monthly Advance....................................................... S-84
Moody's............................................................... S-97
Mortgaged Properties.................................................. S-13
Mortgaged Property.................................................... S-63
Mortgages............................................................. S-13
Net Funds Cap......................................................... S-63
Net Liquidation Proceeds.............................................. S-63
Non-Offered Certificates.............................................. S-57
Notes................................................................. S-13
Notional Amount....................................................... S-64
Offered Certificates.................................................. S-57
Optional Servicer Termination Date.................................... S-64
Original Principal Balance............................................ S-43
Originators of Loans.................................................. S-3
Over-Collateralization................................................ S-7
parties in interest................................................... S-93
Paying Agent.......................................................... S-64
Percentage Interest................................................... S-64
Plan Asset Regulations................................................ S-93
Pool.................................................................. S-13
Pool Accelerated Principal Distribution Amount........................ S-64
Pool Applied Realized Loss Amount..................................... S-64
Pool Available Remittance Amount...................................... S-69
Pool I................................................................ S-6
Pool I Certificates................................................... S-4, S-56
Pool I Loans.......................................................... S-13
Pool II............................................................... S-6
Pool II Certificates.................................................. S-56
Pool II Loans......................................................... S-13
Pool Original Collateral Amount....................................... S-64
Pool Principal Distribution Amount.................................... S-65
Pool Senior Enhancement Percentage.................................... S-65
Pool Senior Specified Enhancement Percentage.......................... S-66
Pool Specified Subordinated Amount.................................... S-66
Pools................................................................. S-4
Prepayment Assumption................................................. S-48
Principal............................................................. S-5
Principal and Interest Account........................................ S-83
Principal Prepayment.................................................. S-66
Priority of Payments.................................................. S-5
PTE................................................................... S-93
Purchase Option Period................................................ S-88
Rabobank.............................................................. S-73,S-74
Rabobank Group........................................................ S-74
Rate Agreement Payments............................................... S-73
Rate Agreements....................................................... S-6, S-66
Rate Agreements Provider.............................................. S-3
Rate Caps............................................................. S-4
Rating Requirement.................................................... S-94
Realized Loss......................................................... S-66
Record Date........................................................... S-69
Record Dates.......................................................... S-4
Reference Banks....................................................... S-66
Regular Certificates.................................................. S-91
Released Mortgaged Property Proceeds.................................. S-66
Relevant Depositary................................................... S-77
Remittance Dates...................................................... S-4
Remittance Rate....................................................... S-69
REO Property.......................................................... S-43
Replacement Servicer.................................................. S-3
Representative........................................................ S-3
Restricted Group...................................................... S-95
Rules................................................................. S-78
S&P................................................................... S-97
SAIF.................................................................. S-67
Servicer.............................................................. S-3
Servicing Advance..................................................... S-84
Servicing Fee......................................................... S-86
Shortfall Amounts..................................................... S-67
Sixty-Day Delinquency Ratio........................................... S-67
Spread Amount......................................................... S-67
Stepdown Date......................................................... S-67
Strike Price.......................................................... S-67
Subordinated Deficiency Amount........................................ S-68
Subordination......................................................... S-7
Subordination Reduction Amount........................................ S-68
Supplemental Account.................................................. S-73
Supplemental Interest Amount.......................................... S-74
Supplemental Payments................................................. S-74
Telerate Page 3750.................................................... S-68
Termination Notice.................................................... S-88
Termination Price..................................................... S-43
Terms and Conditions.................................................. S-80
Treasury Index........................................................ S-14
Trigger Event......................................................... S-68
Trust................................................................. S-3
Trust Administrator................................................... S-3, S-90
Trustee............................................................... S-3, S-56
Trustee's Loan Files.................................................. S-82
Underwriting Agreement................................................ S-96
Weighted Average Coupon Cap........................................... S-68
Weighted average life................................................. S-45
Wells Fargo........................................................... S-3, S-82

                                     ANNEX A
               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

          Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

          Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed Securities issues in same-day funds.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective European Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (A) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (B) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

               (C) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

          U.S. PERSON. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of an Offered Certificate that is for United States federal income tax purposes

          o    a citizen or resident of the United States,

          o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

          o an estate the income of which is subject to United States federal income taxation regardless of its source, or

          o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

          As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of an Offered Certificate that is not a U.S. person.

          This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     ANNEX B

                                NOTIONAL AMOUNTS

POOL I


REMITTANCE DATE                                               NOTIONAL AMOUNT

April 15, 2001                                              $1,120,486,983.92
May 15, 2001                                                 1,102,208,089.61
June 15, 2001                                                1,084,215,074.75
July 15, 2001                                                1,066,503,515.00
August 15, 2001                                              1,049,063,833.36
September 15, 2001                                           1,031,896,939.23
October 15, 2001                                             1,014,998,796.46
November 15, 2001                                              998,365,245.31
December 15, 2001                                              981,992,631.45
January 15, 2002                                               965,876,468.34
February 15, 2002                                              950,012,787.15
March 15, 2002                                                 934,397,658.90
April 15, 2002                                                 919,027,207.31
May 15, 2002                                                   903,897,698.93
June 15, 2002                                                  889,005,405.32
July 15, 2002                                                  874,346,655.83
August 15, 2002                                                859,917,836.65
September 15, 2002                                             845,715,390.02
October 15, 2002                                               831,735,813.25
November 15, 2002                                              817,975,657.93
December 15, 2002                                              804,431,529.07
January 15, 2003                                               791,100,084.20
February 15, 2003                                              777,978,032.70
March 15, 2003                                                 765,062,134.79
April 15, 2003                                                 752,349,200.94
May 15, 2003                                                   739,836,090.90
June 15, 2003                                                  727,519,713.10
July 15, 2003                                                  715,397,023.76
August 15, 2003                                                703,465,026.24
September 15, 2003                                             691,720,770.20
October 15, 2003                                               680,161,351.00
November 15, 2003                                              668,783,908.90
December 15, 2003                                              657,585,632.28
January 15, 2004                                               646,578,511.54
February 15, 2004                                              635,746,110.64
March 15, 2004                                                 625,084,191.39
April 15, 2004                                                 492,009,294.85
May 15, 2004                                                   483,949,157.89
June 15, 2004                                                  476,010,433.60
July 15, 2004                                                  468,191,353.41
August 15, 2004                                                460,490,174.14
September 15, 2004                                            $452,905,177.61
October 15, 2004                                               445,434,670.33
November 15, 2004                                              438,076,983.13
December 15, 2004                                              430,830,470.81
January 15, 2005                                               423,693,511.78
February 15, 2005                                              416,664,507.77
March 15, 2005                                                 409,741,883.45
April 15, 2005                                                 402,924,086.14
May 15, 2005                                                   396,209,585.45
June 15, 2005                                                  389,596,873.00
July 15, 2005                                                  383,084,462.07
August 15, 2005                                                376,670,887.33
September 15, 2005                                             370,354,704.50
October 15, 2005                                               364,134,490.05
November 15, 2005                                              358,008,840.95
December 15, 2005                                              351,976,374.31
January 15, 2006                                               346,035,727.15
February 15, 2006                                              340,185,556.09
March 15, 2006                                                 334,424,537.05
April 15, 2006                                                 328,751,365.03
May 15, 2006                                                   323,164,753.79
June  15, 2006                                                 317,663,435.59
July 15, 2006                                                  312,246,160.94
August 15, 2006                                                306,911,698.34
September 15, 2006                                             301,658,834.01
October 15, 2006                                               296,486,371.63
November 15, 2006                                              291,393,132.12
December 15, 2006                                              286,377,953.37
January 15, 2007                                               281,439,690.02
February 15, 2007                                              276,577,213.17
March 15, 2007                                                 271,789,410.22
April 15, 2007                                                 267,075,184.57
May 15, 2007                                                   262,433,455.44
June 15, 2007                                                  257,863,157.61
July 15, 2007                                                  253,363,241.20
August 15, 2007                                                248,932,671.49
September 15, 2007                                             244,570,428.66
October 15, 2007                                               240,275,507.59
November 15, 2007                                              236,046,917.65
December 15, 2007                                              231,883,682.51
January 15, 2008                                               227,784,839.91
February 15, 2008                                              223,749,441.46
March 15, 2008                                                 219,776,552.46
April 15, 2008                                                 215,865,251.72
May 15, 2008                                                   212,014,631.30
June 15, 2008                                                 $208,223,796.40
July 15, 2008                                                  204,491,865.10
August 15, 2008                                                200,817,968.24
September 15, 2008                                             197,201,249.21
October 15, 2008                                               193,640,863.75
November 15, 2008                                              190,135,979.79
December 15, 2008                                              186,685,777.31
January 15, 2009                                               183,289,448.11
February 15, 2009                                              179,946,195.66
March 15, 2009                                                 176,802,255.76
April 15, 2009                                                 173,706,849.57
May 15, 2009                                                   170,659,262.43
June 15, 2009                                                  167,658,790.01
July 15, 2009                                                  164,704,738.11
August 15, 2009                                                161,796,422.60
September 15, 2009                                             158,933,169.17
October 15, 2009                                               156,114,313.27
November 15, 2009                                              153,339,199.96
December 15, 2009                                              150,607,183.72
January 15, 2010                                               147,917,628.39
February 15, 2010                                              145,269,906.98
March 15, 2010                                                 142,663,401.55
April 15, 2010                                                 140,097,503.12
May 15, 2010                                                   137,571,611.46
June 15, 2010                                                  135,085,135.07
July 15, 2010                                                  132,637,490.95
August 15, 2010                                                130,228,104.57
September 15, 2010                                             127,856,409.69
October 15, 2010                                               125,521,848.24
November 15, 2010                                              123,223,870.25
December 15, 2010                                              120,961,933.70
January 15, 2011                                               118,735,504.40
February 15, 2011                                              116,544,055.90
March 15, 2011                                                 114,387,069.36

POOL II


REMITTANCE DATE                                              NOTIONAL AMOUNT

April 15, 2001                                                $509,843,987.18
May 15, 2001                                                   501,220,364.59
June 15, 2001                                                  492,736,752.52
July 15, 2001                                                  484,390,894.39
August 15, 2001                                                476,178,339.23
September 15, 2001                                             468,099,191.46
October 15, 2001                                               460,151,302.39
November 15, 2001                                              452,332,554.68
December 15, 2001                                              444,640,865.28
January 15, 2002                                               437,074,523.76
February 15, 2002                                              429,631,164.56
March 15, 2002                                                 422,308,803.87
April 15, 2002                                                 415,105,491.52
May 15, 2002                                                   408,019,308.16
June 15, 2002                                                  401,048,365.59
July 15, 2002                                                  394,190,811.35
August 15, 2002                                                387,444,812.54
September 15, 2002                                             380,808,571.24
October 15, 2002                                               374,280,318.61
November 15, 2002                                              367,858,314.47
December 15, 2002                                              361,540,846.81
January 15, 2003                                               355,326,231.30
February 15, 2003                                              349,212,810.91
March 15, 2003                                                 343,198,955.39
April 15, 2003                                                 337,283,060.87
May 15, 2003                                                   331,463,549.44
June 15, 2003                                                  325,738,868.67
July 15, 2003                                                  320,107,491.28
August 15, 2003                                                314,567,914.65
September 15, 2003                                             309,118,660.47
October 15, 2003                                               303,758,274.31
November 15, 2003                                              298,485,325.24
December 15, 2003                                              293,298,405.46
January 15, 2004                                               288,209,051.03
February 15, 2004                                              283,202,567.03
March 15, 2004                                                 278,277,622.43
April 15, 2004                                                 173,350,164.26
May 15, 2004                                                  $170,435,023.31
June 15, 2004                                                  167,564,758.02
July 15, 2004                                                  164,737,846.75
August 15, 2004                                                161,953,659.13
September 15, 2004                                             159,211,573.80
October 15, 2004                                               156,510,978.32
November 15, 2004                                              153,851,269.02
December 15, 2004                                              151,231,850.88
January 15, 2005                                               148,652,137.41
February 15, 2005                                              146,111,550.54
March 15, 2005                                                 143,609,520.45
April 15, 2005                                                 141,145,485.53
May 15, 2005                                                   138,718,892.19
June 15, 2005                                                  136,329,194.80
July 15, 2005                                                  133,975,855.55
August 15, 2005                                                131,658,344.32
September 15, 2005                                             129,376,138.62
October 15, 2005                                               127,128,723.44
November 15, 2005                                              124,915,591.18
December 15, 2005                                              122,736,241.49
January 15, 2006                                               120,590,181.22
February 15, 2006                                              118,476,924.29
March 15, 2006                                                 116,395,991.60
April 15, 2006                                                 114,346,910.92
May 15, 2006                                                   112,329,216.80
June  15, 2006                                                 110,342,450.48
July 15, 2006                                                  108,386,159.77
August 15, 2006                                                106,459,898.99
September 15, 2006                                             104,563,228.84
October 15, 2006                                               102,695,716.36
November 15, 2006                                              100,856,934.78
December 15, 2006                                               99,046,463.47
January 15, 2007                                                97,263,887.84
February 15, 2007                                               95,508,799.26
March 15, 2007                                                  93,780,794.98
April 15, 2007                                                  92,079,478.02
May 15, 2007                                                    90,404,457.12
June 15, 2007                                                   88,755,346.63
July 15, 2007                                                   87,131,766.46
August 15, 2007                                                 85,533,341.97
September 15, 2007                                              83,959,703.93
October 15, 2007                                                82,410,488.39
November 15, 2007                                               80,885,336.65
December 15, 2007                                              $79,383,895.18
January 15, 2008                                                77,905,815.51
February 15, 2008                                               76,450,754.20
March 15, 2008                                                  75,018,372.76
April 15, 2008                                                  73,608,337.55
May 15, 2008                                                    72,220,319.75
June 15, 2008                                                   70,853,995.27
July 15, 2008                                                   69,509,044.67
August 15, 2008                                                 68,185,153.13
September 15, 2008                                              66,882,010.37
October 15, 2008                                                65,599,310.54
November 15, 2008                                               64,336,752.23
December 15, 2008                                               63,094,038.36
January 15, 2009                                                61,870,876.14
February 15, 2009                                               60,666,976.99
March 15, 2009                                                  59,577,838.91
April 15, 2009                                                  58,505,513.01
May 15, 2009                                                    57,449,752.68
June 15, 2009                                                   56,410,314.84
July 15, 2009                                                   55,386,959.90
August 15, 2009                                                 54,379,451.74
September 15, 2009                                              53,387,557.63
October 15, 2009                                                52,411,048.16
November 15, 2009                                               51,449,697.26
December 15, 2009                                               50,503,282.10
January 15, 2010                                                49,571,583.05
February 15, 2010                                               48,654,383.65
March 15, 2010                                                  47,751,470.55
April 15, 2010                                                  46,862,633.48
May 15, 2010                                                    45,987,665.19
June 15, 2010                                                   45,126,361.41
July 15, 2010                                                   44,278,520.84
August 15, 2010                                                 43,443,945.06
September 15, 2010                                              42,622,438.49
October 15, 2010                                                41,813,808.41
November 15, 2010                                               41,017,864.85
December 15, 2010                                               40,234,420.59
January 15, 2011                                                39,463,291.09
February 15, 2011                                               38,704,294.49
March 15, 2011                                                  37,957,251.56

PROSPECTUS


                              THE MONEY STORE INC.
                                (Representative)
                    THE MONEY STORE ASSET BACKED CERTIFICATES
                       THE MONEY STORE ASSET BACKED NOTES
                              (Issuable in Series)

          This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates") and The Money Store Asset Backed Notes (the "Notes" and collectively with the Certificates, the "Securities") described herein, issuable in one or more series (each a "Series"), which may be sold from time to time on terms determined at the time of sale and described in the related Supplement to this Prospectus (each a "Prospectus Supplement"), evidencing specified interests in, or rights to receive payments from, one or more trust funds (each, a "Trust"), the primary assets of which will consist of one or more pools (each, a "Pool") of certain mortgage loans and certain other mortgage-related or other similar assets more particularly described herein (the "Mortgage Assets"). The Mortgage Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates and/or Notes. Certain of the Mortgage Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative") or other affiliates of the Representative. Certain other of the Mortgage Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies, or may consist of mortgage pass-through or mortgage-backed securities issued by government agencies or private lenders. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Mortgage Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain of the related Securities may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Mortgage Assets. Securities may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement, maturity protection or derivative instruments, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Securities will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Mortgage Assets.

          Each Series of Securities will be issued in one or more classes (each, a "Class"). Each Class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and/or interest on the related Mortgage Assets in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. The right of the holders of any Class of Notes ("Noteholders") and the right of the holders of any Class of Certificates ("Certificateholders" and collectively with the Noteholders, "Securityholders" or "Holders") to receive any distributions of principal and interest will be set forth in the related Prospectus Supplement. A Series may include two or more Classes of Certificates and/or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates and/or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series will be subordinated to prior payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Securities of each Series will represent fractional undivided ownership interests in the related Trust.

          See Risk Factors on page 30 herein for a discussion of certain risk factors which should be considered by prospective purchasers of the Securities offered hereby.

          Distributions to Holders of Securities will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate at which any Class of Certificates (the "Pass-Through Rate") or the rate at which any Class of Notes (the "Interest Rate") bear interest or the method of calculating such Pass-Through Rate or Interest Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates and/or Notes of a Series will be made only from the assets of the related Trust and certain related property. The Pass-Through Rate for a Class of Certificates or the Interest Rate for a Class of Notes that bear interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures described herein (such Securities being referred to herein as "Auction Rate Securities"), (ii) the London interbank offered rate for U.S. dollar deposits for a specified period ("LIBOR") plus an amount set forth in the related Prospectus Supplement ,
(iii) the average bond equivalent rates of weekly auctions of Treasury bills for a specified period (the "T-Bill Rate") plus an amount set forth in the related Prospectus Supplement or (iv) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.

          The Securities will not represent an obligation of or interest in the Representative, the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as otherwise specified in the related Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Mortgage Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates and/or Notes will be limited to its contractual servicing obligations. If the amount available for distribution to Holders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Holders, to the extent such deficiency is attributable to delinquent payments of principal and/or interest during the immediately preceding Due Period (as defined herein). See "Description of the Securities--Monthly Advances and Compensating Interest."

          The yield to Holders on each Class of Certificates and/or Notes of a Series may be affected by the rate of payment of principal (including prepayments) of the Mortgage Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. -----------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                   -----------

                  The date of this Prospectus is March 8, 2001

          Offers of the Securities may be made through one or more different methods, including offerings through underwriters, including First Union Securities, Inc., an affiliate of the Representative, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Securities will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

          First Union Securities, Inc. expects to enter into market making transactions in the Securities and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus and the related Prospectus Supplement may be used by First Union Securities, Inc. in connection with such transactions.

          Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

          The Prospectus Supplement relating to a Series of Certificates and/or Notes to be offered hereunder, among other things, will set forth with respect to such Series of Certificates and/or Notes: (1) the aggregate principal amount, the Pass-Through Rate, Interest Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates and/or Notes; (2) certain information concerning the Mortgage Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection or other derivative instruments, if any, relating to the Pools or all or part of the related Certificates and/or Notes; (3) the specified interest of each Class of Certificates and/or Notes in, and manner and priority of, the distributions on the Mortgage Assets; (4) information as to the nature and extent of subordination with respect to such Series of Certificates and/or Notes, if any; (5) the Remittance Dates; (6) information as to the Master Servicer; (7) the circumstances, if any, under which each Trust may be subject to early termination; (8) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (9) additional information with respect to the plan of sale of such Certificates and/or Notes.

                              AVAILABLE INFORMATION

          The Representative and the Originators have filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

          No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS

          Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates and/or Notes may be issuable in book-entry form. In such event, the related Certificates and/or Notes may be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC") or another nominee. All reports will be provided to Cede or such other nominee, which in turn will provide such reports to Participants and Indirect Participants (as defined herein) of DTC or such other entities as described in the related Prospectus Supplement. Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities--Book-Entry Registration."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and the related Prospectus Supplement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention: Finance Department, Telephone: (916) 617-2001.

                                SUMMARY OF TERMS

          THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS.

Securities Offered......................   The Money Store Asset Backed
                                           Certificates (the "Certificates") and
                                           The Money Store Asset Backed Notes
                                           (the "Notes"). Notes are issuable
                                           from time to time in Series pursuant
                                           to an Indenture (an "Indenture"), and
                                           Certificates are issuable from time
                                           to time in Series pursuant to either
                                           a Pooling and Servicing Agreement (a
                                           "Pooling and Servicing Agreement") or
                                           a Trust Agreement (a "Trust
                                           Agreement"). As used herein,
                                           "Agreements" means, collectively,
                                           with respect to a Series of
                                           Certificates, the related Pooling and
                                           Servicing Agreement or the related
                                           Trust Agreement, with respect to a
                                           Series of Notes, the related
                                           Indenture and the related Sale and
                                           Servicing Agreement, as the context
                                           requires, and with respect to a
                                           Series of Securities, the relevant
                                           combination of Agreements for such
                                           Series. Each Certificate of a Series
                                           will evidence an interest in the
                                           Trust Fund or Trust Funds for such
                                           Series, as specified in the related
                                           Prospectus Supplement. Each Series of
                                           Securities will consist of one or
                                           more Classes, each Class may differ
                                           in, among other things, the amounts
                                           allocated to and the priority of
                                           principal and interest payments. The
                                           Securities of each Class will be
                                           issued in fully registered form in
                                           the denominations specified in the
                                           related Prospectus Supplement. If so
                                           specified in the related Prospectus
                                           Supplement, the Securities or certain
                                           Classes of such Securities offered
                                           thereby may be available in
                                           book-entry form only.

Issuers.................................   Certain trust funds (each, a "Trust")
                                           represented by The Money Store or its
                                           affiliates, the primary assets of
                                           which will be one or more Pools of
                                           Mortgage Loans and certain other
                                           Mortgage Assets.

Representative and Master
Servicer................................   The Money Store Inc. ("The Money
                                           Store"), a New Jersey corporation, or
                                           certain of its affiliates, including
                                           First Union National Bank or certain
                                           of its affiliates. The Prospectus
                                           Supplement relating to any Series of
                                           Certificates and/or Notes will name
                                           the entities (which may include The
                                           Money Store or one of its affiliates
                                           and may additionally include other
                                           unrelated entities) which will act,
                                           directly or through one or more
                                           Sub-Servicers (as defined herein), as
                                           master servicers (each, in such
                                           capacity, the "Master Servicer"), on
                                           the terms and conditions set forth in
                                           the related Pooling and Servicing
                                           Agreement or Sale and Servicing
                                           Agreement (a "Sale and Servicing
                                           Agreement"). The principal offices of
                                           The Money Store are located in
                                           Sacramento, California and Union, New
                                           Jersey. The Money Store is a
                                           wholly-owned subsidiary of First
                                           Union National Bank, a national
                                           banking subsidiary of First Union
                                           Corporation. See "The Representative
                                           and the Originators."

The Mortgage Assets.....................   The Securities will evidence
                                           fractional undivided ownership
                                           interests in certain Trusts further
                                           described herein. The primary assets
                                           of each Trust may consist of one or
                                           more pools (each, a "Pool") of
                                           Mortgage Loans and certain other
                                           mortgage-related assets ("Mortgage
                                           Assets") specified in the related
                                           Prospectus Supplements, which may
                                           include (1) first, second and more
                                           junior lien mortgage loans, deeds of
                                           trust or participations therein
                                           secured by one- to four-family
                                           residential properties, including
                                           low-rise condominiums, single family
                                           detached homes, single-family
                                           attached homes, planned unit
                                           developments and mixed use properties
                                           (collectively, "Single Family Loans,"
                                           which Single Family Loans may be
                                           "Conventional Loans" (i.e., loans
                                           that are not insured or guaranteed by
                                           any governmental agency) or loans
                                           that are insured by the Federal
                                           Housing Authority ("FHA") or
                                           partially guaranteed by the Veterans'
                                           Administration ("VA") as specified in
                                           the related Prospectus Supplement),
                                           (2) loans or participations therein
                                           secured by security interests or
                                           similar liens on shares in private,
                                           non-profit cooperative housing
                                           corporations ("Cooperatives") and on
                                           the related proprietary leases or
                                           occupancy agreements granting
                                           exclusive rights to occupy specific
                                           dwelling units in such Cooperatives'
                                           buildings ("Cooperative Loans"), (3)
                                           first, second and more junior lien
                                           mortgage loans, deeds of trust or
                                           participations therein secured by
                                           multifamily residential or mixed-use
                                           properties, such as rental apartment
                                           buildings (including buildings owned
                                           by Cooperatives) or projects
                                           containing five or more residential
                                           units ("Multifamily Loans"), (4)
                                           conditional sales contracts and
                                           installment sales or loan agreements
                                           or participations therein secured by
                                           manufactured housing ("Contracts"),
                                           (5) mortgage-backed securities issued
                                           or guaranteed by the Government
                                           National Mortgage Association
                                           ("GNMA"), the Federal National
                                           Mortgage Association ("FNMA") or the
                                           Federal Home Loan Mortgage
                                           Corporation ("FHLMC") (the "Agency
                                           Securities"), (6) privately issued
                                           mortgage-backed securities not
                                           constituting Agency Securities
                                           ("Private Mortgage-Backed Securities"
                                           or "PMBS"), (7) first, second and
                                           more junior home improvement mortgage
                                           loans that are either conventional
                                           loans ("Secured Conventional Home
                                           Improvement Loans") or loans
                                           originated under the Title I credit
                                           insurance program created under the
                                           National Housing Act of 1934 by the
                                           Federal Housing Administration ("FHA
                                           Loans"), and (8) unsecured home
                                           improvement loans consisting of
                                           conventional unsecured home
                                           improvement loans and FHA insured
                                           home improvement loans (the
                                           "Unsecured Home Improvement Loans").
                                           The Single Family Loans, Cooperative
                                           Loans, Multifamily Loans, Secured
                                           Conventional Home Improvement Loans,
                                           FHA Loans and Unsecured Home
                                           Improvement.

A.  Mortgage Loans......................   The payment terms of the Mortgage
                                           Loans to be included in any Pool will
                                           be described in the related
                                           Prospectus Supplement and may include
                                           any of the following features,
                                           combinations thereof or other
                                           features described in the related
                                           Prospectus Supplement:

                                           o      Interest may be payable at a
                                           fixed rate (a "Fixed Rate") or may be
                                           payable at a rate that is adjustable
                                           from time to time in relation to an
                                           index, that may be fixed for a period
                                           of time or under certain
                                           circumstances and is followed by an
                                           adjustable rate, a rate that
                                           otherwise varies from time to time,
                                           or a rate that is convertible from an
                                           adjustable rate to a fixed rate
                                           (each, an "Adjustable Rate"). The
                                           specified rate of interest on a
                                           Mortgage Loan is its "Mortgage
                                           Interest Rate." Changes to an
                                           Adjustable Rate may be subject to
                                           periodic limitations, maximum rates,
                                           minimum rates or a combination of
                                           such limitations. Accrued interest
                                           may be deferred and added to the
                                           principal of a Mortgage Loan for such
                                           periods and under such circumstances
                                           as may be specified in the related
                                           Prospectus Supplement. Mortgage Loans
                                           may permit the payment of interest at
                                           a rate lower than the Mortgage
                                           Interest Rate for a period of time or
                                           for the life of the Mortgage Loan,
                                           and the amount of any difference may
                                           be contributed from funds supplied by
                                           the seller of the properties securing
                                           the related Mortgage Loan (the
                                           "Mortgaged Properties") or another
                                           source or may be treated as accrued
                                           interest and added to the principal
                                           of the Mortgage Loan.

                                           o      Principal may be payable on a
                                           level basis to fully amortize the
                                           Mortgage Loan over its term, may be
                                           calculated on the basis of an assumed
                                           amortization schedule that is
                                           significantly longer than the
                                           original term to maturity or on an
                                           interest rate that is different from
                                           the Mortgage Interest Rate, or may
                                           not be amortized during all or a
                                           portion of the original term. Payment
                                           of all or a substantial portion of
                                           the principal may be due on maturity
                                           (a "balloon" payment). From time to
                                           time, principal may include interest
                                           that has been deferred and added to
                                           the principal balance of the Mortgage
                                           Loan.

                                           o     Monthly payments of principal
                                           and interest may be fixed for the
                                           life of the Mortgage Loan, may
                                           increase over a specified period of
                                           time ("graduated payments"), or may
                                           change from period to period.
                                           Mortgage Loans may include limits on
                                           periodic increases or decreases in
                                           the amount of monthly payments and
                                           may include maximum or minimum
                                           amounts of monthly payments.

                                           o      Prepayments of principal may
                                           be subject to a prepayment fee, which
                                           may be fixed for the life of the
                                           Mortgage Loan or may adjust or
                                           decline over time, and may be
                                           prohibited for the life of the
                                           Mortgage Loan or for certain periods
                                           ("Lockout Periods"). Certain Mortgage
                                           Loans may permit prepayments after
                                           expiration of the applicable Lockout
                                           Period and may require the payment of
                                           a prepayment fee in connection with
                                           any such subsequent prepayment. Other
                                           Mortgage Loans may permit prepayments
                                           without payment of a fee unless the
                                           prepayment occurs during specified
                                           time periods. The Mortgage Loans may
                                           include due-on-sale clauses which
                                           permit the mortgagee to demand
                                           payment of the entire Mortgage Loan
                                           in connection with the sale or
                                           certain other transfers of the
                                           related Mortgaged Properties. Other
                                           Mortgage Loans may be assumable by
                                           persons meeting the then applicable
                                           underwriting standards of the
                                           originator.

                                           The Mortgaged Properties relating to
                                           Mortgage Loans may be located in any
                                           one of the fifty states, the District
                                           of Columbia, the Commonwealth of
                                           Puerto Rico or any other
                                           commonwealth, territory or possession
                                           of the United States. The Mortgaged
                                           Properties generally will be covered
                                           by standard hazard insurance policies
                                           ("Standard Hazard Insurance
                                           Policies") insuring against losses
                                           due to fire and various other causes.
                                           The Mortgage Loans may be covered by
                                           Primary Mortgage Insurance Policies
                                           to the extent provided in the related
                                           Prospectus Supplement. As set forth
                                           in the related Prospectus Supplement,
                                           certain of the Mortgage Loans
                                           underlying a given Series of
                                           Securities may have been originated
                                           by the Representative, the
                                           Originators or affiliates thereof and
                                           certain Mortgage Loans may have been
                                           purchased by the Representative, an
                                           Originator or an affiliate thereof in
                                           the open market or in privately
                                           negotiated transactions, including
                                           transactions with entities affiliated
                                           with the Representative.

                                           Certain of the Mortgage Loans may be
                                           partially insured by the FHA, an
                                           agency of the United States
                                           Department of Housing and Urban
                                           Development ("HUD"), pursuant to the
                                           Title I credit insurance program (the
                                           "Title I Loan Program") of the
                                           National Housing Act of 1934. Several
                                           types of loans may be made under the
                                           Title I Loan Program, including (1)
                                           property improvement loans; (2)
                                           manufactured home purchase loans, (3)
                                           manufactured home lot loans; and (4)
                                           combination loans (to purchase a
                                           manufactured home and a lot). The
                                           Title I Loan Program is a coinsurance
                                           program. The lender initially is at
                                           risk for 10% of the principal balance
                                           of each loan. The FHA will insure the
                                           remaining 90% of the principal
                                           balance of each loan, subject to
                                           certain limits. Such FHA insurance is
                                           accorded the full faith and credit of
                                           the United States of America.

                                           The Prospectus Supplement for each
                                           Series of Securities generally will
                                           specify with respect to all Mortgage
                                           Loans expected to be included in the
                                           related Pool as of the related
                                           closing date, among other things, (1)
                                           the expected aggregate outstanding
                                           principal balance and the expected
                                           average outstanding principal balance
                                           of the Mortgage Loans in such Pool as
                                           of the date specified in the
                                           Prospectus Supplement, (2) the
                                           largest expected principal balance
                                           and the smallest expected principal
                                           balance of any of the Mortgage Loans,
                                           (3) the types of Mortgaged Properties
                                           and/or other assets securing the
                                           Mortgage Loans and the percentage, if
                                           any, of Unsecured Home Improvement
                                           Loans expected to be included in the
                                           related Pool, (4) the original terms
                                           to maturity of the Mortgage Loans,
                                           (5) the expected weighted average
                                           term to maturity of the Mortgage
                                           Loans as of the date specified in the
                                           Prospectus Supplement and the
                                           expected range of the terms to
                                           maturity, (6) the earliest
                                           origination date and latest maturity
                                           date of any of the Mortgage Loans,
                                           (7) the expected weighted average
                                           Combined Loan-to-Value Ratios at
                                           origination, (8) the expected
                                           weighted average Mortgage Rate or APR
                                           and ranges of Mortgage Rates or APRs
                                           borne by the Mortgage Loans or
                                           Contracts (as the case may be), (9)
                                           in the case of Mortgage Loans having
                                           Adjustable Rates, the expected
                                           weighted average of the Adjustable
                                           Rates as of the date set forth in the
                                           Prospectus Supplement and maximum
                                           permitted Adjustable Rates, if any,
                                           (10) the expected aggregate
                                           outstanding principal balance, if
                                           any, of "buydown" mortgage loans (as
                                           hereinafter described) and Mortgage
                                           Loans having graduated payment
                                           provisions, as of the date set forth
                                           in the Prospectus Supplement, (11)
                                           the amount of any Guaranty Insurance
                                           Policy, Mortgage Pool Insurance
                                           Policy, Special Hazard Insurance
                                           Policy or Bankruptcy Bond (each as
                                           defined herein) to be maintained with
                                           respect to such Pool, (12) the
                                           amount, if any, and terms of any
                                           other credit enhancement or other
                                           derivative instruments to be provided
                                           with respect to all or any Mortgage
                                           Loans or the Pool, and (13) the
                                           expected geographic location of the
                                           Mortgaged Properties, if any.

B Contract..............................   Contracts will consist of conditional
                                           sales and installment sales or loan
                                           agreements secured by new or used
                                           Manufactured Homes (as defined
                                           herein). To the extent provided in
                                           the related Prospectus Supplement,
                                           each Contract will be fully
                                           amortizing and will bear interest at
                                           a fixed annual percentage rate
                                           ("APR").

C. Agency Securities....................   The Agency Securities will consist of
                                           (1) fully modified pass-through
                                           mortgage-backed certificates
                                           guaranteed as to timely payment of
                                           principal and interest by the
                                           Government National Mortgage
                                           Association ("GNMA Certificates"),
                                           (2) guaranteed mortgage pass-through
                                           certificates issued and guaranteed as
                                           to timely payment of principal and
                                           interest by the Federal National
                                           Mortgage Association ("FNMA
                                           Certificates"), (3) Mortgage
                                           Participation Certificates issued and
                                           guaranteed as to timely payment of
                                           interest and, unless otherwise
                                           specified in the related Prospectus
                                           Supplement, ultimate payment of
                                           principal by the Federal Home Loan
                                           Mortgage Corporation ("FHLMC
                                           Certificates"), (4) stripped
                                           mortgage-backed securities
                                           representing an undivided interest in
                                           all or a part of either the principal
                                           distributions (but not the interest
                                           distributions) or the interest
                                           distributions (but not the principal
                                           distributions) or in some specified
                                           portion of the principal and interest
                                           distributions (but not all of such
                                           distributions) on certain GNMA, FNMA,
                                           FHLMC or other government agency or
                                           government-sponsored agency
                                           Certificates and, unless otherwise
                                           specified in the Prospectus
                                           Supplement, guaranteed to the same
                                           extent as the underlying securities,
                                           (5) another type of guaranteed
                                           pass-through certificate issued or
                                           guaranteed by GNMA, FNMA, FHLMC or
                                           another government agency or
                                           government-sponsored agency and
                                           described in the related Prospectus
                                           Supplement, or (6) a combination of
                                           such Agency Securities. All GNMA
                                           Certificates will be backed by the
                                           full faith and credit of the United
                                           States. No FNMA or FHLMC Certificates
                                           will be backed, directly or
                                           indirectly, by the full faith and
                                           credit of the United States. The
                                           Agency Securities may consist of
                                           pass-through securities issued under
                                           the GNMA I Program, the GNMA II
                                           Program, FHLMC's Cash or Guarantor
                                           Program or another program specified
                                           in the Prospectus Supplement. The
                                           payment characteristics of the
                                           Mortgage Loans underlying the Agency
                                           Securities will be described in the
                                           related Prospectus Supplement. See
                                           "The Trusts--Agency Securities."

D. Private Mortgage-Backed
     Securities.........................   Private Mortgage-Backed Securities
                                           may include (1) mortgage
                                           participations or pass-through
                                           certificates representing beneficial
                                           interests in certain mortgage loans
                                           or (2) Collateralized Mortgage
                                           Obligations ("CMOs") secured by such
                                           mortgage loans. Although individual
                                           mortgage loans underlying a Private
                                           Mortgage-Backed Security (each an
                                           "Underlying Mortgage Loan") may be
                                           insured or guaranteed by the United
                                           States or an agency or
                                           instrumentality thereof, they need
                                           not be, and the Private
                                           Mortgage-Backed Securities themselves
                                           will not be, so insured or
                                           guaranteed. Unless otherwise
                                           specified in the Prospectus
                                           Supplement relating to a Series of
                                           Securities, payments on the Private
                                           Mortgage-Backed Securities will be
                                           distributed directly to the Trustee
                                           as registered owner of such Private
                                           Mortgage-Backed Securities. See "The
                                           Trusts--Private Mortgage-Backed
                                           Securities."

                                           The Prospectus Supplement for each
                                           Series of Securities will specify,
                                           with respect to any Private
                                           Mortgaged-Backed Securities owned by
                                           the related Trust: (1) the aggregate
                                           approximate principal amount and type
                                           of Private Mortgage-Backed
                                           Securities; (2) certain
                                           characteristics of the mortgage loans
                                           underlying the Private
                                           Mortgage-Backed Securities, including
                                           (A) the payment features of such
                                           mortgage loans, (B) the approximate
                                           aggregate principal amount, if known,
                                           of the underlying mortgage loans
                                           which are insured or guaranteed by a
                                           governmental entity, (C) the
                                           servicing fee or range of servicing
                                           fees with respect to such mortgage
                                           loans, and (D) the minimum and
                                           maximum stated maturities of the
                                           mortgage loans at origination; (3)
                                           the maximum original term-to-stated
                                           maturity of the Private
                                           Mortgage-Backed Securities; (4) the
                                           weighted average term-to-stated
                                           maturity of the Private
                                           Mortgage-Backed Securities; (5) the
                                           pass-through or certificate rate or
                                           ranges thereof for the Private
                                           Mortgage-Backed Securities; (6) the
                                           weighted average pass-through or
                                           certificate rate of the Private
                                           Mortgage-Backed Securities; (7) the
                                           issuer of the Private Mortgage-Backed
                                           Securities (the "PMBS Issuer"), the
                                           servicer of the Private
                                           Mortgage-Backed Securities (the "PMBS
                                           Servicer") and the trustee of the
                                           Private Mortgage-Backed Securities
                                           (the "PMBS Trustee"); (8) certain
                                           characteristics of credit support, if
                                           any, such as reserve funds, insurance
                                           policies, letters of credit,
                                           financial guaranty insurance policies
                                           or third party guarantees, relating
                                           to the mortgage loans underlying the
                                           Private Mortgage-Backed Securities,
                                           or to such Private Mortgage-Backed
                                           Securities themselves; (9) the terms
                                           on which underlying mortgage loans
                                           for such Private Mortgage-Backed
                                           Securities may, or are required to,
                                           be repurchased prior to stated
                                           maturity; and (10) the terms on which
                                           substitute mortgage loans may be
                                           delivered to replace those initially
                                           deposited with the PMBS Trustee. See
                                           "The Trusts."

                                           In addition, if any Series of
                                           Securities includes Private
                                           Mortgage-Backed Securities, such
                                           Private Mortgage-Backed Securities
                                           will be registered to the extent
                                           required under the 1933 Act and the
                                           rules, regulations and
                                           interpretations thereof by the Staff
                                           of the Commission.

Pre-Funding Account.....................   If provided in the related Prospectus
                                           Supplement, the original principal
                                           amount of a Series of Securities may
                                           exceed the principal balance of the
                                           Mortgage Assets initially being
                                           delivered to the Trustee. Cash in an
                                           amount up to the amount of such
                                           difference (such amount, the
                                           "Pre-Funded Amount") will be
                                           deposited into a separate trust
                                           account (the "Pre-Funding Account")
                                           maintained with the Trustee for the
                                           benefit of the Holders. During the
                                           period set forth in the related
                                           Prospectus Supplement (the "Funding
                                           Period"), the Pre-Funded Amount in
                                           the Pre-Funding Account may be used
                                           to purchase additional Mortgage
                                           Assets for the related Trust subject
                                           to the satisfaction of certain
                                           conditions specified under the
                                           Agreements.

                                           For a Trust that elects to be
                                           characterized as either a REMIC or a
                                           grantor trust under current federal
                                           income tax laws, the maximum length
                                           of the related Funding Period will
                                           not exceed three calendar months or
                                           90 days, respectively, from the date
                                           of issuance of the Securities and
                                           otherwise the maximum length of the
                                           Funding Period will not exceed the
                                           period set forth in the related
                                           Prospectus Supplement. The amount of
                                           the initial Pre-Funded Amount is
                                           intended not to exceed the aggregate
                                           principal balance of additional

                                           Mortgage Assets that the
                                           Representative anticipates will be
                                           acquired and conveyed to the Trust
                                           during the applicable Funding Period.

                                           Prior to the conveyance of any
                                           additional Mortgage Assets to the
                                           Trust, the Representative will be
                                           required to give notice of the
                                           additional Mortgage Assets to be
                                           conveyed to the Trust to the
                                           Trustee(s) and any third-party credit
                                           enhancement provider. Upon the
                                           satisfaction of the conditions set
                                           forth in the Agreement, the Trustee
                                           will release from the Pre-Funding
                                           Account the necessary funds to
                                           purchase the additional Mortgage
                                           Assets to be conveyed to the Trust on
                                           such date. If any Pre-Funded Amount
                                           remains on deposit in the Pre-Funding
                                           Account at the end of the Funding
                                           Period, such amount, in the amounts
                                           and in the manner specified in the
                                           related Prospectus Supplement, will
                                           be used to prepay some or all Classes
                                           of the related Series of Certificates
                                           and/or Notes.

Revolving Period and Amortization Period;
Retained Interest.......................   If the related Prospectus Supplement
                                           so provides, there may be a period
                                           commencing on the date of issuance of
                                           a Class or Classes of Notes and/or
                                           Certificates of a Series and ending
                                           on the date set forth in the related
                                           Prospectus Supplement (each, a
                                           "Revolving Period") during which
                                           limited or no principal payments will
                                           be made to one or more Classes of
                                           Notes and/or Certificates of the
                                           related Series as are identified in
                                           such Prospectus Supplement. Some or
                                           all collections of principal
                                           otherwise allocated to such Classes
                                           of Notes or Certificates may be (1)
                                           utilized during the Revolving Period
                                           to acquire additional Mortgage Assets
                                           which satisfy the criteria described
                                           under "The Trusts--The Mortgage
                                           Loans" and the criteria set forth in
                                           the related Prospectus Supplement,
                                           (2) held in an account and invested
                                           in Permitted Investments (as defined
                                           herein), for later distribution to
                                           Securityholders, (3) applied to those
                                           Notes or Certificates for such
                                           Series, if any, specified in the
                                           related Prospectus Supplement as then
                                           are in amortization, or (4) otherwise
                                           applied as specified in the related
                                           Prospectus Supplement.

                                           An "Amortization Period" is the
                                           period during which an amount of
                                           principal is payable to Holders of
                                           Securities which, during the
                                           Revolving Period, were not otherwise
                                           entitled to such payments. If so
                                           specified in the related Prospectus
                                           Supplement, during an Amortization
                                           Period all or a portion of principal
                                           collections on the Mortgage Loans may
                                           be applied as specified above for a
                                           Revolving Period and, to the extent
                                           not so applied, will be distributed
                                           to the Classes of Notes and/or
                                           Certificates for such Series
                                           specified in the related Prospectus
                                           Supplement as then being entitled to
                                           payments of principal. In addition,
                                           if so specified in the related
                                           Prospectus Supplement, amounts
                                           deposited in certain accounts for the
                                           benefit of one or more Classes of
                                           Notes or Certificates for such Series
                                           may be released from time to time or
                                           on a specified date and applied as a
                                           payment of principal on such Classes
                                           of Notes and/or Certificates. The
                                           related Prospectus Supplement will
                                           set forth the circumstances which
                                           will result in the commencement of an
                                           Amortization Period.

                                           Each Series which has a Revolving
                                           Period may also issue to the
                                           Representative or one of its
                                           affiliates a certificate evidencing
                                           an undivided beneficial interest (a
                                           "Retained Interest") in such Series
                                           not represented by the other
                                           Securities issued by the related
                                           Trusts. As further described in the
                                           related Prospectus Supplement, the
                                           value of such Retained Interest will
                                           fluctuate as the amount of Notes and
                                           Certificates of the related Series of
                                           Securities outstanding is reduced.

Description of the Certificates.........   Each Certificate will represent a
                                           fractional undivided ownership
                                           interest in the Trust created
                                           pursuant to the related Agreement.
                                           The primary assets of such Trust will
                                           be a Pool of Mortgage Loans and
                                           certain other Mortgage Assets. The
                                           Certificates of any Series may be
                                           issued in one or more Classes, as
                                           specified in the related Prospectus
                                           Supplement. A Series of Certificates
                                           may include one or more Classes of
                                           senior Certificates (collectively,
                                           "Senior Certificates") which receive
                                           certain preferential treatment
                                           specified in the related Prospectus
                                           Supplement with respect to one or
                                           more Classes of subordinate
                                           Certificates (collectively, the
                                           "Subordinated Certificates"). In
                                           addition, a Series may include one or
                                           more Series entitled to (1) principal
                                           payments with disproportionate,
                                           nominal or no interest payments or
                                           (2) interest payments with
                                           disproportionate, nominal or no
                                           principal payments (such
                                           Certificates, "Strip Certificates").
                                           Certain Series or Classes of
                                           Certificates may be covered by a
                                           Guaranty Insurance Policy, Mortgage
                                           Pool Insurance Policy, Special Hazard
                                           Insurance Policy, Bankruptcy Bond or
                                           other insurance policies, cash
                                           accounts, letters of credit,
                                           financial guaranty insurance
                                           policies, third party guarantees,
                                           supplemental interest payments or
                                           other forms of credit enhancement or
                                           maturity protection, or derivative
                                           products as described herein and in
                                           the related Prospectus Supplement.

                                           Each Class of Certificates within a
                                           Series will evidence the interests
                                           specified in the related Prospectus
                                           Supplement, which may (1) include the
                                           right to receive distributions
                                           allocable only to principal, only to
                                           interest or to any combination
                                           thereof; (2) include the right to
                                           receive distributions only of
                                           prepayments of principal throughout
                                           the lives of the Certificates or
                                           during specified periods; (3) be
                                           subordinated in its right to receive
                                           distributions of scheduled payments
                                           of principal, prepayments of
                                           principal, interest or any
                                           combination thereof to one or more
                                           other Classes of Certificates of such
                                           Series throughout the lives of the
                                           Certificates or during specified
                                           periods or may be subordinated with
                                           respect to certain losses or
                                           delinquencies; (4) include the right
                                           to receive such distributions only
                                           after the occurrence of events
                                           specified in the Prospectus
                                           Supplement; (5) include the right to
                                           receive distributions in accordance
                                           with a schedule or formula or on the
                                           basis of collections from designated
                                           portions of the assets in the related
                                           Trust; (6) include, as to
                                           Certificates entitled to
                                           distributions allocable to interest,
                                           the right to receive interest at a
                                           fixed rate or a floating rate; and
                                           (7) include, as to Certificates
                                           entitled to distributions allocable
                                           to interest, the right to
                                           distributions allocable to interest
                                           only after the occurrence of events
                                           specified in the related Prospectus
                                           Supplement, and in each case, may
                                           accrue interest until such events
                                           occur, as specified in such
                                           Prospectus Supplement. The timing and
                                           amounts of such distributions may
                                           vary among Classes, over time, or
                                           otherwise as specified in the related
                                           Prospectus Supplement. The
                                           Pass-Through Rate for a Class of
                                           Certificates that pay interest based
                                           upon a floating rate of interest, as
                                           specified in the related Prospectus
                                           Supplement, may base such floating
                                           rate upon any of following: (1) the
                                           auction procedures for Auction Rate
                                           Securities described herein, (2)
                                           LIBOR plus an amount set forth in the
                                           related Prospectus Supplement, (3)
                                           the T-Bill Rate plus an amount set
                                           forth in the related Prospectus
                                           Supplement or (4) any such other
                                           method or procedures used to
                                           determine the floating rate of
                                           interest as may be described in the
                                           applicable Prospectus Supplement.

                                           The Certificates will be issuable in
                                           fully registered form, in minimum
                                           denominations of $1,000 and integral
                                           multiples of $1,000 in excess thereof
                                           (or such other amounts as may be set
                                           forth in a Prospectus Supplement),
                                           except that one Certificate of each
                                           Class may be issued in a different
                                           denomination. See "Description of
                                           Securities."

                                           With respect to any Series of
                                           Securities including one or more
                                           Classes of Notes, distributions in
                                           respect of the Certificates may be
                                           subordinated in priority of payment
                                           to payments on the Notes of such
                                           Series, to the extent specified in
                                           the related Prospectus Supplement.

Description of the Notes................   Any Series of Securities may include
                                           one or more Classes of Notes, as
                                           specified in the related Prospectus
                                           Supplement, each of which will be
                                           issued pursuant to an Indenture and
                                           will be treated as debt obligations
                                           of the related Trust.

                                           Unless otherwise specified in the
                                           related Prospectus Supplement, Notes
                                           will be available for purchase in
                                           denominations of $1,000 and integral
                                           multiples of $1,000 (or such other
                                           accounts as may be set forth in a
                                           Prospectus Supplement), except that
                                           one Note of each Class may be issued
                                           in a different denomination, in
                                           book-entry form or in definitive
                                           form, as specified in the related
                                           Prospectus Supplement. See
                                           "Description of the Securities."

                                           Each Class of Notes will have a
                                           stated principal amount and will bear
                                           interest at the Interest Rate or
                                           Rates as specified in the related
                                           Prospectus Supplement, which may be
                                           different for each Class of Notes and
                                           may be fixed, variable, adjustable,
                                           or any combination of the foregoing.
                                           The related Prospectus Supplement
                                           will specify the Interest Rate for
                                           each Class of Notes or the method for
                                           determining the Interest Rate. The
                                           Interest Rate for a Class of Notes
                                           that pay interest based upon a
                                           floating rate of interest, as
                                           specified in the related Prospectus
                                           Supplement, may base such floating
                                           rate upon any of following: (1) the
                                           auction procedures for Auction Rate
                                           Securities described herein, (2)
                                           LIBOR plus an amount set forth in the
                                           related Prospectus Supplement , (3)
                                           the T-Bill Rate plus an amount set
                                           forth in the related Prospectus
                                           Supplement or (4) any such other
                                           method or procedures used to
                                           determine the floating rate of
                                           interest as may be described in the
                                           applicable Prospectus Supplement.
                                           Each Note may also represent a
                                           fractional undivided interest in, or
                                           be entitled to receive payments from,
                                           monies on deposit, if any, in the
                                           Pre-Funding Account as specified in
                                           the related Prospectus Supplement and
                                           any other account established for the
                                           benefit of Noteholders, as specified
                                           in the related Prospectus Supplement.

                                           A Series may include two or more
                                           Classes of Notes which differ as to
                                           the timing and priority of payment,
                                           seniority, allocations of loss,
                                           Interest Rate or amount of payments
                                           of principal or interest, or as to
                                           which payments of principal or
                                           interest may or may not be made upon
                                           the occurrence of specified events or
                                           on the basis of collections from
                                           designated portions of the Mortgage
                                           Assets for such Series. In addition,
                                           a Series may include one or more
                                           Classes of Notes entitled to (1)
                                           principal payments with
                                           disproportionate, nominal or no
                                           interest payments or (2) interest
                                           payments with disproportionate,
                                           nominal or no principal payments
                                           (such Notes, "Strip Notes"). A Series
                                           of Notes may include one or more
                                           Classes of senior Notes
                                           (collectively, "Senior Notes") which
                                           receive certain preferential
                                           treatment specified in the related
                                           Prospectus Supplement with respect to
                                           one or more Classes of subordinate
                                           Notes (collectively, the
                                           "Subordinated Notes"). Certain Series
                                           or Classes of Notes may be covered by
                                           a Guaranty Insurance Policy, Mortgage
                                           Pool Insurance Policy, Special Hazard
                                           Insurance Policy, Bankruptcy Bond or
                                           other insurance policies, cash
                                           accounts, letters of credit,
                                           financial guaranty insurance
                                           policies, third party guarantees,
                                           supplemental interest payments or
                                           other forms of credit enhancement or
                                           maturity protection or derivative
                                           instruments, as described herein and
                                           in the related Prospectus Supplement.

Credit Enhancement......................   The Mortgage Assets in a Trust or the
                                           Securities of one or more Classes in
                                           the related Series may have the
                                           benefit of one or more types of
                                           credit enhancement, as described in
                                           the related Prospectus Supplement.
                                           The protection against losses
                                           afforded by any such credit support
                                           may be limited. Such credit
                                           enhancement may include one or more
                                           of the following types:

A. Subordination and Reserve
     Accounts...........................   The rights of all Certificateholders
                                           will be subordinated to the rights of
                                           all Noteholders of a Series to
                                           receive distributions to the extent
                                           described in the related Prospectus
                                           Supplement, with respect to the
                                           Mortgage Assets and other assets in
                                           the related Trust. The rights of the
                                           holders of Subordinated Certificates
                                           and/or Subordinated Notes, as the
                                           case may be (collectively,
                                           "Subordinated Securities"), of a
                                           Series to receive distributions will
                                           be subordinated to the rights of the
                                           holders of the Senior Certificates
                                           and/or Senior Notes, as the case may
                                           be (collectively, "Senior
                                           Securities"), of the same Series to
                                           receive distributions to the extent
                                           described in the related Prospectus
                                           Supplement. This subordination is
                                           intended to enhance the likelihood of
                                           regular receipt by holders of Senior
                                           Securities of the full amount of
                                           payments which such holders would be
                                           entitled to receive if there had been
                                           no losses or delinquencies. The
                                           protection afforded to the holders of
                                           Senior Securities through
                                           subordination may be accomplished by
                                           the preferential right of such
                                           holders to receive, prior to any
                                           distribution being made in respect of
                                           the related Subordinated Securities
                                           the amounts of principal and interest
                                           due to them on each Remittance Date
                                           out of the funds available for
                                           distribution on such date in the
                                           related Distribution Account (as
                                           defined herein) to the extent
                                           described in the related Prospectus
                                           Supplement. The protection afforded
                                           to the holders of Senior Securities
                                           through subordination also may be
                                           accomplished by allocating certain
                                           types of losses or delinquencies to
                                           the related Subordinated Securities
                                           to the extent described in the
                                           related Prospectus Supplement.

                                           If so specified in the related
                                           Prospectus Supplement, the same Class
                                           of Securities may constitute Senior
                                           Certificates and/or Senior Notes, as
                                           the case may be, with respect to
                                           certain types of payments or certain
                                           losses or delinquencies and
                                           Subordinated Certificates and/or
                                           Subordinated Notes, as the case may
                                           be, with respect to other types of
                                           payments or losses or delinquencies.
                                           If so specified in the related
                                           Prospectus Supplement, subordination
                                           may apply only in the event of
                                           certain types of losses not covered
                                           by other forms of credit support,
                                           such as hazard losses not covered by
                                           Standard Hazard Insurance Policies or
                                           losses due to the bankruptcy of a
                                           Mortgagor not covered by a Bankruptcy
                                           Bond. If further specified in the
                                           related Prospectus Supplement, one or
                                           more reserve accounts (each, a
                                           "Reserve Account") may be established
                                           and maintained, in whole or in part,
                                           by the deposit therein of
                                           distributions allocable to the
                                           holders of Subordinated Certificates
                                           and/or Subordinated Notes, as the
                                           case may be, for a specified time or
                                           until a specified level is reached.
                                           The related Prospectus Supplement
                                           will set forth information concerning
                                           the amount of subordination of a
                                           Class or Classes of Subordinated
                                           Certificates and/or Subordinated
                                           Notes, as the case may be, in a
                                           Series, the circumstances in which
                                           such subordination will be
                                           applicable, the manner, if any, in
                                           which the amount of subordination
                                           will decrease over time, the manner
                                           of funding any Reserve Account, and
                                           the conditions under which amounts in
                                           any such Reserve Account will be used
                                           to make distributions to holders of
                                           Senior Certificates and/or Senior
                                           Notes, as the case may be, or
                                           released to holders of Subordinated
                                           Certificates and/or Subordinated
                                           Notes, as the case may be, from the
                                           related Trust.

B. Guaranty Insurance Policy............   A certificate or note guaranty
                                           insurance policy (each a "Guaranty
                                           Insurance Policy") may be obtained
                                           and maintained for each Class or
                                           Series of Certificates and/or Notes.
                                           Guaranty Insurance Policies generally
                                           unconditionally and irrevocably
                                           guarantee that the full amount of the
                                           distributions of principal and
                                           interest, as well as any other
                                           amounts specified in the related
                                           Prospectus Supplement, will be
                                           received by an agent of the Trustee,
                                           for distribution by the Trustee to
                                           holders of the covered Securities.
                                           Guaranty Insurance Policies may have
                                           certain limitations set forth in the
                                           related Prospectus Supplement,
                                           including (but not limited to)
                                           limitations on the insurer's
                                           obligation to guarantee the Master
                                           Servicer's obligation to repurchase
                                           or substitute for any Mortgage Loans,
                                           to guarantee any specified rate of
                                           prepayments or to provide funds to
                                           redeem Securities on any specified
                                           date.

 C. Spread Amount.......................   If so specified in the related
                                           Prospectus Supplement, certain
                                           Classes of Certificates and/or Notes
                                           may be entitled to receive limited
                                           acceleration of principal relative to
                                           the amortization of the related
                                           Mortgage Assets. The accelerated
                                           amortization will be achieved by
                                           applying certain excess interest
                                           collected on the Mortgage Assets to
                                           the payment of principal on such
                                           Classes of Securities. This
                                           acceleration feature is intended to
                                           create an amount (the "Spread
                                           Amount"), resulting from, and
                                           generally equal to, the excess of the
                                           aggregate principal balances of the
                                           applicable Mortgage Assets over the
                                           principal balances of the applicable
                                           Classes of Securities. Once the
                                           required Spread Amount is reached,
                                           and subject to the provisions
                                           described in the next sentence and in
                                           the related Prospectus Supplement,
                                           the acceleration feature will cease,
                                           unless necessary to maintain the
                                           required level of the Spread Amount.
                                           The applicable Agreement may provide
                                           that, subject to certain floors, caps
                                           and triggers, the required level of
                                           the Spread Amount may increase or
                                           decrease over time. An increase would
                                           result in a temporary period of
                                           accelerated amortization of the
                                           applicable Classes of Securities to
                                           increase the actual level of the
                                           Spread Amount to its required level;
                                           a decrease would result in a
                                           temporary period of decelerated
                                           amortization to reduce the actual
                                           level of the Spread Amount to its
                                           required level. An Agreement also may
                                           provide that after one or more
                                           Classes of Securities have been paid
                                           to the required level of the Spread
                                           Amount, excess interest, together
                                           with certain other excess amounts,
                                           may be applied to make-up shortfalls
                                           in, or accelerate the amortization
                                           of, other Classes of Securities.

D. Mortgage Pool Insurance
     Policy.............................   A mortgage pool insurance policy or
                                           policies ("Mortgage Pool Insurance
                                           Policy") may be obtained and
                                           maintained for each Series pertaining
                                           to Mortgage Loans and Contracts,
                                           limited in scope, covering defaults
                                           on the related Mortgage Loans or
                                           Contracts in an initial amount equal
                                           to a specified percentage of the
                                           aggregate principal balance of all
                                           Mortgage Loans or Contracts included
                                           in the Pool as of the Cut-off Date or
                                           such other date as is specified in
                                           the related Prospectus Supplement.

E. Special Hazard Insurance.............   In the case of Mortgage Loans or
                                           Contracts, certain physical risks
                                           that are not otherwise insured
                                           against by Standard Hazard Insurance
                                           Policies may be covered by a special
                                           hazard insurance policy or policies
                                           (a "Special Hazard Insurance
                                           Policy"). The level of coverage of
                                           each Special Hazard Insurance Policy
                                           will be specified in the related
                                           Prospectus Supplement.

F. Bankruptcy Bonds.....................   A mortgagor bankruptcy bond or bonds
                                           ("Bankruptcy Bond") may be obtained
                                           to cover certain losses resulting
                                           from a reduction by a bankruptcy
                                           court of scheduled payments of
                                           principal or interest on a Mortgage
                                           Loan or Contract or a reduction by
                                           such court of the principal amount of
                                           a Mortgage Loan or Contract, and will
                                           cover certain unpaid interest on the
                                           amount of such a principal reduction.
                                           The level of coverage of each
                                           Bankruptcy Bond will be specified in
                                           the related Prospectus Supplement.

G. Cross Support........................   If so specified in the Prospectus
                                           Supplement, the ownership interests
                                           of separate Trusts or separate groups
                                           of assets may be evidenced by
                                           separate Classes of the related
                                           Series of Certificates and/or Notes.
                                           In such case, credit support may be
                                           provided by a cross-support feature
                                           which requires that distributions be
                                           made with respect to certain
                                           Certificates and/or Notes evidencing
                                           interests in one or more Trusts or
                                           asset groups prior to distributions
                                           to other Certificates and/or Notes
                                           evidencing interests in other asset
                                           groups or Trusts. If specified in the
                                           related Prospectus Supplement, the
                                           coverage provided by one or more
                                           forms of credit support may apply
                                           concurrently to two or more separate
                                           Trusts, without priority among such
                                           Trusts, until the credit support is
                                           exhausted. If applicable, the
                                           Prospectus Supplement will identify
                                           the Trusts or asset groups to which
                                           such credit support relates and the
                                           manner of determining the amount of
                                           the coverage provided thereby and of
                                           the application of such coverage to
                                           the identified Trusts or asset
                                           groups.

H. Supplemental Interest
     Payments...........................   If so specified in the Prospectus
                                           Supplement, one or more Classes of
                                           Certificates and/or Notes may be
                                           entitled to receive supplemental
                                           interest payments under specified
                                           circumstances. Supplemental interest
                                           payments will be available to fund
                                           some or all of the difference, if
                                           any, between the interest owed to a
                                           Class of Securities on a Remittance
                                           Date and the interest that would be
                                           available to pay such interest
                                           assuming no defaults or delinquencies
                                           on the Mortgage Assets. Such
                                           differences may result if the
                                           interest rates on the applicable
                                           Classes of Securities are based upon
                                           an index that differs from the index
                                           used in determining the interest
                                           rates on the Mortgage Assets. Except
                                           as otherwise provided in a Prospectus
                                           Supplement, supplemental interest
                                           payments will not be available to
                                           fund shortfalls resulting from
                                           delinquencies or defaults on the
                                           Mortgage Assets.

I. Maturity Protection..................   If so specified in the Prospectus
                                           Supplement, one or more Classes of
                                           Certificates and/or Notes may be
                                           entitled to third-party payments to
                                           help provide that the holders of such
                                           Securities receive their unpaid
                                           principal on or prior to a specified
                                           date.

J. Other Insurance, Guarantees,
    Swaps, and Similar Instruments
    or Agreements.......................   If specified in the related
                                           Prospectus Supplement, a Trust may
                                           include in lieu of some or all of the
                                           foregoing or in addition thereto
                                           letters of credit, financial guaranty
                                           insurance policies, other third party
                                           guarantees, limited guarantees or
                                           insurance from agencies or
                                           instrumentalities of the United
                                           States, and other arrangements for
                                           maintaining timely payments or
                                           providing additional protection
                                           against losses on the assets included
                                           in such Trust, paying administrative
                                           expenses, or accomplishing such other
                                           purpose as may be described in the
                                           Prospectus Supplement. The Trust may
                                           include a guaranteed investment
                                           contract or reinvestment agreement
                                           pursuant to which funds held in one
                                           or more accounts will be invested at
                                           a specified rate.

                                           If any Class of Securities has a
                                           floating interest rate, or if any of
                                           the Mortgage Assets has a floating
                                           interest rate, the Trust may include
                                           an interest rate swap contract, an
                                           interest rate cap agreement or
                                           similar hedge contract providing
                                           limited protection against interest
                                           rate risks. If provided in the
                                           related Prospectus Supplement,
                                           interest and/or principal on one or
                                           more Classes of the Securities of a
                                           Series may be paid to Holders thereof
                                           in a currency other than U.S.
                                           dollars. If so provided, the Trust
                                           may, in connection therewith, enter
                                           into one or more currency rate swaps
                                           to provide limited protection against
                                           foreign currency rate fluctuation
                                           risks. One or more Classes of
                                           Securities also may be issued in
                                           conjunction with a put or call
                                           feature entitling (in the case of a
                                           put) or obligating (in the case of a
                                           call) the applicable Securityholders
                                           to sell some or all of its Securities
                                           to the party named in the applicable
                                           Prospectus Supplement on the date or
                                           dates set forth therein. Any such
                                           arrangement must be acceptable to
                                           each nationally recognized rating
                                           agency that provides a rating for the
                                           related Series of Securities (the
                                           "Rating Agency"). Additionally, to
                                           the extent a significant portion of
                                           the Mortgage Loans underlying a given
                                           Series of Securities consists of FHA
                                           Loans, the related Prospectus
                                           Supplement will describe the features
                                           of any related credit support
                                           including, but not limited to, that
                                           provided by the FHA, if any.

Monthly Advances........................   If so specified in the related
                                           Prospectus Supplement, the Master
                                           Servicer will be required under each
                                           Agreement to remit to the Trustee no
                                           later than the day of each month
                                           which is at least three business days
                                           prior to the Remittance Date and is
                                           in no case earlier than the seventh
                                           business day of such month (the
                                           "Determination Date") the amount (a
                                           "Monthly Advance"), if any, by which
                                           (1) the sum of (A) 30 days' interest
                                           at the weighted average Adjusted
                                           Mortgage Loan Remittance Rate (as
                                           defined herein under "Description of
                                           the Securities--Monthly Advances and
                                           Compensating Interest") on the then
                                           outstanding principal balance of the
                                           related Series of Certificates and/or
                                           Notes and (B) the amount, if any,
                                           required to be deposited into the
                                           related Reserve Account (as specified
                                           in the related Prospectus Supplement)
                                           for the related Remittance Date
                                           exceeds (2) the amount received by
                                           the Master Servicer in respect of
                                           interest on the Mortgage Loans as of
                                           the related Record Date. Such
                                           advances by the Master Servicer are
                                           reimbursable in the first instance
                                           from late collections of interest,
                                           including amounts received in
                                           connection with the liquidation of
                                           defaulted Mortgage Loans
                                           ("Liquidation Proceeds"), amounts
                                           paid by any insurer pursuant to any
                                           insurance policy covering a Mortgage
                                           Loan, Mortgaged Property or REO
                                           Property ("Insurance Proceeds"), and
                                           proceeds received by the Master
                                           Servicer in connection with
                                           condemnation, eminent domain or a
                                           release of lien ("Released Mortgaged
                                           Property Proceeds") collected with
                                           respect to the related Mortgage Loans
                                           as to which the advances were made,
                                           and any other amount that would
                                           otherwise be distributed on the Class
                                           R Certificates. The Master Servicer
                                           will not be required to make any
                                           Monthly Advances which it determines,
                                           in good faith, would be
                                           nonrecoverable from amounts received
                                           in respect of the Mortgage Loans. See
                                           "Description of the
                                           Securities--Monthly Advances and
                                           Compensating Interest."

Compensating Interest...................   If so specified in the related
                                           Prospectus Supplement, with respect
                                           to each Mortgage Loan as to which the
                                           Master Servicer receives a principal
                                           payment in full in advance of the
                                           final scheduled due date (a
                                           "Principal Prepayment") or receives a
                                           principal payment that exceeds the
                                           scheduled payment by a specified
                                           multiple, but which was not intended
                                           by the Mortgagor to satisfy the
                                           Mortgage Loan in full or to cure a
                                           delinquency (a "Curtailment"), the
                                           Master Servicer will be required to
                                           remit to the Trustee, from amounts
                                           otherwise payable to the Master
                                           Servicer as servicing compensation,
                                           an amount ("Compensating Interest")
                                           equal to any excess of (1) 30 days'
                                           interest on the principal balance of
                                           each such Mortgage Loan as of the
                                           beginning of the related Due Period
                                           at the applicable weighted average
                                           Adjusted Mortgage Loan Remittance
                                           Rate over (2) the amount of interest
                                           actually received on the related
                                           Mortgage Loan during such Due Period.

Optional Termination....................   The Master Servicer, certain
                                           insurers, the holders of certain
                                           classes of Certificates or Notes, or
                                           certain other entities specified in
                                           the related Prospectus Supplement may
                                           have the option to effect early
                                           retirement of a Series of Securities
                                           through the purchase of the related
                                           Mortgage Assets and other assets in
                                           the related Trust under the
                                           circumstances and in the manner
                                           described in "The
                                           Agreement--Termination; Purchase of
                                           Mortgage Loans."

Mandatory Termination...................   The Trustee, the Master Servicer or
                                           certain other entities specified in
                                           the related Prospectus Supplement may
                                           be required to effect early
                                           retirement of a Series of Securities
                                           under the circumstances and in the
                                           manner specified in the related
                                           Prospectus Supplement and herein
                                           under "The Agreement--Termination;
                                           Purchase of Mortgage Loans."

Trustee.................................   The trustee or trustees under any
                                           Agreement relating to a Series of
                                           Securities (each, a "Trustee") will
                                           be specified in the related
                                           Prospectus Supplement. Additionally,
                                           any Co-Trustees, Custodians or
                                           Co-Custodians will be set forth in
                                           the related Prospectus Supplement.

Federal Income Tax
Consequences............................   The federal income tax consequences
                                           of the purchase, ownership and
                                           disposition of the Certificates of
                                           each series will depend on whether an
                                           election is made to treat the
                                           corresponding Trust (or certain
                                           assets of the Trust) as a "real
                                           estate mortgage investment conduit"
                                           ("REMIC") under the Internal Revenue
                                           Code of 1986, as amended (the
                                           "Code"), and, if such election is not
                                           made, whether the Trust is structured
                                           and intended to be treated as a
                                           grantor trust, a partnership or
                                           otherwise.

                                           REMIC. If an election is to be made
                                           to treat the Trust (or certain assets
                                           of the Trust) for a Series of
                                           Certificates as a REMIC for federal
                                           income tax purposes, the related
                                           Prospectus Supplement will specify
                                           which Class or Classes thereof will
                                           be designated as regular interests in
                                           the REMIC ("REMIC Regular
                                           Certificates") and which class of
                                           Certificates will be designated as
                                           the residual interest in the REMIC
                                           ("REMIC Residual Certificates"). To
                                           the extent provided herein and in the
                                           related Prospectus Supplement, in the
                                           opinion of Stroock & Stroock & Lavan
                                           LLP, special federal tax counsel
                                           ("Federal Tax Counsel"), Certificates
                                           representing an interest in the REMIC
                                           generally will be considered "real
                                           estate assets" for purposes of
                                           Section 856(c)(4)(A) of the Code and
                                           assets described in Section
                                           7701(a)(19)(C) of the Code, but
                                           generally will not be considered
                                           "residential loans" for purposes of
                                           Section 593(g)(4)(B) of the Code.

                                           In the opinion of Federal Tax
                                           Counsel, for federal income tax
                                           purposes, REMIC Regular Certificates
                                           generally will be treated as debt
                                           obligations of the Trust with payment
                                           terms equivalent to the terms of such
                                           Certificates. Holders of REMIC
                                           Regular Certificates will be required
                                           to report income with respect to such
                                           Certificates under an accrual method,
                                           regardless of their normal tax
                                           accounting method. Original issue
                                           discount, if any, on REMIC Regular
                                           Certificates will be includible in
                                           the income of the Holders thereof as
                                           it accrues, in advance of receipt of
                                           the cash attributable thereto, which
                                           rate of accrual will be determined
                                           based on a reasonable assumed
                                           prepayment rate. The REMIC Residual
                                           Certificates generally will not be
                                           treated as evidences of indebtedness
                                           for federal income tax purposes, but
                                           instead, as representing rights to
                                           the taxable income or net loss of the
                                           REMIC.

                                           Each holder of a REMIC Residual
                                           Certificate will be required to take
                                           into account separately its pro rata
                                           portion of the REMIC's taxable income
                                           or loss. Certain income of a REMIC
                                           (referred to as "excess inclusions")
                                           generally may not be offset by such a
                                           holder's net operating loss
                                           carryovers or other deductions, and
                                           in the case of a tax-exempt holder of
                                           a REMIC Residual Certificate will be
                                           treated as "unrelated business
                                           taxable income." In certain
                                           situations, particularly in the early
                                           years of a REMIC, holders of a REMIC
                                           Residual Certificate may have taxable
                                           income, and possibly tax liabilities
                                           with respect to such income, in
                                           excess of cash distributed to them.
                                           "Disqualified organizations," as
                                           defined in "Federal Income Tax
                                           Consequences--REMIC Residual
                                           Certificates--Tax on Disposition of
                                           REMIC Residual Certificates;
                                           Restriction on Transfer; Holding by
                                           Pass-Through Entities," are
                                           prohibited from acquiring or holding
                                           any beneficial interest in the REMIC
                                           Residual Certificates.

                                           Grantor Trust. If no election is to
                                           be made to treat the Trust for a
                                           series of Certificates ("Non-REMIC
                                           Certificates") as a REMIC, the Trust
                                           may be classified as a grantor trust
                                           for federal income tax purposes and
                                           not as an association taxable as a
                                           corporation or a taxable mortgage
                                           pool. In the opinion of Federal Tax
                                           Counsel, holders of Non-REMIC
                                           Certificates will be treated for such
                                           purposes, subject to the possible
                                           application of the stripped bond
                                           rules, as owners of undivided
                                           interests in the related Mortgage
                                           Assets, generally will be required to
                                           report as income their pro rata share
                                           of the entire gross income (including
                                           amounts paid as reasonable servicing
                                           compensation) from the Mortgage
                                           Assets, and will be entitled, subject
                                           to certain limitations, to deduct
                                           their pro rata share of expenses of
                                           the Trust.

                                           To the extent provided in the related
                                           Prospectus Supplement, Non-REMIC
                                           Certificates generally will represent
                                           interests in "real estate assets" for
                                           purposes of Section 856(c)(4)(A) of
                                           the Code and "Loans . . . principally
                                           secured by an interest in real
                                           property" within the meaning of
                                           Section 7701(a)(19)(C)(v) of the
                                           Code, but should not be considered
                                           "residential loans" for purposes of
                                           Section 593(g)(4)(B) of the Code.

                                           Partnership. If no election is to be
                                           made to treat the Trust for a Series
                                           as a REMIC and it is so specified in
                                           the related Prospectus Supplement,
                                           the Trust generally will be treated
                                           as a partnership for federal income
                                           tax purposes, and Federal Tax Counsel
                                           will deliver its opinion generally to
                                           the effect that the Trust will not be
                                           an association (or publicly traded
                                           partnership) taxable as a
                                           corporation, or a taxable mortgage
                                           pool, for federal income tax
                                           purposes. Each Noteholder, by the
                                           acceptance of a Note of such Series,
                                           will agree to treat such Note as
                                           indebtedness, and each
                                           Certificateholder, by the acceptance
                                           of a Certificate of such Series,
                                           generally will agree to treat the
                                           related Trust as a partnership in
                                           which such Certificateholder is a
                                           partner for federal income and state
                                           tax purposes.

                                           Investors are advised to consult
                                           their tax advisors and to review
                                           "Federal Income Tax Consequences"
                                           herein and, if applicable, in the
                                           related Prospectus Supplement.

ERISA Considerations....................   Fiduciaries of employee benefit plans
                                           or other retirement plans or
                                           arrangements, including individual
                                           retirement accounts, certain Keogh
                                           plans, and collective investment
                                           funds, separate accounts and
                                           insurance company general accounts in
                                           which such plans, accounts or
                                           arrangements are invested, that are
                                           subject to the Employee Retirement
                                           Income Security Act of 1974, as
                                           amended ("ERISA"), or Section 4975 of
                                           the Code should carefully review with
                                           their legal advisors whether an
                                           investment in Securities will cause
                                           the assets of the related Trust to be
                                           considered plan assets under the
                                           Department of Labor ("DOL")
                                           regulations set forth in 29 C.F.R.
                                           Section 2510.3-101 (the "Plan Asset
                                           Regulations"), thereby subjecting the
                                           Trustee and the Master Servicer to
                                           the fiduciary investment standards of
                                           ERISA, and whether the purchase,
                                           holding or transfer of Securities
                                           gives rise to a transaction that is
                                           prohibited under ERISA or subject to
                                           the excise tax provisions of Section
                                           4975 of the Code, unless a DOL
                                           administrative exemption applies. See
                                           "ERISA Considerations."

Legal Investment........................   Each Prospectus Supplement will
                                           describe the extent, if any, to which
                                           the Classes of Securities offered
                                           thereby will constitute
                                           "mortgage-related securities" for
                                           purposes of the Secondary Mortgage
                                           Market Enhancement Act of 1984
                                           ("SMMEA") and whether they will be
                                           legal investments for certain types
                                           of institutional investors under
                                           SMMEA. See "Legal Investment" herein.

Registration of Securities..............   Securities may be represented by
                                           global certificates and notes
                                           registered in the name of Cede, as
                                           nominee of DTC or another nominee. In
                                           such case, Securityholders will not
                                           be entitled to receive definitive
                                           certificates and/or notes
                                           representing such Holders' interests,
                                           except in certain circumstances
                                           described in the related Prospectus
                                           Supplement. See "Description of the
                                           Securities--Book-Entry Registration"
                                           herein.

                                  RISK FACTORS

LIMITED LIQUIDITY

          There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Securities.

BOOK-ENTRY REGISTRATION

          Issuance of the Certificates and/or Notes in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical Securities.

          Since transactions in Certificates and Notes will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Securityholder to pledge a Certificate or Note to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate or note representing such Securities.

          Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants or such other entities as described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration."

NATURE OF SECURITY

          Certain of the Mortgage Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

         An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. The Representative will not be able to quantify the impact of any property value declines on the Mortgage Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general. See "The Single Family Lending Program--Servicing and Collections."

         Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan.

         General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from applicable Credit Enhancement, Certificateholders could experience a loss on their investment.

          Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans which are junior mortgage loans are small relative to the size of the loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans which are junior mortgage loans may also be smaller as a percentage of the principal amount of such junior mortgage loans than would be the case with a typical pool of first mortgage loans.

          Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

          Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

UNSECURED HOME IMPROVEMENT LOANS

          The obligations of the borrower under any Unsecured Home Improvement Loan included in a Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such Unsecured Home Improvement Loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

PRE-FUNDING ACCOUNTS

          If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Mortgage Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

          The ability of a Trust Fund to obtain subsequent Mortgage Loans during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Mortgage Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Originators to originate or acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perception of general economic conditions.

COMBINED LOAN-TO-VALUE RATIOS

          The Originators' underwriting standards allow loans to be approved with Combined Loan-to-Value Ratios (as defined below) that exceed 100%. Because the original Combined Loan-to-Value Ratios of certain of the Mortgage Loans may be high relative to that of other similar mortgage loans, recoveries on defaulted Mortgage Loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans.

LEGAL CONSIDERATIONS

          Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Mortgage Loans."

          The Mortgage Loans may also be subject to federal laws, including: (1) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (2) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (4) the NHA Act (as defined herein) with respect to FHA Loans.

          The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust for which the Mortgage Assets include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the borrower could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the applicable Originator's representations and warranties, and the Representative would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

PREPAYMENT CONSIDERATIONS

          Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

          A number of factors suggest that the prepayment behavior of a pool including junior mortgage loans may be significantly different from that of a pool composed entirely of first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of a pool of junior mortgage loans which may result in a higher prepayment rate than that of a pool of first mortgage loans with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing a junior mortgage loan at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the size of the monthly payment for a junior mortgage loan may be less than for a first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of junior mortgage loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity mortgage loans for federal income tax purposes may further increase the rate of prepayments of such junior mortgage loans. See "Maturity, Prepayment and Yield Considerations."

          Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies and, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities. In addition, repurchases or purchases from a Trust of Mortgage Loans required to be made by the Representative under the Agreement will have the same effect on the affected Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the secured Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (1) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or
(2) such enforcement is not permitted by applicable law, in which case the Master Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Agreement" in the related Prospectus Supplement.

          Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

          Certain of the Mortgage Loans may be "simple interest" or "date-of-payment loans." If a payment is received on such a Mortgage Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on the scheduled due date, resulting in such Mortgage Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on such a Mortgage Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Mortgage Loan having a shorter average life than would have been the case had the payment been made as scheduled.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF BANKRUPTCY OF THE REPRESENTATIVE OR AN ORIGINATOR.

          In the event of the bankruptcy of the Representative or an Originator at a time when it or any affiliate thereof holds a subordinated interest in a Trust Fund, a trustee in bankruptcy of the Representative or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Representative, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed to be creditors of the Representative, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Mortgage Loans, with the Securityholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Securityholders could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

          Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

SECURITY RATING

          If set forth in the related Prospectus Supplement, the rating of one or more Classes of Securities may depend, to a large extent, on the creditworthiness of a third party provider of credit enhancement. In such event, any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to such Class of Securities would likely result in a reduction in the rating of such Class of Securities. See "Rating."

OTHER

          To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe any additional Risk Factors related to such Mortgage Loans.

                                   THE TRUSTS

          A Trust for any Series of Securities will include the Mortgage Assets consisting of (A) one or more Pools* comprised of (1) Single Family Loans, (2) Cooperative Loans, (3) Multifamily Loans, (4) Contracts, (5) FHA Loans, (6) Secured Conventional Home Improvement Loans, (7) Unsecured Home Improvement Loans, or (B) Agency Securities or Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement. The Mortgage Loans may be closed-end or revolving as described in the related Prospectus Supplement.

          The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interest in the assets of the related Trust. The Securities will be entitled to payment only from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Mortgage Assets.

          Certain of the Mortgage Assets may have been originated by the Originators. Other Mortgage Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative. See "Mortgage Loan Program--Underwriting Criteria."

          The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE MORTGAGE LOANS--GENERAL

          The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. It is expected that the Mortgage Loans or Contracts will be Conventional Loans (i.e., loans that are not insured or guaranteed by any governmental agency). However, if specified in the related Prospectus Supplement, certain of the Single Family Loans may be insured by the FHA or partially guaranteed by the VA. Mortgage Loans with Combined Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. The Mortgage Loans may be covered by Standard Hazard Insurance Policies.

          All of the Mortgage Loans in a Pool will provide for payments to be made monthly ("Monthly Pay"), bi-weekly or on such other terms as may be described in a Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

          o Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its Mortgage Interest Rate. Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Mortgage Loan or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

          o Principal may be payable on a level basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          o Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of some or all of the payments due during a specified period, which may be recouped as deferred interest through negative amortization or otherwise. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

          o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

          To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consist of FHA Loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement will describe the material provisions of such Mortgage Loans and the programs under which they were originated. The Prospectus Supplement for each Series of Securities will contain information with respect to all the Mortgage Loans expected to be included in the related Pools as of the related closing date, including (1) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Mortgage Loans as of the date set forth in the Prospectus Supplement, (2) the largest expected principal balance and the smallest expected, principal balance of any of the Mortgage Loans, (3) the types of Mortgaged Properties and/or other assets securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property) and the percentage, if any, of Unsecured Home Improvement Loans expected to be included in the related Pool,
(4) the original terms to maturity of the Mortgage Loans, (5) the expected weighted average term to maturity of the Mortgage Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity,
(6) the earliest origination date and latest maturity date of any of the Mortgage Loans, (7) the expected weighted average Combined Loan-to-Value Ratios at origination (except with respect to home improvement loans), (8) the expected Mortgage Interest Rate or APR and ranges of Mortgage Interest Rates or APRs borne by the Mortgage Loans, (9) in the case of Mortgage Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any, (10) the expected aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions as of the date set forth in the Prospectus Supplement, (11) the amount of any Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool, (12) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or a material portion of the Mortgage Loans or the Pool and (13) the expected geographic location of the Mortgaged Properties. If specific information respecting the Mortgage Loans is not known to the Representative at the time the related Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

          The Combined "Loan-to-Value Ratio" of a Single Family Loan at any given time is the ratio, expressed as a percentage, determined by dividing (1) the sum of the original principal balance of the Single Family Loan (less the amount, if any, of the premium for credit life insurance) plus the then-current principal balance of the related first lien, if any, by (2) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Single Family Loan. To the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA loans and/or Secured Conventional Home Improvement Loans, the related Prospectus Supplement may describe the method for calculating the Combined Loan-to-Value Ratio, if deemed relevant by the Representative. In the case of Refinance Loans, the value of the related Mortgaged Property generally will be based on an appraisal or valuation obtained at the time of refinancing. For purposes of calculating the Combined Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the value of such Manufactured Home generally will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The value of a used Manufactured Home generally will be the least of the sales price, appraised value, and, if applicable, National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

          The Mortgage Loans in any Trust may include Mortgage Loans whose Combined Loan to Value Ratios exceed 100%. The related Mortgaged Properties are unlikely to provide adequate security for such Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in payments to Securityholders to the extent such shortfalls are not covered by any credit enhancement as described in the related Prospectus Supplement. In addition, liquidation expenses relating to any liquidated Mortgage Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Securityholders. In the event that any Mortgaged Property fails to provide adequate security for the related Mortgage Loan, any losses in connection with such Mortgage Loan will be borne by Securityholders as described in the related Prospectus Supplement to the extent that the applicable credit enhancement described in the related Prospectus Supplement is insufficient to absorb all such losses.

          No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties), in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. An overall decline in the market value of real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

          Certain of the residential mortgage loans to be included in a Trust are expected to be residential mortgage loans secured by second, third or fourth liens ("Home Equity Loans") subordinate to the rights of the mortgagee under each related senior mortgage. The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Home Equity Loans in a Pool will be available to satisfy the principal balance of such Home Equity Loans only to the extent that the claims, if any, of the related senior mortgagee, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Home Equity Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Home Equity Loans in their loan portfolios, it has been the Originators' practice to satisfy each senior mortgage at or prior to a foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the Home Equity Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure/Repossession."

          In addition, general economic conditions and other factors (which may or may not effect real property values) have an impact on the ability of mortgagors to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by mortgagors. In the event of bankruptcy of a mortgagor, it is possible that a Trust could experience a loss with respect to the related Mortgage Loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount received by such Trust with respect thereto. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Trust, any remaining balance on such Mortgage Loan may not be recoverable.

          Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the Securityholders of the related Series.

          The Representative will cause the Mortgage Loans comprising each Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

          The only obligations of the Representative or the Originators with respect to a Series of Securities will be to provide (or, where the Representative or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such Series of Securities the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Mortgage Loans." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

          If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Mortgage Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

          Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on one- to four-family residential properties. If so specified in a Prospectus Supplement, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low-rise condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings. Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings.

          The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units in low-rise condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

MULTIFAMILY LOANS

          "Multifamily Loans" will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first, second or more junior liens on rental apartment buildings, mixed-use properties or projects containing five or more residential units.

          Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

          Substantially all of the Multifamily Loans will be secured by mixed-use properties, with no less than approximately 90% of such properties, measured by square footage, number of units and projected rent, being allocated to residential units.

CONTRACTS

          Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

          The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

          The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

FHA LOANS

          The FHA Loans will consist of home improvement loans originated under Title I (the "Title I Loan Program") of the National Housing Act of 1934 (the "NHA Act"). Under the NHA Act, the Federal Housing Administration (the "FHA"), an agency of the United States Department of Housing and Urban Development ("HUD"), is authorized and empowered to insure qualified lending institutions against losses on eligible loans. Several types of loans may be made under the Title I Loan Program, including (1) property improvement loans; (2) manufactured home purchase loans; (3) manufactured home lot loans; and (4) combination loans (to purchase a manufactured home and a lot). Property improvement loans (the "Title I Property Improvement Loans") may be made by approved lenders to finance alterations, repair or improvement of existing single family, multifamily, manufactured housing and nonresidential structures.

          Title I Property Improvement Loans, in addition to improvements to protect the livability or utility of single family, multifamily or manufactured housing or nonresidential property, also include loans for the renovation or preservation of historic residential structures and loans to finance the installation of fire safety equipment in existing health care facilities. Loan processing and credit determinations are done by an approved financial institution. Each lender is required to use prudent lending standards in underwriting individual loans.

          Under the Title I Loan Program, the FHA does not review individual loans at the time of approval (as is typically the case with some other federal loan programs), except when the amount of a Title I Property Improvement Loan would result in any borrower having a total unpaid principal obligation on such loans in excess of certain specified amounts, in which case HUD approval must be obtained.

          The Title I Loan Program is a coinsurance program. The lender initially is at risk for 10% of the principal balance of each loan. The FHA will insure the remaining 90% of the principal balance of each loan, subject to the limits of the reserve amount discussed below. Such FHA insurance is accorded the full faith and credit of the United States of America. Thus, a lender under the program risks the loss of up to 10% of the principal balance on every loan submitted to the FHA for an insurance claim (or a greater amount if the lender's reserve amount is diminished or exhausted), plus a portion of the interest on such loans.

          At the time the FHA receives a new loan origination or transfer of note report from an approved lender, the FHA adds to the balance in the reserve amount established by the FHA for the lender originating or purchasing such loan an amount equal to 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing the loan. The balance in the reserve amount limits the amount of claims the FHA is required to pay.

          The reserve amount established by the FHA for each lender will be reduced by the amount of all insurance claims approved for payment in conjunction with losses on such loans. The lender's reserve amount will be increased based upon additions made pursuant to the origination or purchase of eligible loans registered for insurance.

          The FHA charges a fee of 0.50% per annum of the original balance for each loan it insures, on a non-declining basis. The FHA bills the lender annually (on the anniversary date of origination) for the insurance premium, unless the loan has a maturity of 25 months or less, in which case the insurance charge is payable in one lump sum. If a loan is prepaid during the year, the FHA will not rebate the insurance premium nor reduce the balance in the lender's insurance coverage reserve account. The unused insurance charge will, however, be rebated when a Title I loan is refinanced.

SECURED CONVENTIONAL HOME IMPROVEMENT LOANS

          The Secured Conventional Home Improvement Loans will consist of secured conventional loans, the proceeds of which generally will be used for purposes similar to those described under the heading "--FHA Loans." To the extent set forth in the related Prospectus Supplement, the Secured Conventional Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

UNSECURED HOME IMPROVEMENT LOANS

          The Unsecured Home Improvement Loans will consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. To the extent set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

AGENCY SECURITIES

          Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United Stated Department of Housing and Urban Development HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to, among other things, guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or chapter 37 of Title 38, United States Code ("VA Loans").

          Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

          GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be a GNMA I Certificate or a GNMA II Certificate) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates held in a Trust Fund will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

          The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

          If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular GNMA Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

          Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

          GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Securities may be held in book-entry form.

          GNMA also guarantees the timely payment of principal of and interest on "fully modified pass-through" mortgage-backed securities issued and serviced by certain mortgage banking companies and other financial concerns ("FNMA Project Issuers") based upon and backed by pools of multi-family residential mortgage loans coinsured by FHA and GNMA Project Issuers under the Housing Act ("GNMA Project Certificates"). The Prospectus Supplement for a Series of Securities that includes GNMA Project Certificates will set forth additional information regarding the GNMA guaranty program, servicing of the mortgage pool, the payment of principal and interest on GNMA Project Certificates and other matters with respect to multi-family residential mortgage loans that qualify for the GNMA guaranty.

          Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

          FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          FNMA Certificates. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS") or Stripped Mortgage-Backed Securities ("FNMA SMBS"). The following discussion of FNMA Certificates applies equally to both FNMA MBS and FNMA SMBS, except as otherwise indicated. Each FNMA Certificate included in the Trust for a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types: (1) fixed-rate level installment conventional mortgage loans; (2) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA; (3) adjustable rate conventional mortgage loans; or (4) adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one-family or two- to four-family residential property. Each such FNMA Certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

          Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the series pass-through rate payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate if a FNMA MBS or the series pass-through rate if a FNMA SMBS; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate if a FNMA MBS, or the series pass-through rate if a FNMA SMBS.

          FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute on a timely basis amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

          FNMA SMBS are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

          Unless otherwise specified by FNMA, FNMA Certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

          Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

          FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

          Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

          FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Security rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate receipt by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Securities, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

          FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

          Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

          Under FHLMC's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. With respect to FHLMC Certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates may exceed the pass through rate of the FHLMC Certificates by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.

          Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate Groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a FHLMC Certificate group may not exceed two percentage points.

          FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

          FHLMC also issues mortgage participation certificates representing an undivided interest in a group of multi-family residential mortgage loans or participations in multi-family residential mortgage loans purchased by FHLMC ("FHLMC Project Certificates"). The Prospectus Supplement for a Series of Securities issued by a Trust that included FHLMC Project Certificates will set forth additional information regarding multi-family residential mortgage loans that qualify for purchase by FHLMC.

          Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

          Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

          General. Private Mortgage-Backed Securities may consist of (1) mortgage participations or pass-through certificates representing beneficial interests in certain mortgage loans or (2) CMOs secured by such mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be approved as a servicer by FNMA or FHLMC and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

          The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Representative. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

          Underlying Mortgage Loans. The Underlying Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Underlying Mortgage Loans may be Single Family Loans, Multifamily Loans, Cooperative Loans or Contracts secured by Manufactured Homes. As specified in the related Prospectus Supplement, (1) no Underlying Mortgage Loan will have had a Combined Loan-to-Value Ratio at origination in excess of the percentage set forth in the related Prospectus Supplement, (2) each underlying mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (3) each Underlying Mortgage Loan (other than Cooperative Loans) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (4) each mortgage loan (other than Cooperative Loans or Contracts secured by a Manufactured Home) will be covered by a title insurance policy.

          Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Underlying Mortgage Loans or with respect to the Private Mortgage-Backed Securities themselves.

          Additional Information. The Prospectus Supplement for a Series for which the related Trust includes Private Mortgage-Backed Securities will specify
(1) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (2) certain characteristics of the Underlying Mortgage Loans including (A) the payment features of such Underlying Mortgage Loans, (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Mortgage Loans, and (D) the minimum and maximum stated maturities of the Underlying Mortgage Loans at origination, (3) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (4) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (5) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (6) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (7) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (8) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Underlying Mortgage Loans or to such Private Mortgage-Backed Securities themselves, (9) the terms on which the Underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (10) the terms on which other mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

          In addition, if any Series of Securities includes Private Mortgage-Backed Securities, such Private Mortgage-Backed Securities will be registered to the extent required under the 1933 Act and the rules, regulations and interpretations thereof by the Staff of the Commission.

                                 USE OF PROCEEDS

          The Representative and the Originators may use the net proceeds to be received from the sale of the Securities of each Series for general corporate purposes, including repayment of debt, including but not limited to warehouse facilities, and the origination and acquisition of residential mortgage loans and other loans. The Representative expects Securities to be sold in Series from time to time.

                     THE REPRESENTATIVE AND THE ORIGINATORS

          The Mortgage Loans will have been originated or acquired by the Originators. The Money Store or certain of its affiliates, including First Union National Bank or certain of its affiliates, may act as a Master Servicer of the Mortgage Loans and other Mortgage Assets. Except for certain representations and warranties relating to the Mortgage Loans and other Mortgage Assets and certain other matters, the obligations of The Money Store with respect to the Mortgage Loans and other Mortgage Assets will be limited to its contractual servicing obligations.

          The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey. The Money Store is a wholly-owned subsidiary of First Union National Bank, a national banking association subsidiary of First Union Corporation.

          The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, loans partially guaranteed by the United States Small Business Administration, and student loans.

          Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.

                     THE SINGLE FAMILY LOAN LENDING PROGRAM

OVERVIEW

          The Money Store's and the Originators' mortgage lending activities consist primarily of originating, purchasing, selling and servicing mortgage loans that are primarily secured by one- to four-family residential properties, including low-rise condominiums, single-family detached homes, single-family attached homes, planned unit developments and mixed use properties (collectively, "Single Family Loans"). It has been the Originators' policy generally not to make mortgage loans secured by high-rise condominiums, cooperative residences or other categories of properties that management believes have demonstrated relatively high levels of risk. The majority of Single Family Loans are to borrowers owning a single-family detached home. Single Family Loans are made to borrowers for, among other purposes, education, home improvements and debt consolidation. The Money Store and its subsidiaries also originate, with the intention of selling and servicing, Multifamily Loans, FHA Loans, Secured Conventional Home Improvement Loans, Unsecured Home Improvement Loans and loans partially guaranteed by the United States Small Business Administration. In addition, The Money Store and its subsidiaries from time to time purchase packages of loans from other lenders or government agencies.

          The Originators originate and purchase Single Family Loans with original terms of up to 40 years. The following is a description of the origination, underwriting, servicing and other procedures used by The Money Store and the Originators in connection with their Single Family Loan program. If a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, Secured Conventional Home Improvement Loans and/or Unsecured Home Improvement Loans, the related Prospectus Supplement will contain a similar description of the program relating to such Mortgage Loans.

SINGLE FAMILY LOAN ORIGINATION

          The Originators' Single Family Loan origination offices are generally located in small and medium-sized suburban communities. All Single Family Loan origination offices have a manager who reports to senior management. Each regional office supervises the operations of a group of states. The supervision of all of the Originator's underwriting and administrative functions is conducted from the Sacramento, California headquarters.

          The entire application and approval process for Single Family Loans is generally conducted by telephone. The Originators attempt to grant approvals of loans quickly to borrowers meeting their underwriting criteria. A loan officer is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower and verified with third parties. Depending on the size of the loan applied for, loan applications must be approved by an underwriter located in the Sacramento, California headquarters. Loan officers are trained to structure loans that meet the applicant's needs, while satisfying the Originators' lending criteria. If an applicant does not meet the lending criteria, the loan officer may offer to make a smaller loan, if a smaller loan would meet the lending criteria, or suggest a debt consolidation package that better suits the applicant's needs.

          The Originators also acquire Single Family Loans through an indirect lending program, from independent brokers. Such Single Family Loans are underwritten by the Originators using the same criteria applied to loans originated by such Originator. Brokers participating in this program must satisfy certain requirements established by the Originators pertaining to experience, size of business and various licenses and approvals. The Originators also acquire, from time to time, portfolios of Single Family Loans from various third parties. The Originators will not sell such acquired loans to a Trust unless the Originators determine that such loans, when originated, were underwritten using the same criteria applied to loans originated by the Originators.

          Starting in October 1995, the Originators began originating Single Family Loans under a program that will result in lower interest rates for borrowers that make timely payments during the early years of the related loan. Under this program, if a borrower remits all scheduled payments during the first year of the loan on a timely basis, the interest rate on the loan will be reduced 0.50% per annum. If the borrower remits all scheduled payments during the second year of the loan on a timely basis, the interest rate will be reduced an additional 0.50% per annum and, if all payments are made during the third year of the loan on a timely basis, the interest rate will be reduced a final 0.50% per annum. Once the interest rate on a loan is reduced, it will not be increased, regardless of the borrowers future payment record.

UNDERWRITING CRITERIA

          The following is a brief description of certain of the underwriting standards used by the Originators to underwrite Single Family Loans. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property security as collateral for the loan granted. To the extent that the relevant underwriting criteria differ from those described herein, the related Prospectus Supplement for such Series will specifically describe such criteria.

          In certain cases deemed appropriate by an Originator's underwriters, loans may be made outside of the Originator's guidelines with the prior approval of pre-designated senior officials. No information is available with respect to the portion of the Mortgage Loans which was originated outside of these guidelines.

          The Originators' objective in originating Single Family Loans is to provide loans to borrowers with satisfactory income and credit histories deemed sufficient to demonstrate the ability to repay their loan. The primary and initial origination policy is to analyze the applicant's creditworthiness (i.e., a determination of the applicant's ability to repay the loan). Creditworthiness is assessed by examination of a number of factors, which may include calculating a debt-to-income ratio obtained by dividing a borrower's fixed monthly debt by the borrower's gross monthly income. Fixed monthly debt generally includes (1) the monthly payment under the related prior mortgages (which generally includes an escrow for real estate taxes) based, in the case of an adjustable-rate first mortgage, on the assumption that the then-current rate is the rate at which interest will accrue on such loan, (2) the monthly payment on the loan applied for and (3) other installment debt, including, for revolving debt, the required monthly payment thereon or if no such payment is specified, 5% of the balance as of the date of calculation. Fixed monthly debt does not include any debt (other than revolving credit debt) described above that matures within less than 10 months of the date of calculation. Except as otherwise set forth in the related Prospectus Supplement, the debt-to-income ratio of any borrower will not have exceeded 50% as of origination of the related loan. Creditworthiness is also assessed by examining the applicant's credit history through standard credit reporting bureaus, and by checking the applicant's payment history with respect to the first mortgage, if any, on the property.

          The second origination policy for Single Family Loans is a determination of the Combined Loan-to-Value Ratio. Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. For each Single Family Loan, the Originator confirms the value of the property to be mortgaged by appraisals (which in certain cases may be drive-by appraisals) performed by independent appraisers. Drive-by appraisals involve a visual observation of the exterior of the characteristics and condition of the property and the neighborhood. Because the interior dimensions, improvements and conditions are not inspected, a drive-by appraisal produces only a general approximation of value for the particular property. If the Originator has previously originated a loan to the same borrower secured by the same property within one year, the Originator may rely on the prior appraisal in conjunction with a new drive-by appraisal. If an appraisal is not required to be obtained for a Single Family Loan, the value of the related mortgaged property, as represented by the borrower, may be evaluated through other methods such as a drive-by appraisal, a review of comparable sales or tax assessments or reliance upon a recent sales price for such mortgaged property. Such methods do not constitute an appraisal of the related mortgaged property. All Combined Loan-to-Value Ratios are determined prior to approval of the loans.

          The Originators have several procedures which they use to verify information obtained from an applicant. The applicant's outstanding balance and payment history on any senior mortgage may be verified by calling the senior mortgage lender. If the senior mortgage lender cannot be reached by telephone to verify this information, the Originator may rely upon information provided by the applicant, such as a recent statement from the senior lender and verification of payment, such as canceled checks, or upon information provided by national credit bureaus.

          In order to verify an applicant's employment status, the Originators may obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or may telephone the applicant's employer or obtain written verification from the employer. As in the case of the senior mortgage lender verification procedures, if the employer will not verify employment history over the telephone, the Originator may rely solely on the other information provided by the applicant.

          The Originators will not close a Single Family Loan prior to receiving evidence that the property securing the loan is insured. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming the Originator as a loss payee under the insurance policy, which the Originator will thereafter mail to the insurer. Accordingly, the Originator normally will not be named as a loss payee with respect to the property securing the Single Family Loan at the time the loan is closed.

          A title search is ordered to verify the vesting of title to the Mortgaged Property, along with the existence of any mortgages, tax or other liens that have been levied on the property, to assure that the lien priority will be as represented by the borrower.

          Most Single Family Loans originated or purchased by the Originators generally are scheduled to amortize over their terms and provide for equal monthly payments over their terms. The Originators also offer a "balloon" mortgage on a limited basis. The Originators collect nonrefundable points, late charges and various fees in certain states in connection with their mortgage loans. Other fees charged, where allowable, include those related to credit reports, lien searches, title insurance and recordings, prepayment fees and appraisal fees. From time-to-time, the Originators may originate or purchase Single Family Loans containing other features. To the extent that a substantial portion of a Trust Fund consists of such Single Family Loans such features will be described in the related Prospectus Supplement.

          Although the Originators have no maximum dollar amount for Single Family Loans, the actual maximum amount that they will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the borrower's equity in the real estate and the ratio of such equity to the real estate's appraised value.

          Commencing in 1997, the Originators began originating Single Family Loans with Combined Loan-to-Value Ratios exceeding 100%. Such Single Family Loans are originated to borrowers believed by the Originators to have the income capacity and credit history to offset the lack of equity in the related Mortgaged Property. Such Single Family Loans generally bear a higher rate of interest than Single Family Loans with lower Combined Loan-to-Value Ratios.

QUALITY CONTROL

          Quality control is exercised in two areas: lending and documentation standards. In the case of Single Family Loans, a centralized quality control staff checks to confirm that lending and documentation standards are met. Every month, at least one office is audited and every loan type originated during the prior month by such office is reviewed for compliance with lending and documentation standards. Five percent of all Single Family Loans originated by the Originators are audited at random on a monthly basis for compliance with lending and documentation standards. Additional offices receive audits on a random, monthly basis. In order to confirm the validity of appraisals obtained at the time loans are made, reappraisals are obtained for the property securing the loans in approximately two percent to five percent of the transactions.

REFINANCING POLICY

          Where the Originators believe that borrowers having existing loans with them are likely to refinance such loans due to interest rate changes or other reasons, the Originators actively attempt to retain such borrowers through solicitations of such borrowers to refinance with the Originators. Such refinancings generate fee and servicing income for the Originators. Since the solicited borrowers may refinance their existing loans in any case, the Representative believes that this practice will be unlikely to affect the prepayment experience of the Single Family Loans in a material respect. The Originators also have solicited their borrowers who are in good standing to apply for additional loans, consistent with their origination standards, where deemed appropriate.

SERVICING AND COLLECTIONS

          The Money Store or one of its affiliates, as Master Servicer, will be required under the related Agreement to master service the Mortgage Loans and other Mortgage Assets underlying a particular Series of Securities with the same degree of skill and care that it exercises with respect to all comparable loans and assets that it master services for its own account. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

          Borrowers are sent payment coupon books or monthly statements that specify the fixed payment due and the late payment amount, if any. Due dates for payments occur throughout the calendar month. If payment is not received within fifteen working days of the due date, an initial collection effort is made by telephone in an attempt to bring the delinquent account current. The various stages of delinquency are monitored and evaluated on a monthly basis.

          Means of contacting delinquent accounts include, but are not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, the Servicer may modify the payment schedule (as permitted by the Agreement) but will not remove the loan from a delinquency status.

          The course of action taken by the Servicer is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related Mortgaged Property and the reason for the current inability to make timely payments.

          When a loan is 90 days past due, the related Mortgaged Property is required to be reappraised and the results evaluated by the Company to determine a course of action. Foreclosure regulations and practices and the rights of the owner in default vary from state to state, but generally procedures may be initiated if: (1) the loan is 90 days or more delinquent; (2) a notice of default on a senior lien is received or (3) the servicer discovers circumstances indicating potential loss exposure. During the foreclosure process, any expenses incurred by the Servicer may be added to the amount owed by the borrower, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer proceeds to liquidate the asset.

          The Servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the related senior mortgages. In such cases, the Servicer generally will pay the amount due on the senior mortgages to the senior mortgagees, if the Servicer considers it to be in the best interest of the related Securityholders to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the Servicer's foreclosure action, the Servicer will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. The Servicer retains "in-house" counsel in part to help assist with problem accounts. Such counsel may be utilized by all levels of management to help avoid legal problems, including those associated with consumer lending.

          Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in its real-estate loan portfolio and applicable laws and regulations, as well as other items.

          Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. Only if a delinquency cannot otherwise be cured will the servicer decide that liquidation is the appropriate course of action. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

                          DESCRIPTION OF THE SECURITIES

          Each Series of Certificates will be issued, from time to time, pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, and each Series of Notes will be issued, from time to time, pursuant to an Indenture, each to be dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-off Date"), among The Money Store, the applicable Originators and/or certain affiliates thereof and the Trustee for the benefit of the related Certificateholders or Noteholders, as the case may be, of such Series. A Series may contain either Certificates or Notes or a combination thereof. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. A form of a Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement and an Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to The Money Store Inc., 707 Third Street, West Sacramento, California 95605, Attention: Managing Attorney.

GENERAL

          The Securities of each Series will represent debt obligations of, in the case of Notes, or fractional undivided ownership interests in, in the case of Certificates, a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Securities will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate or Note of each Class may be issued in a different denomination.

          Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Security Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a security administrator may perform certain duties in connection with the administration of the Securities.

          The Securities will not represent obligations of the Representative (except with respect to a Guaranty issued in connection with a Series), the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement,
(1) the Mortgage Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (2) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Distribution Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (3) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (4) any Primary Mortgage Insurance Policies; (5) any Mortgage Pool Insurance Policies; (6) any Special Hazard Insurance Policies; (7) any Bankruptcy Bonds; and (8) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, or other credit enhancement or maturity protection or other derivative instrument covering any Securities, any Mortgage Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

          Each Series of Securities will be issued in one or more Classes. Each Class of Securities of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Securities may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

          A Series may include two or more Classes of Certificates, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Pass-Through Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment, specified in the related Prospectus Supplement, with respect to one or more Classes of Subordinated Certificates of such Series. Certain Series or Classes of Certificates within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of the following:
(1) the auction procedures for Auction Rate Securities described herein, (2) LIBOR plus an amount set forth in the related Prospectus Supplement , (3) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (4) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Certificates entitled to
(A) principal payments with disproportionate, nominal or no interest payments or
(B) interest payments with disproportionate, nominal or no principal payments (Strip Certificates).

          A Series may include two or more Classes of Notes, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Mortgage Assets for such Series. A Series of Notes may include one or more Classes of Senior Notes which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of Subordinated Notes of such Series. Certain Series or Classes of Notes within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (1) the auction procedures for Auction Rate Securities described herein, (2) LIBOR plus an amount set forth in the related Prospectus Supplement, (3) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement or (4) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Notes entitled to (A) principal payments with disproportionate, nominal or no interest payments or (B) interest payments with disproportionate, nominal or no principal payments (Strip Notes).

          With respect to any Series of Securities that includes one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

          Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement unless Definitive Securities have been issued, the registered holder of all Securities will be Cede or such other nominee specified in the related Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

DISTRIBUTIONS ON SECURITIES

          Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (1) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (2) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (3) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (4) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (5) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (6) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a Fixed Rate or an Adjustable Rate; and (7) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

          Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds available in the related Distribution Account and other accounts to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Distribution Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Securityholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Distribution Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate or Interest Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Distribution Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case, for (1) all payments on the Mortgage Loans that were due on or before the Cut-off Date; (2) all Principal Prepayments, Liquidation Proceeds and Insurance Proceeds received after the period specified in the related Prospectus Supplement (the "Principal Prepayment Period"); (3) all scheduled payments of principal and interest due on a date or dates subsequent to the Determination Date; (4) amounts representing reimbursement for Advances, as specified in the related Prospectus Supplement;
(5) amounts representing reimbursement for any unpaid Servicing Fee or Contingency Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Mortgage Loans;
(6) all income from any Permitted Investments held in the Distribution Account for the benefit of the Master Servicer; and (7) any Advances deposited in the Distribution Account prior to the applicable Remittance Date.

          The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Securityholders will have the effect of accelerating the amortization of Senior Notes or Senior Certificates, as the case may be, while increasing the interests evidenced by the Subordinated Notes or Senior Certificates, as the case may be, in the related Trust. Distributions to any Class of Certificates or Notes will be made pro rata to all Securityholders of that Class, or as otherwise described in a Prospectus Supplement.

SUMMARY OF AUCTION PROCEDURES

          The following summarizes certain procedures that will be used in determining the interest rates on any Notes or Certificates that are Auction Rate Securities. Appendix I hereto contains a more detailed description of these procedures. Prospective investors in the Auction Rate Securities should read carefully the following summary, along with the more detailed description in Appendix I.

          The interest rate on each Class of Auction Rate Securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Securities such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Securities.

          In the auction procedures, the following types of orders may be submitted:

               o Bid/Hold Orders--the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its Auction Rate Securities for the upcoming interest period;

               o Sell Orders--an order by a current investor to sell a specified principal amount of Auction Rate Securities, regardless of the upcoming interest rate; and

               o Potential Bid Orders--the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Securities) is willing to accept in order to buy a specified principal amount of Auction Rate Securities.

          If an existing investor does not submit orders with respect to all its Auction Rate Securities of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Securities for which no order was received.

          In connection with each auction, Auction Rate Securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Securities.

                (A)   Assumptions:

                      1.  Denominations (Units) = $100,000

                      2.  Interest Period = 28 Days

                      3.  Principal Amount Outstanding = $50 Million (500 Units)

                (B)   Summary of All Orders Received For The Auction

                Bid/Hold Orders       Sell Orders          Potential Bid Orders
                ---------------       -----------          --------------------
                10 Units at 2.90%     50 Units Sell         20 Units at 2.95%
                30 Units at 3.02%     50 Units Sell         30 Units at 3.00%
                60 Units at 3.05%     100 Units Sell        50 Units at 3.05%
                                      --------------
               100 Units at 3.10%        200 Units          50 Units at 3.10%
               100 Units at 3.12%                           50 Units at 3.11%
               ------------------                           50 Units at 3.14%
                  300 Units                                100 Units at 3.15%
                                                           ------------------
                                                               350 Units

          Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).

                (C)   Auction Agent Organizes Orders In Ascending Order


 Order       Number of   Cumulative                   Order        Number       Cumulative Total
 Number       Units      Total (Units)     Order %    Number       of Units         (Units)         Order %
 ------       -----      -------------     -------    ------       --------         -------         -------

  1            10(W)          10           2.90%          7         100(W)           300              3.10%
  2            20(W)          30           2.95%          8         50(W)            350              3.10%
  3            30(W)          60           3.00%          9         50(W)            400              3.11%
  4            30(W)          90           3.02%         10         100(W)           500              3.12%
  5            50(W)         140           3.05%         11         50(L)                             3.14%
  6            60(W)         200           3.05%         12         100(L)                            3.15%
------
(W) Winning Order
(L) Losing Order

          Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue (each an "Interest Period"), when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described in Appendix I).

          The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Securities offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Securities are subject to Hold Orders (i.e., each holder of Auction Rate Securities wishes to continue holding its Auction Rate Securities, regardless of the interest rate) the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate (as defined below).

          As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in Appendix I.

MONTHLY ADVANCES AND COMPENSATING INTEREST

          In order to maintain a regular flow of scheduled interest payments to Securityholders (rather than to guarantee or insure against losses) if provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (1) the sum of (A) 30 days' interest at the applicable weighted average Adjusted Mortgage Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Securities and (B) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (2) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Mortgage Loans as of the related Record Date (such excess, the "Monthly Advance"). For each Class of Securities, the "Adjusted Mortgage Loan Remittance Rate" will equal the sum of the related Pass-Through Rate or Interest Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the Mortgage Loans.

          If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Distribution Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (1) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Mortgage Loan Remittance Rate, over (2) the amount of interest actually received on the related Mortgage Loan for such Due Period (such difference, "Compensating Interest").

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

          If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (1) utilized during the Revolving Period to acquire additional Mortgage Assets which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (2) held in an account and invested in Permitted Investments for later distribution to Securityholders,
(3) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (4) otherwise applied as specified in the related Prospectus Supplement.

          An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

          Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Representative. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

BOOK-ENTRY REGISTRATION

          If so specified in the related Prospectus Supplement, the Certificates and/or Notes of a Series initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

          Under a book-entry format, Certificateholders and/or Noteholders, as applicable, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates and/or Notes of a Series registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities and reports relating to the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments and reports relating to the Securities after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Agreement. The beneficial holders of such Certificates and/or Notes of a Series will only be permitted to exercise the rights of Certificateholders and/or Noteholders, as applicable, under the applicable Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit reports and payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and reports and will be able to transfer their interests.

          Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

          DTC in general advises that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

          Any Notes and/or Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Definitive Securities"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates and/or notes representing the Securities and instruction for re-registration, the Trustee will issue the Notes and/or Certificates in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Remittance Date at such office or agency as is specified in the notice of final payment to Securityholders.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (1) the subordination of one or more Classes of the Notes and/or Certificates of such Series, (2) the use of a Guaranty Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, third party guarantees or maturity protection, derivative instruments, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (3) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Securities, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

          All Classes of Certificates are Subordinated in right of payment to any Class of Notes in a given Series to the extent described in the related Prospectus Supplement. To enhance the likelihood of regular receipt by holders of Senior Certificates or Senior Notes, as the case may be, of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates or Subordinated Notes, as the case may be, of a Series will instead be payable to holders of one or more Classes of Senior Certificates or Senior Notes, as the case may be, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates or Senior Notes, as the case may be, will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Distribution Account, prior to any such distribution being made to holders of the related Subordinated Certificates or Subordinated Notes, a the case may be, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates or Senior Notes, as the case may be, through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates or Subordinated Notes, as the case may be, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or Subordinated Notes, as the case may be, or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates or Senior Notes, as the case may be, would experience losses on the Securities.

          In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates or Subordinated Notes, as the case may be, on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or Senior Notes, as the case may be, or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Securities specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

          If so specified in the related Prospectus Supplement, the same Class of Securities may be Senior Certificates or Senior Notes, as the case may be, with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates or Subordinated Notes, as the case may be, with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates or Senior Notes, as the case may be, and Subordinated Certificates or Subordinated Notes, as the case may be, may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates or Subordinated Notes, as the case may be, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates or Senior Notes, as the case may be, and as between Classes of Subordinated Certificates or Subordinated Notes, as the case may be, distributions may be allocated among such Classes (1) in the order of their scheduled final Remittance Dates, (2) in accordance with a schedule or formula, (3) in relation to the occurrence of events, or (4) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Holders of Senior Certificates or Senior Notes, as the case may be, or released to Holder of Subordinated Certificates or Subordinated Notes, as the case may be, from the related Trust.

GUARANTY INSURANCE POLICIES

          If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates and/or Notes. The issuer of any Guaranty Insurance Policy (a "Security Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

          If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

          The specific terms of any Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Mortgage Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Securities on any specified date.

          Subject to the terms of the related Agreement, the Security Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payments by such Security Guaranty Insurer under the related Guaranty Insurance Policy.

SPREAD AMOUNT

          If so specified in the related Prospectus Supplement, certain Classes of Securities may be entitled to receive limited acceleration of principal relative to the amortization of the related Mortgage Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Mortgage Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Mortgage Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the Prospectus Supplement related to any Pool of Mortgage Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Mortgage Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below or in the related Prospectus Supplement, cover loss by reason of default in payment on the related Mortgage Loans in the Pool in an amount initially equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Pool as of the Cut-off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Mortgage Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

          A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(2) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (1) or (2) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

          The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (1) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement--Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

          Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

          The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

          If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

          The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

RESERVE ACCOUNTS

          If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

          The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

          Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Securityholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

          If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Mortgage Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Mortgage Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Mortgage Assets.

MATURITY PROTECTION

          If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES, SWAPS, AND SIMILAR INSTRUMENTS OR AGREEMENTS

          If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.

          If any Class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency"). Additionally, to the extent a significant portion of the Mortgage Loans underlying a given Series of Securities consists of FHA Loans, the related Prospectus Supplement will describe the features of any related credit support including, but not limited to, that provided by the FHA, if any.

CROSS SUPPORT

          If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

          The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trusts, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

          The original terms to maturity of the Mortgage Loans in a given Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Pool. Single Family Loans, Cooperative Loans and Contracts generally may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment fee or penalty upon prepayment in full or in part.

          In general, prepayment of Mortgage Loans is likely to increase when the level of prevailing interest rates declines significantly, although the prepayment rate is influenced by a number of other factors, some of which are described below. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Mortgage Loans will actually experience.

          Generally, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, Mortgage Loans which are junior mortgage loans may experience a higher rate of prepayment than Mortgage Loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on Mortgage Loans for Federal income tax purposes may result in a higher rate of prepayment of the Mortgage Loans. The obligation of the Master Servicer to enforce due-on-sale provisions (described below) of the Mortgage Loans may also increase prepayments. The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Mortgage Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Mortgage Loans.

          The secured conventional Mortgage Loans and Contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

          Greater than anticipated prepayments of principal will increase the yield on Securities purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Securities purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Securities may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

          The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Securities faster than otherwise scheduled.

          When a full prepayment or Curtailment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), as described under "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" herein. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Securities could be adversely affected.

          Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Mortgage Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities. See "The Agreement--Termination; Purchase of Mortgage Loans."

          If so specified in the related Prospectus Supplement, the effective yield to certain Securityholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

          In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities.

          The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities.

                                 THE AGREEMENTS

          Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF MORTGAGE LOANS

          Pursuant to each related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be, at the time of issuance of Securities of a Series the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of the Mortgage Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-off Date with respect to such Mortgage Assets.

          In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Mortgage Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Mortgage Assets identified in a schedule attached to a supplemental conveyance relating to such additional Mortgage Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Mortgage Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Mortgage Asset as of its related Cut-off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Mortgage Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Mortgage Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

          Any conveyance of additional Mortgage Assets will be subject to the following conditions, among others specified in the related Prospectus
Supplement: (1) each such additional Mortgage Asset must satisfy the eligibility criteria specified in the preceding paragraph as of its applicable Cut-off Date and such additional criteria as may be specified in the related Prospectus Supplement; (2) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Mortgage Assets to the related Trust;
(3) neither the Originator nor The Money Store will have selected such additional Mortgage Assets in a manner that either believes is adverse to the interests of Securityholders; and (4) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Mortgage Assets.

          In connection with such sales of the Mortgage Loans, the Representative will be required to deliver to the Trustee certain specified items (collectively with respect to each Mortgage Loan, the "Trustee's Mortgage File") with respect to each Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, each Trustee's Mortgage File will be required to include the following, together with certain other specified items: (A) The original Mortgage Note; (B) either: (1) the original Mortgage, with evidence of recording thereon or (2) a certified copy of the Mortgage where the original has been transmitted for recording or has been lost; and (C) an assignment of the Mortgage Loan from the applicable Originator to either the related Trustee or Initial Co-Trustee under the Agreement with evidence of recording thereon (unless opinions of counsel are delivered satisfactory to the Rating Agencies and the Security Guaranty Insurer, if any, to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Mortgage Loans).

          The Trustee will be required to review each such Trustee's Mortgage File to ascertain that all required documents have been executed and received. If the Security Guaranty Insurer, if any, or the Trustee finds any document constituting a part of a Trustee's Mortgage File which is not properly executed, has not been received, is unrelated to the Mortgage Loans of the related Trust or does not conform in a material respect to the description thereof provided on behalf of the Representative, the Securities Guaranties Insurer, if any, or the Trustee is required promptly to notify the Master Servicer, The Money Store, and the Trustee or the Security Guaranty Insurer, if any, respectively. The Money Store is required to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified. If, however, within 60 days after the Trustee's notice to it respecting such defect The Money Store has not remedied the defect and the defect materially and adversely affects the interest of the Trust in the related Mortgage Loan or the interests of the Security Guaranty Insurer, if any, The Money Store is required to (1) substitute in lieu of such Mortgage Loan a substitute Mortgage Loan which qualifies for substitution under the Agreement (a "Qualified Substitute Mortgage Loan") and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such Mortgage Loan as of the date of such substitution, deposit in the related Principal and Interest Account (as defined herein under "--Payments on the Mortgage Loans") the amount of such shortfall in principal balance arising from such substitution (the "Substitution Adjustment") or (2) purchase such Mortgage Loan at a price equal to the principal balance of such Mortgage Loan as of the date of purchase, plus 30 days' interest on such principal balance, computed at the Adjusted Mortgage Loan Remittance Rate (as defined in the related Prospectus Supplement) as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees and Contingency Fees (each as defined herein under "--Servicing and Other Compensation and Payment of Expenses") and certain other amounts advanced by and reimbursable to the Master Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Security Guaranty Insurer, if any, related to such Mortgage Loan, which purchase price will be deposited in the Principal and Interest Account and delivered to the Trustee on the next succeeding Determination Date, except for the amount described above relating to unreimbursed Insured Payments, if any, which shall be paid directly to the Security Guaranty Insurer; provided, however, that, if a REMIC election has been made for the related Trust, The Money Store may not take any such action unless it has theretofore caused to be delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters (an "Opinion of Counsel") which states that such a purchase or substitution would not constitute a "prohibited transaction," as defined in Section 860F of the Code (a "Prohibited Transaction").

REPRESENTATIONS AND WARRANTIES

          The Representative will represent, among other things, that as of the related Cut-off Date as to each Mortgage Loan sold to the related Trust, the information provided with respect to such Mortgage Loan was true and correct; all of the original or certified documentation constituting the Trustee's Mortgage Files (including all material documents related thereto) has been or will be delivered to the Trustee or a custodian on its behalf (the "Custodian"); each Mortgage was a valid and subsisting lien of record on the Mortgaged Property; immediately prior to such transfer and assignment, the Originators were the sole owners of each Mortgage Loan conveyed by them; and as of the related Cut-off Date, no Mortgage Loan will be more than 59 days delinquent in payment, no Mortgage Loan originated within 12 months of the related Cut-off Date will be delinquent more than 59 days as measured at the end of any month during the 12 months immediately preceding such Cut-off Date, and with respect to Mortgage Loans originated more than 12 months before such Cut-off Date, no more than the percentage of Mortgage Loans specified in the related Prospectus Supplement (measured by outstanding principal balance as of such Cut-off Date) will have been on up to two occasions more than 59 days delinquent as measured at the end of any month since the inception of each such Mortgage Loan.

          Pursuant to the Agreement, upon the discovery by The Money Store, the Servicer, any Subservicer, the Custodian, the Security Guaranty Insurer, if any, or the Trustee that any of the representations and warranties contained in the Agreement have been breached in any material respect as of the related Cut-off Date, with the result that the interests of the related Trust in the related Mortgage Loan or the interests of the Security Guaranty Insurer, if any, were materially and adversely affected, notwithstanding that such representation and warranty was made to The Money Store's best knowledge, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of The Money Store's discovery or its receipt of notice of any such breach, The Money Store will be required to cure promptly such breach in all material respects, or (1) remove such Mortgage Loan and substitute one or more Qualified Substitute Mortgage Loans or (2) purchase such Mortgage Loan, in each case on the same terms and on the same conditions as described above under "Sale of Mortgage Loans." The obligation of The Money Store to so substitute or purchase any Mortgage Loan will constitute the sole remedy respecting a material breach of any such representation or warranty available to the Securityholders or the Trustee.

PAYMENTS ON THE MORTGAGE LOANS

          The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

          All funds in the Principal and Interest Accounts will be required to be held (1) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (2) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

          The Master Servicer will be required to deposit or cause to be deposited in the related Principal and Interest Account (within 24 hours of receipt) all payments received after the related Cut-off Date on account of principal and interest on the related Mortgage Loans (but net of the Servicing Fee and the Contingency Fee with respect to each Mortgage Loan and other servicing compensation payable to the Master Servicer as permitted by the Agreement).

          Not later than the day of each month preceding a Remittance Date that is set forth in a Prospectus Supplement (each such day a "Determination Date"), the Master Servicer will be required to wire transfer to the Trustee the Available Remittance Amount for deposit in the segregated trust accounts to be maintained with the Trustee for such purpose (each a "Distribution Account").

          Unless otherwise specified in the related Prospectus Supplement, the "Available Remittance Amount" will be defined in the Agreement to include, with respect to any Remittance Date, without duplication:

               o the sum of all amounts received by the Master Servicer or any Sub-Servicer on the Mortgage Loans (including amounts paid by the Master Servicer and the Representative and excluding amounts required to be deposited into any related Reserve Account, amounts paid as reimbursement to the Master Servicer of advances and amounts recovered as voidable preferences) during the immediately preceding calendar month (the "Due Period"), plus

               o the amount of any Monthly Advance and Compensating Interest payments with respect to the Mortgage Loans remitted by the Master Servicer for such Remittance Date.

          The term Available Remittance Amounts will not include Insured Payments, if any.

GENERAL SERVICING STANDARDS

          The Master Servicer will agree to master service the Mortgage Loans in accordance with the related Agreement and, where applicable, prudent mortgage servicing standards. "Prudent mortgage servicing standards" generally will require the Master Servicer to exercise collection and foreclosure procedures with respect to the Mortgage Loans with the same degree of care and skill that it would use in master servicing mortgage loans for its own account. Pursuant to each Agreement, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Mortgage Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Mortgage Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and a contingency fee (the "Contingency Fee") equal to the percentage per annum specified in the related Prospectus Supplement of the principal balance of each Mortgage Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The Money Store is replaced as Master Servicer under the related Agreement. However, as long as The Money Store acts as Master Servicer, it will be entitled to receive the Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

          The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (1) the preservation, restoration and protection of the Mortgaged Property, (2) any enforcement or judicial proceedings, including foreclosures, and (3) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan. Such expenditures may include costs of collection efforts, reappraisals when a loan is 90 days past due, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

          The Master Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (1) the outstanding principal balance owing on the Mortgage Loan and the related senior mortgage, if any, (2) the full insurable value of the premises securing the Mortgage Loan, and (3) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Master Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan and the senior lien, if any, (B) the full insurable value of the Mortgaged Property, or (C) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer or any Sub-Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first or second mortgage servicing procedures) are required to be deposited in the Principal and Interest Account.

          In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without individual fire and hazard insurance, and otherwise complies with the requirements of the preceding paragraph, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

ENFORCEMENT OF DUE ON SALE CLAUSES

          When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, will, to the extent it has knowledge of such conveyance or prospective conveyance, be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Master Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Master Servicer also will be authorized with the prior approval of the Security Guaranty Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, with respect to Mortgage Loans with Combined Loan-to-Value Ratios exceeding 100%, the Master Servicer may, but will be under no obligation to, permit a borrower who is selling his principal residence to substitute the new mortgaged property as collateral for the related Mortgage Loan. In such event, the Master Servicer may require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE

          The Master Servicer generally will foreclose upon or otherwise comparably convert the ownership in the name of the Trustee of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. However, the Master Servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

          The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

          The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

REMOVAL AND RESIGNATION OF MASTER SERVICER

          With respect to each Series of Securities, the Security Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Securities of the related Series, other than the holders of residual interests (the "Majority Securityholders"), by notice in writing to the Master Servicer and with the prior written consent of the Security Guaranty Insurer, if any, which consent may not be unreasonably withheld, generally may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

               o (1) an Event of Nonpayment (as defined below) if the Series of Securities has the benefit of a Guaranty Insurance Policy; (2) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Security Guaranty Insurer, if any, or the Securityholders; (3) the failure by the Master Servicer to make any required Monthly Advance; (4) the failure by the Master Servicer to remit any Compensating Interest; or (5) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in sub-clauses (1), (2), (4) and (5) of this paragraph for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

               o failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

               o a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

               o the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

               o the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          An "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

          The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, the Trustee and the Majority Securityholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

          Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Majority Securityholders or the Security Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Security Guaranty Insurer, if any, having a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

          The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF MORTGAGE LOANS

          Pooling and Servicing Agreement; Trust Agreement. The Trust established under a Pooling and Servicing Agreement or a Trust Agreement will terminate upon notice to the Trustee following the earlier to occur of (1) the final payment or other liquidation of such last Mortgage Loan remaining in the related Trust or the disposition of all REO Property, (2) the optional purchase of the assets of the Trust by the Master Servicer or the Security Guaranty Insurer, if any, as described below, (3) mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, and all Securityholders in writing, or
(4) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; provided, however, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

          Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Mortgage Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Security Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the Termination Price. If so provided in the related Prospectus Supplement, the Master Servicer or another entity may purchase some or all of the Mortgage Assets under the circumstances described in such Prospectus Supplement.

          On any Remittance Date on or after the Cross-Over Date on which Mortgage Loans with an aggregate principal balance as of the Cut-off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Mortgage Loans, the Security Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Mortgage Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

          Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

          In addition to such discharge with certain limitations, the Indenture may provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the final scheduled Remittance Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

          REMIC Considerations. If a REMIC election is made for a Series of Securities, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (1) the Majority Securityholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (2) the Security Guaranty Insurer, if any, may notify the Trustee of the Security Guaranty Insurer's determination to purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of
(A) 100% of the aggregate principal balances of such Mortgage Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Distribution Account representing collections of principal on such Mortgage Loans during the current Due Period, (B) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Mortgage Loan Remittance Rates, and (C) the interest portion of any unreimbursed insured payment made by the Security Guaranty Insurer, if any. Upon receipt of such direction by the Majority Securityholders or of such notice from the Security Guaranty Insurer, the Trustee will notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

          If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (1) in the event that the Majority Securityholders have given the Trustee the direction described in clause (1) above, the Trustee is required to sell the Mortgage Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Securityholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (2) in the event that the Security Guaranty Insurer has given the Trustee notice of the Security Guaranty Insurer's determination to purchase the assets described in clause (2) preceding, the Security Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

          Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Security Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Securityholders and the Security Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal taxation, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Securityholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

          Each Agreement will provide that the Majority Securityholders may exercise any trust or power conferred on the Trustee with respect to the Securities or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Securities, only Holders of such Class or Classes may exercise such trust or power.

EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS OF NOTEHOLDERS

          Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (1) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (2) failure to perform any other covenant of the Representative or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (3) any representation or warranty made by the Representative or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (4) certain events of bankruptcy, insolvency, receivership or liquidation of the Representative or the Trust Fund; or (5) any other Event of Default provided with respect to Notes of that Series.

          If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

          If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (1) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (2) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (3) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 662/3% of the then aggregate outstanding amount of the Notes of such Series.

          In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

          Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Note of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

          Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

          Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the Security Guaranty Insurer, if any, without the notice to, or consent of, the Securityholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Mortgage File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Securityholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Security without the consent of the Holder of such Security, or change the rights or obligations of any other party thereto without the consent of such party.

          Each Agreement may be amended from time to time by The Money Store, the Master Servicer and the Trustee with the consent of the Security Guaranty Insurer, if any, and the Holders of the majority of the percentage interest in each Class of Securities affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holders of 100% of each Class of Securities affected thereby.

          Each Agreement may be amended from time to time by the Master Servicer, The Money Store and the Trustee by written agreement, upon the prior written consent of the Security Guaranty Insurer, if any, without the notice to or consent of the Securityholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

          It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

          Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or, if the Trustee enters into certain business combinations. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

GENERAL

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Mortgage Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.

NATURE OF THE MORTGAGE ASSETS

          Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. The Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

          Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

          The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

          Contracts. Each Contract evidences both (1) the obligation of the obligor to repay the loan evidenced thereby, and (2) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Representative will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition, the Representative will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

          Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

          As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Representative.

          The Representative will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Representative, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Representative or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related Certificate of title and the new secured party succeeds to the Representative's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Representative or Seller.

          In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Representative and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

          If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

          Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Representative will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

          Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sales take place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

          Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

          Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

          Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

          In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

          Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

          Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

          Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

          Single Family Loans, FHA Loans, Secured Conventional Home Improvement Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

          Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

FORECLOSURE IN CALIFORNIA

          It is expected that a significant portion of the Mortgage Assets (by principal balance) will be secured by properties located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

          Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. However, in the case of certain purchase money mortgage loans, a lender may be prohibited by statute from obtaining a deficiency judgment. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (i.e. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower. Anti-Deficiency Legislation and Other Limitations on Lenders

          Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws (including California law) affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

          Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

          The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

          Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the seller of such Contract had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the seller to repurchase the Contract because of a breach of such seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

          Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

          Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan may contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured
Home), the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

          Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

          Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

          Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

          Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

          Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the Securityholders would suffer a loss only to the extent that (1) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (2) the Seller, the Representative or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

          To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against a Trust.

ENVIRONMENTAL CONSIDERATIONS

          Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

                         FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates or Notes offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates or Notes. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

          Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. In addition, if the related Prospectus Supplement so provides, the transaction documents for a Trust may provide that an election will be made to qualify such trust as a Financial Asset Securitization Investment Trust ("FASIT") pursuant to recently effective provisions of the Code. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the
Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made.

REMIC CERTIFICATES

          With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

          To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

          Status of REMIC Certificates. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets (other than yield supplement agreements). Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the REMIC's assets will include payments on Mortgage Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Assets generally will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. However, Mortgage Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Asset exceeds the value of the property securing the Mortgage Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets under any of those provisions. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for the purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

          For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

          Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

          Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

          Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

          Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

          Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

          The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (1) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (2) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

          In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

          The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Remittance Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Remittance Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

          The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

          The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

          A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (1) the excess of the remaining stated redemption price at maturity over such cost is less than (2) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

          Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment remote.

          Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

          Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Remittance Dates but ends prior to each Remittance Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (1) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (2) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

          Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (1) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount; (2) it provides for stated interest, paid or compounded at least annually, at (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (3) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (1), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

          A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

          An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

          For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following: (1) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (2) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (A) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (B) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (3) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (2), above.

          In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

          Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount." A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

          If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation, since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

          Interest-Only REMIC Regular Certificates. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

          Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (1) under a constant yield method, taking into account the Prepayment Assumption, or (2) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass Through Rate or Interest Rate).

          In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

          Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

          Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that all holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

          Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

          Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

          REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

          Termination. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Mortgage Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

          Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

          Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

          The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

          A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

          As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

          A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

          If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

          The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

          There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

          Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

          In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

          Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

          The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

          Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (1) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (2) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (3) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

          If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

          The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

          The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a Mortgage Asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Mortgage Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Mortgage Loans or to sell defective Mortgage Loans in accordance with the Agreement.

          A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

          Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificateholders, unless otherwise specified in the Prospectus Supplement.

          Dealers' Ability to Mark-to-Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

          Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

          If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

          The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

          A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

          The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

          Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

          Restrictions on Transfer; Holding by Pass-Through Entities. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below on pass-thru entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

          A tax is imposed on "pass-thru entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-thru entity. "Pass-thru entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-thru entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

          The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

          For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

          The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (A) the present value of all anticipated excess inclusions with respect to the residual interest and (B) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (1) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (2) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

          A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (1) 3 percent of the excess of adjusted gross income over the applicable amount, or (2) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

FOREIGN INVESTORS

          REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (1) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (2) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (3) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (4) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (A) a citizen or resident of the United States, (B) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (C) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (D) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (D), above, unless the trust elects to have its United States status determined under the criteria set forth in (D) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

          REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

          The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

          Gain on Transfers of Certificates. A Certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of a REMIC Certificate, provided that (1) such gain is not effectively connected with a trade or business carried on by the Certificateholder in the United States,
(2) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and
(3) in the case of gain representing accrued interest, the Certificateholder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such holder.

BACKUP WITHHOLDING

          Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

          The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

          Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES ISSUED BY A GRANTOR TRUST

          The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made and for which the Trust is classified as a grantor trust for federal income tax purposes.

          Tax Status of the Trust. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

          A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (1) 3 percent of the excess of adjusted gross income over the applicable amount, or (2) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, a holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

          Status of the Non-REMIC Certificates. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-REMIC Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

          Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

          If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (1) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

          Section 1272(a)(6) of the Code provides for use of a prepayment assumption in determining original issue discount for any pool of debt instruments the yield on which may be affected by reason of prepayments. Therefore, if there is original issue discount, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Assets will prepay at that rate or at any other rate.

          In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

          If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

          Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

          Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates-Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

          If discount other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Asset, to the amount of principal on such Mortgage Asset received by the Trust in that month. Because the Mortgage Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-REMIC Certificate and (2) the weighted average life (in complete years) of the Mortgage Assets remaining at the time of purchase of the Non-REMIC Certificate.

          If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

          It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

          If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

          Sales of Non-REMIC Certificates. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

          Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Treasury Regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the final Withholding Regulations. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

          Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (1) the entity is not a REMIC (or, after September 1, 1997, a FASIT) (2) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (3) the entity is the obligor under debt obligations with two or more maturities, and (4) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (3), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

NON-REMIC CERTIFICATES AND NOTES OF A TRUST INTENDED TO BE CHARACTERIZED AS A PARTNERSHIP OR DIVISION

          The discussion under this heading applies only to a series of Certificates and Notes with respect to which a REMIC election is not made and for which the Trust is intended to be classified as a partnership or a division for federal income tax purposes.

          Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, such that an election has not been and will not be made to treat the Trust as an association taxable as a corporation, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Trust, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation, assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ("Corporation Election")). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporation Election is made.

          Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (1) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (2) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (3) the entity is the obligor under debt obligations with two or more maturities, and
(4) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (3), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued be the Trust, or the nature of the assets held by the Trust, will exempt the Trust from treatment as a taxable mortgage pool.

          If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

          Treatment Of The Notes As Indebtedness. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Representative that in its opinion the Notes will be classified as debt for federal income tax purposes.

          Possible Alternative Treatments Of The Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

          Interest Income On The Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

          Sale Or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any original issue discount (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

          Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (1) is not actually or constructively a "10 percent shareholder" of the Trust or the Representative (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Representative is a "related person" within the meaning of the Code and (2) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanies by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

          If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

          The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-United States holder may claim exemption from United States federal income tax withholding. All Non-United States holders should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999.

          Information Reporting And Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS, as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES ISSUED BY A PARTNERSHIP

          Treatment Of The Issuer As A Partnership. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Representative will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided the Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

          Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (1) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (2) any Trust income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (3) prepayment premium payable to the Certificateholders for such month; and (4) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Representative. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

          An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

          The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

          Discount And Premium. It is believed that the Mortgage Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

          If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

          Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

          Disposition Of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

          Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

          If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

          Allocations Between Representative And Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

          Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (A) the name, address and identification number of such person,
(B) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (C) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

          The Representative will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

          Tax Consequences To Foreign Certificateholders. It is not clear and federal tax counsel is unable to opine whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

          If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust, and for that reason or because of the nature of the assets of the Trust probably will not be considered "portfolio interest." As a result, even if the Trust was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

          Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

          ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

          In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Security Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the U.S. Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Mortgage Loans and any other assets of the Trust and not merely an interest in the Securities, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Servicer, the Security Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Securities or to the servicing of the Mortgage Loans are noted below.

          Regardless of whether the Securities are treated as debt or equity for purposes of ERISA, the acquisition or holding of Securities which are Notes by or behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trust is or becomes a party in interest or disqualified person with respect to such Plan or in the event that a subsequent transfer of a
Note is made between a Plan and such party in interest or disqualified person. However, one or more Investor Based Exemptions referred to below may be applicable to exempt such prohibited transaction.

          The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

          For the exemption to apply, PTCE 83-1 requires that (1) the Representative and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying Certificateholders (except holders of the Class R Certificates) against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (2) the Trustee may not be an affiliate of the Representative; and (3) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

          In addition, PTCE 83-1 exempts the initial sale of Securities to a Plan with respect to which the Representative, the Security Guaranty Insurer, the Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Securities and the rights and interests evidenced by such Securities are not subordinated to the rights and interests evidenced by other Securities of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

          In the case of any Plan with respect to which the Representative, the Servicer, the Security Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (1) the initial sale, exchange or transfer of Securities is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Securities; (2) the Plan pays no more for the Securities than would be paid in an arm's length transaction; (3) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Securities to the Plan; (4) the total value of the Securities purchased by such Plan does not exceed 25% of the amount issued; and (5) at least 50% of the aggregate amount of Securities is acquired by persons independent of the Representative, the Trustee, the Servicer, and the Security Guaranty Insurer.

          Before purchasing Securities, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Securities constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities on behalf of a Plan.

          In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions (each an "Underwriter Exemption") which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Securities. The conditions of Underwriter Exemption, if applicable, will be set forth in "ERISA
Considerations" in the Prospectus Supplement.

          One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities, depending in part upon the type of Plan fiduciary making the decision to acquire a Security and the circumstances under which such decision is made, including but not limited to:
PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding investments effectuated by "qualified plan asset managers", PTCE 96-23, regarding investments effectuated by "in-house asset managers" and PTCE 95-60, regarding investments by insurance company general accounts ("Investor Based Exemptions"). However, even if the conditions specified in an Underwriter Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

          Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

          Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Class of Securities.

                              PLAN OF DISTRIBUTION

          The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Securities, Inc., an affiliate of the Representative, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Representative. In connection with the sale of the Securities, underwriters may receive compensation from the Representative or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Representative.

          Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by First Union Securities, Inc. acting as agent or in some cases as principal with respect to the Securities that it has previously purchased or agreed to purchase. If First Union Securities, Inc. acts as agent in the sale of Securities, First Union Securities, Inc. will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Securities sold hereunder as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that First Union Securities, Inc. elects to purchase Securities as principal, First Union Securities, Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Representative and purchasers of Securities of each Series.

          This Prospectus and the related Prospectus Supplement may be used by First Union Securities, Inc., an affiliate of the Representative, in connection with offers and sales related to market-making transactions in the Securities. First Union Securities, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

          The Representative shall indemnify First Union Securities, Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments First Union Securities, Inc. and any underwriters may be required to make in respect thereof.

          In the ordinary course of business, First Union Securities, Inc. and the Representative may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Representative's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Securities.

          The Representative anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisers in this regard prior to any such reoffer or sale.

          Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with and/or perform services for, the Representative, its affiliates and the Trustee in the ordinary course of business.

                                  LEGAL MATTERS

          Certain legal matters relating to the validly of the issuance of the Securities of each Series will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York.

                              FINANCIAL INFORMATION

          A new Trust will be formed to own the Mortgage Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.

                                     RATING

          It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

          Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

          A rating of a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

          Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1933 Act..........................................................3
Accrual Period..................................................110
Adjustable Rate...................................................8
Adjusted Mortgage Loan Remittance Rate...........................68
Agency Securities.................................................7
Agreements........................................................6
Amortization Period..............................................16
Applicable Federal Rate.........................................116
APR..............................................................12
ARM.............................................................129
Auction Rate Securities...........................................1
Available Remittance Amount......................................84
Balloon Loans....................................................33
Balloon Payment...................................................9
Bankruptcy Bond..................................................23
Basis Risk Shortfall............................................106
Buydown Funds...................................................107
Cash Flow Investments...........................................108
Cede..............................................................4
Certificateholders................................................1
Certificates......................................................1
Charter Act......................................................50
Class.............................................................1
Cleanup Costs...................................................105
CMOs.............................................................13
Code.............................................................27
Commission........................................................3
Compensating Interest............................................26
Contingency Fee..................................................84
Contracts.........................................................7
Conventional Loans................................................7
Cooperative Loans.................................................7
Cooperatives......................................................7
Corporation Election............................................132
Curtailment......................................................26
Custodian........................................................82
Cut-off Date.....................................................62
Definitive Securities............................................71
Designated Depository Institution................................83
Detailed Description.............................................39
Determination Date...............................................25
Distribution Account.............................................84
DOL..............................................................30
DTC...............................................................4
Due Period.......................................................84
Dutch Auction....................................................66
Electing Large Partnerships.....................................122
ERISA............................................................30
Event of Nonpayment..............................................88
Excess Inclusions................................................29
Exchange Act......................................................4
FASIT...........................................................106
Federal Tax Counsel..............................................27
FHA...............................................................7
FHA Loans.........................................................7
FHLMC.............................................................7
FHLMC Act........................................................51
FHLMC Certificate Group..........................................52
FHLMC Certificates...............................................12
FHLMC Project Certificates.......................................54
Final Determination..............................................90
Final Withholding Regulations...................................124
Fixed Rate........................................................8
FNMA..............................................................7
FNMA Certificates................................................12
FNMA MBS.........................................................50
FNMA Project Issuers.............................................49
FNMA SMBS........................................................50
Foreign Person..................................................134
FTC Rule........................................................102
Funding Period...................................................14
Garn-St. Germain Act............................................103
GNMA..............................................................7
GNMA Certificates................................................12
GNMA Issuer......................................................48
GNMA Project Certificates........................................49
Graduated Payments................................................9
Guaranty Agreement...............................................48
Guaranty Insurance Policy........................................21
Holders...........................................................1
Home Equity Loans................................................42
Home Ownership Act...............................................36
Housing Act......................................................47
HUD..............................................................10
Improper Knowledge..............................................123
Indenture.........................................................6
Indirect Participant.............................................70
Insurance Paying Agent...........................................73
Insurance Proceeds...............................................25
Insured Payment..................................................73
Interest Period..................................................67
Interest Rate.....................................................1
Investor Based Exemptions.......................................142
IRS..............................................................90
LIBOR.............................................................1
Liquidation Proceeds.............................................25
Loan-to-Value Ratio..............................................41
Lockout Periods...................................................9
Lower Tier REMIC................................................119
Majority Securityholders.........................................87
Manufactured Homes...............................................45
Manufacturer's Invoice Price.....................................42
Master Servicer...................................................1
MONEY STORE.......................................................1
Monthly Advance..................................................68
Monthly Pay......................................................39
Mortgage Asset Schedule..........................................39
Mortgage Assets...................................................1
Mortgage Interest Rate............................................8
Mortgage Loans....................................................6
mortgage pool...................................................141
Mortgage Pool Insurance Policy...................................22
mortgage pool pass-through certificates.........................141
Mortgaged Properties..............................................8
Multifamily Loans................................................44
Multiple Variable Rate REMIC Regular Certificate................114
NHA Act..........................................................46
noneconomic residual interest...................................122
Non-REMIC Certificates...........................................29
Noteholders.......................................................1
Notes.............................................................1
objective rate..................................................113
OID Regulations.................................................109
Opinion of Counsel...............................................82
Originators.......................................................1
Participants.....................................................69
Pass-Through Rate.................................................1
Pass-thru entity................................................122
Permitted Instruments............................................83
Permitted Investments............................................77
Plan............................................................140
Plan Asset Regulations..........................................140
PMBS..............................................................7
PMBS Agreement...................................................54
PMBS Issuer......................................................13
PMBS Servicer....................................................13
PMBS Trustee.....................................................13
Pool..............................................................1
Pool Insurer.....................................................74
Pooling and Servicing Agreement...................................6
Pre-Funded Amount................................................14
Pre-Funding Account..............................................14
Prepayment Assumption...........................................110
Presumed Single Qualified Floating Rate.........................113
Presumed Single Variable Rate...................................114
Principal and Interest Account...................................83
Principal Prepayment.............................................26
Principal Prepayment Period......................................65
Private Mortgage-Backed Securities................................7
prohibited transaction...........................................82
Prospectus Supplement.............................................1
PTCE 83-1.......................................................141
Purchase Option Period...........................................90
qualified floating rate.........................................113 qualified inverse floating rate.................................113
Qualified Substitute Mortgage Loan...............................82
Rating Agency....................................................78
REIT............................................................119
Released Mortgaged Property Proceeds.............................25
Relief Act.......................................................38
REMIC.............................................................1
REMIC Certificates..............................................106
REMIC qualified floating rate...................................109
REMIC Regular Certificates.......................................27
REMIC Regulations...............................................108
REMIC Residual Certificates......................................27
Remittance Date...................................................1
Representative....................................................1
Reserve Account..................................................20
Retained Interest................................................16
Revolving Period.................................................15
RICs............................................................120
Sale and Servicing Agreement......................................6
Secured Conventional Home Improvement Loans.......................7
Securities........................................................1
Security Guaranty Insurer........................................73
Security Register................................................64
Securityholders...................................................1
Senior Certificates..............................................16
Senior Notes.....................................................19
Senior Securities................................................20
Series............................................................1
Servicing Advance................................................85
Servicing Fee....................................................84
Single Family Loans...............................................7
Single Variable Rate REMIC Regular Certificate..................114
SMMEA............................................................30
Special Hazard Insurance Policy..................................23
Special Hazard Insurer...........................................75
Spread Amount....................................................22
Standard Hazard Insurance Policies...............................10
startup day.....................................................117
Strip Certificates...............................................16
Strip Notes......................................................19
stripped bond rules.............................................127
Subordinated Certificates........................................16
Subordinated Notes...............................................19
Subordinated Securities..........................................20
Sub-Servicer.....................................................87
Substitution Adjustment..........................................82
Successor Servicer...............................................88
Superlien.......................................................106
tax avoidance potential.........................................125 taxable mortgage pool...........................................121
T-Bill Rate.......................................................1
Termination Notice...............................................90
Termination Price................................................90
Tiered REMICs...................................................108
Title I Loan Program.............................................10
Title I Property Improvement Loans...............................46
Title V.........................................................104
Trust.............................................................1
Trust Agreement...................................................6
Trustee..........................................................27
Trustee's Mortgage File..........................................81
UCC..............................................................69
Underlying Mortgage Loan.........................................13
Underwriter Exemption...........................................142
United States person............................................124 unrelated business taxable income................................29
Unsecured Home Improvement Loans..................................7
VA 7
VA Loans.........................................................47
variable rate debt instrument...................................112
Variable Rate Non-REMIC Certificates............................129
Variable Rate REMIC Regular Certificate.........................112
Yield Supplement Agreement......................................106

-----------

* Whenever the terms "Pool," "Certificates," "Notes," and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool, the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Mortgage Loans in such Pool, and the Notes shall refer to debt obligations of such Trust secured by the related Pool of Mortgage Loans. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series, the terms "Interest Rate" will refer to the Interest Rate borne by the Notes of one specific Series and the term "Trust" will refer to one specific Trust.

                                                                Appendix I


                               AUCTION PROCEDURES


          The following description of the Auction Procedures applies to each Class of Auction Rate Securities (and may be different if otherwise set forth in a related Prospectus Supplement). The term "Security," as used in this Appendix, refers to each Class of Auction Rate Securities that are either Notes or Certificates and the term "Securityholder" refers to Holders of Auction Rate Securities.

DEFINITIONS

          Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

          "All Hold Rate" means ninety percent (90%) of One-Month LIBOR or such other rate as may be set forth in the related Prospectus Supplement.

          "Auction" means the implementation of the Auction Procedures on an Auction Date.

          "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

          "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

          "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

          "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

          "Auction Date" means, with respect to the Initial Period for each Class of Securities, the date set forth in the related Prospectus Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

          (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

          (B) each Auction Period commencing after and during the continuance of an Event of Default; or

          (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the related Agreement and the related Terms Supplement, as described herein.

          "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Agreement and the related Terms Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement and the related Terms Supplement.

          "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement, as described herein.

          "Auction Procedures" means the procedures set forth in the related Terms Supplement and described herein by which the Auction Rate applicable to a Security is determined.

          "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the related Agreement and the related Terms Supplement and this Appendix I.

          "Authorized Denominations" means, the dollar amount set forth in the related Prospectus Supplement and any integral multiple in excess thereof.

          "Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (1) is a Participant (or an affiliate of a Participant), (2) has been appointed as such by the Representative and the Trustee pursuant to the related Agreement and (3) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

          "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by Representative and the Trust, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

          "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

          "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

          "Effective Interest Rate" means, for any Mortgage Loan and any collection period, the per annum rate at which such Mortgage Loan accrues interest during such collection period.

          "Existing Securityholder" means (1) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Securityholder Registry at the close of business on the Business Day immediately preceding such Auction and
(2) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Security.

          "Existing Securityholder Registry" means the registry of Persons who are owners of the Securities, maintained by the Auction Agent as provided in the Auction Agent Agreement.

          "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

          "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

          "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (1) the next Rate Adjustment Date for such Security or (2) the final maturity date of such Security, as applicable.

          "Market Agent" means the entity named as market agent under the related Agreement, or any successor to it in such capacity thereunder.

          "Maximum Auction Rate" generally means (I) for Auction Periods of 34 days or less, either (A) the greater of (1) One-Month LIBOR plus 0.60% or (2) the Federal Funds Rate plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (II) for Auction Periods of greater than or equal to 35 days, either (A) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 0.60% (if both of the ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 1.50% (if any one of the ratings assigned by the Rating Agencies to the applicable Security is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

          "Net Loan Rate" for any Interest Period will equal the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less the amount set forth in the related Prospectus Supplement.

          "Non-Payment Rate" means One-Month LIBOR plus 1.50%, as the same may be adjusted pursuant to a Terms Supplement or such other rate as may be set forth in the related Prospectus Supplement.

          "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Potential Securityholder" means any Person (including an Existing Securityholder that is (1) a Broker-Dealer when dealing with the Auction Agent and (2) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Securities (or, in the case of an Existing Securityholder thereof, an additional principal amount of Securities).

          "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

          "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

          "Security Initial Rate" means, with respect to any Class of Notes or Certificates, the rate identified as such in the related Prospectus Supplement.

          "Security Initial Rate Adjustment Date" means, with respect to any Class of Notes, the date identified as such in the related Prospectus Supplement and, with respect to any Class of Certificates, the date set forth in the related Agreement or the related Terms Supplement.

          "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

          Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (2) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "--Broker-Dealer."

          By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (1) to participate in Auctions on the terms described herein; (2) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (3) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (4) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (5) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (6) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.

          The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

AUCTION AGENT

          The entity named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Trustee and the Representative will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (1) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (2) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the related Agreement and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the related Agreement by giving at least 90 days notice to the Trustee, the Trust, the Representative and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Security Guaranty Insurer, if applicable, or, with the consent of the Security Guaranty Insurer, if applicable, the Securityholders of 662/3% of the aggregate principal amount of the Securities then outstanding, by an instrument signed by the Security Guaranty Insurer, if applicable, or such Securityholders or their attorneys and filed with the Auction Agent, the Representative, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or the Representative or by the Market Agent, with the Trust's and the Representative's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Trust, the Representative, the Security Guaranty Insurer, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

          If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

          The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          The Trustee will pay the Auction Agent the Auction Agent Fee on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

BROKER-DEALER

          Existing Securityholders and Potential Securityholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (1) is a Participant or an affiliate of a Participant, (2) has been selected by the Trust and (3) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

          The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Trustee, on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement.

MARKET AGENT

          In connection with each Series of Notes and the Certificates, the "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Securityholders.

AUCTION PROCEDURES

GENERAL

          Pursuant to the related Agreement and the related Terms Supplement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Class of Notes and each Class of Certificates.

          The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Loan Rate. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred, under the Indenture or the Pooling and Servicing Agreement, as applicable, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for
(1) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (2) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Trustee of the One- Month LIBOR or the Three-Month LIBOR, as applicable.

SUBMISSION OF ORDERS

          So long as the ownership of the Securities is maintained in Book-Entry Form, an Existing Securityholder may sell, transfer or otherwise dispose of Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Securityholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Class of Notes and each Class of Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of Notes and each Class of Certificates).

          Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a
Security:

          (A) each Existing Securityholder of the applicable Security may submit to a Broker-Dealer by telephone or otherwise information as to: (1) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder desires to continue to hold without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Hold Order"); (2) the principal amount and Class of outstanding Securities, if any, which such Existing Securityholder offers to sell if the Security Interest Rate for such Securities for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Securityholder (a "Bid"); and/or (3) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder offers to sell without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Sell Order"); and

          (B) one or more Broker-Dealers may contact Potential Securityholders to determine the principal amount and Class of Securities which each such Potential Securityholder offers to purchase, if the Security Interest Rate for such Securities for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Securityholder (also a "Bid").

          Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Securityholder and each Potential Securityholder placing an Order is referred to as a "Bidder."

          Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Securityholder will constitute an irrevocable offer to sell: (1) the principal amount and Class of the outstanding Securities specified in such Bid if the Security Interest Rate for such Securities will be less than the rate specified in such Bid, (2) such principal amount or a lesser principal amount and Class of the outstanding Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate for such Securities will be equal to the rate specified in such Bid or (3) such principal amount or a lesser principal amount of the then outstanding Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Security Interest Rate for such Securities and Sufficient Bids (as defined below) have not been made.

          Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Securityholder will constitute an irrevocable offer to sell: (1) the principal amount of the Security specified in such Sell Order or (2) such principal amount or a lesser principal amount of outstanding Securities of the specified Security as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

          Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Securityholder will constitute an irrevocable offer to purchase: (1) the principal amount of the Security specified in such Bid if the Security Interest Rate for such Securities will be higher than the rate specified in such Bid or (2) such principal amount or a lesser principal amount of such Securities as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate is equal to the rate specified in such Bid.

          Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (1) the name of the Bidder placing such Order; (2) the aggregate principal amount and Class of Security that are the subject of such Order; (3) to the extent that such Bidder is an Existing Securityholder: (A) the principal amount and Class of Securities, if any, subject to any Hold Order placed by such Existing Securityholder; (B) the principal amount, and Class of Securities, if any, subject to any Bid placed by such Existing Securityholder and the rate specified in such Bid; and (C) the principal amount, and Class of Securities, if any, subject to any Sell Order placed by such Existing Securityholder, and (D) to the extent such Bidder is a Potential Securityholder, the rate specified in such Potential Securityholder's Bid.

          If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

          If an Order or Orders covering all Securities of the applicable Class held by any Existing Securityholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Securityholder covering the principal amount of Securities held by such Existing Securityholder and not subject to an Order submitted to the Auction Agent.

          Neither the Trust, the Representative, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Securityholder or Potential Securityholder.

          An Existing Securityholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Securities then held by such Existing Securityholder. An Existing Securityholder that offers to purchase additional Securities is, for purposes of such offer, treated as a Potential Securityholder.

          Any Bid specifying a rate higher than the Maximum Auction Rate will
(1) be treated as a Sell Order if submitted by a Existing Securityholder and (2) not be accepted if submitted by a Potential Securityholder.

VALIDITY OF ORDERS

          If any Existing Securityholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class of Securities held by such Existing
Securityholder, such Orders will be considered valid as follows and in the order of priority described below.

          Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Class of Securities held by such Existing Securityholder, and if the aggregate principal amount of the Class of Securities subject to such Hold Orders exceeds the aggregate principal amount of the Class of Securities held by such Existing Securityholder, the aggregate principal amount of the Class of Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the Class of Securities subject to all such Hold Orders equals the aggregate principal amount of the Class of Securities held by such Existing Securityholder.

          Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Class of Securities held by such Existing Securityholder over the aggregate principal amount of such Security, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Securityholder and the aggregate principal amount of Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Securityholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Securityholder at the rate therein specified.

          Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Securities of the Class held by such Existing Securityholder over the aggregate principal amount of Securities subject to valid Hold Orders and valid Bids as referred to above.

          If more than one Bid for a Class of Security is submitted on behalf of any Potential Securityholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

          A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

DETERMINATION OF SUFFICIENT BID AND BID AUCTION RATE

          Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

          (A) for the applicable Security, the excess of the total principal amount of such Securities over the sum of the aggregate principal amount of such Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Securities"); and

          (B) from such Submitted Orders whether the aggregate principal amount of Securities of such Class subject to Submitted Bids by Potential Securityholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (1) the aggregate principal amount of Securities of such Class subject to Submitted Bids by Existing Securityholders specifying one or more rates higher than the Maximum Auction Rate and (2) the aggregate principal amount of Securities of such Class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Securityholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

          (C) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

               (1) each such Submitted Bid from Existing Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Existing Securityholders of such Security specifying lower rates were rejected (thus entitling such Existing Securityholders to continue to hold the principal amount of Securities subject to such Submitted
          Bids); and

               (2) each such Submitted Bid from Potential Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Potential Securityholders specifying lower rates, were accepted, the result would be that such Existing Securityholders described in subparagraph (C)(1) above would continue to hold an aggregate principal amount of Securities which, when added to the aggregate principal amount of Securities to be purchased by such Potential Securityholders described in this subparagraph (2) would equal not less than the Available Securities.

DETERMINATION OF AUCTION RATE AND SECURITY INTEREST RATE, NOTICE

          Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the applicable Security as follows:

          (A) will be equal to the Bid Auction Rate so determined;

          (B) if Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

          (C) if all Securities of the applicable Security are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

          Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Security Interest Rate for each applicable Security, which rate will be the lesser of (1) the Auction Rate for each such Security and (2) the Net Loan Rate. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

ACCEPTANCE AND REJECTION OF ORDERS

          Existing Securityholders of the applicable Security will continue to hold the principal amount of Securities of such Class that are subject to Submitted Hold Orders. If, with respect to a Security, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Security Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the related Agreement and described below under "Sufficient Bids."

          If the Net Loan Rate is less than the Auction Rate, the Security Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Security Interest Rate Limitation, the Security Interest Rate for each series shall be equal to the Security Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Securities are subject to Submitted Holds Orders), the Security Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

          Sufficient Bids. If Sufficient Bids have been made with a respect to a Security and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

          (A) Existing Securityholders' Submitted Bids specifying any rate that is higher than the Security Interest Rate will be accepted, thus requiring each such Existing Securityholder to sell the aggregate principal amount of Securities subject to such Submitted Bids;

          (B) Existing Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be rejected, thus entitling each such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

          (C) Potential Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be accepted;

          (D) Each Existing Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be rejected, thus entitling such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bid, unless the aggregate principal amount of Securities subject to such Submitted Bids will be greater than the principal amount of Securities (the "remaining principal amount") equal to the excess of the Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (B) and (C) above, in which event such Submitted Bid of such Existing Securityholder will be rejected in part and such Existing Securityholder will be entitled to continue to hold the principal amount of Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to such Submitted Bids made by all such Existing Securityholders that specified a rate equal to the Security Interest Rate; and

          (E) Each Potential Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be accepted, but only in an amount equal to the principal amount of Securities obtained by multiplying the excess of the aggregate principal amount of Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (B), (C) and (D) above by a fraction, the numerator of which will be the aggregate principal amount of Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to Submitted Bids made by all such Potential Securityholders that specified a rate equal to the Security Interest Rate.

          Insufficient Bids. If Sufficient Bids have not been made with respect to a Security (other than because all of the Securities of such Class are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Security Interest Rate shall be the Net Loan
Rate) or if the Security Interest Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

          (A) Existing Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be rejected, thus entitling such Existing Securityholders to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

          (B) Potential Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be accepted, and specifying any rate that is higher than the Security Interest Rate will be rejected; and

          (C) Each Existing Securityholder's Submitted Bid specifying any rate that is higher than the Security Interest Rate and the Submitted Sell Order of each Existing Securityholder will be accepted, thus entitling each Existing Securityholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the aggregate principal amount of Securities subject to Submitted Bids described in subparagraph (B) above by a fraction, the numerator of which will be the aggregate principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Securities subject to all such Submitted Bids and Submitted Sell Orders.

          All Hold Orders. If all Securities of a Class are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

          Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Securityholder would be entitled or required to sell, or any Potential Securityholder would be entitled or required to purchase, a principal amount of Securities that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Securities to be purchased or sold by any Existing Securityholder or Potential Securityholder so that the principal amount of Securities purchased or sold by each Existing Securityholder or Potential Securityholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Securityholder would be entitled or required to purchase less than a principal amount of Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Securities for purchase among Potential Securityholders so that only Securities in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Securityholder, even if such allocation results in one or more of such Potential Securityholders not purchasing any Securities.

          Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Securities of each Class to be purchased and the aggregate principal amount of Securities of each Class to be sold by Potential Securityholders and Existing Securityholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Securities to be sold differs from such aggregate principal amount of Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Securities.

          Any calculation by the Auction Agent (or the Trustee, if applicable) of the Security Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

          Notwithstanding anything in any related Agreement or, a related Terms Supplement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient moneys held by the Trustee under the related Agreement and available to pay the principal of and interest due on the applicable Security on the Note Remittance Date or Certificate Remittance Date immediately following such Auction Date.

SETTLEMENT PROCEDURES

          The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Security Interest Rate for a Security for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Interest Rate is the Auction Rate and not later than 4:00 p.m. eastern time on the Auction Date if the Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Security Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Securities as a result of the Auction and advise each Bidder purchasing or selling Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Securities or to deliver such Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Securities on the Existing Securityholders Registry to be maintained by the Auction Agent.

          In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

          If any Existing Securityholder selling Securities in an Auction fails to deliver such Securities, the Broker-Dealer of any person that was to have purchased Securities in such Auction may deliver to such person a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Securities will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their respective Broker-Dealer or Participant to deliver the principal amount of Securities or to pay for the Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES."

TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

          The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the related Agreement, the related Terms Supplement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

CHANGES IN AUCTION PERIOD OR PERIODS

          While any of the Securities are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Securities (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Trustee, the Auction Agent, the Market Agent, the Security Guaranty Insurer and DTC in substantially the form of, or containing substantially the information contained in, the related Agreement at least 10 days prior to the Auction Date for such Auction Period.

          Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and DTC to the effect that they are capable of performing their duties, if any, under the related Agreement, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

          An Auction Period Adjustment will take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Representative authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Trustee, the Auction Agent DTC described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) is not met, the Security Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Security Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

CHANGES IN THE AUCTION DATE

          The Market Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Trust, the Representative, and DTC.

          The changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                                                  Appendix II


                              SETTLEMENT PROCEDURES

          These Settlement Procedures apply separately to each Class of Securities and may be different if specified in the related Prospectus Supplement.

          (A) Not later than (1) 3:00 p.m. if the Security Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Security Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Securityholder or Potential Securityholder of:

               (1) the Security Interest Rate fixed for the next Interest
          Period;

               (2) whether there were Sufficient Bids in such Auction;

               (3) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Securityholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be sold by such Existing Securityholder;

               (4) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Securityholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be purchased by such Potential Securityholder;

               (5) if the aggregate amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (a "Participant") acting for one or more purchasers of such excess principal amount of Securities and the principal amount of Securities to be purchased from one or more Existing Securityholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Securityholders on whose behalf each of such Buyer's Broker-Dealers acted;

               (6) if the principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Securities and the principal amount of Securities to be sold to one or more Potential Securityholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Securityholder on whose behalf each of such Seller's Broker-Dealers acted; and

               (7) the Auction Date for the next succeeding Auction.

          (B) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Securityholder or Potential Securityholder is to:

               (1) advise each Existing Securityholder and Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

               (2) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Securityholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Securityholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of the Securities to be purchased pursuant to such Bid against receipt of such Securities together with accrued interest;

               (3) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Securityholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Securityholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Securities to be sold pursuant to such Order against payment therefor;

               (4) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order and each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid of the Security Interest Rate for the next Interest Period;

               (5) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

               (6) advise each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

          (C) On the basis of the information provided to it pursuant to paragraph (A) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (B)(2) above, and any Securities received by it in connection with such Auction pursuant to paragraph (B)(3) above, among the Potential Securityholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Securityholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (A)(5) or (A)(6) above.

          (D) On each Auction Date:

               (1) each Potential Securityholder and Existing Securityholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (B)(2) or (B)(3) above, as the case may be;

               (2) each Seller's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to deliver such Securities through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (A)(5) above against payment therefor; and

               (3) each Buyer's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (A)(6) above the amount necessary to purchase the Securities to be purchased pursuant to (B)(2) above against receipt of such Securities.

               (E) On the Business Day following each Auction Date;

               (1) each Participant for a Bidder in the Auction on such Auction Date referred to in (D)(1) above will instruct DTC to execute the transactions described under (B)(2) or (B)(3) above for such Auction, and DTC will execute such transactions;

               (2) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (D)(2) above for such Auction, and DTC will execute such transactions; and

               (3) each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (D)(3) above for such Auction, and DTC will execute such transactions.

          (F) If an Existing Securityholder selling Securities in an Auction fails to deliver such Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Securityholder on behalf of which it submitted a Bid that was accepted a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such Potential Securityholder. In such event, the principal amount of Securities to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (F), any delivery or nondelivery of Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Securities purchased or sold pursuant to an Auction or otherwise.